As filed with the Securities and Exchange Commission on April 11, 1997

                                                Registration No. 333-_____

  -------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-4

                             REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933


                         FIRST COMMERCIAL CORPORATION

             (Exact name of registrant as specified in its charter)

             Arkansas                     6711                71-0540166

 (State or other jurisdiction        (Primary Standard       (I.R.S. Employer
 of incorporation or organization)   Industrial Classi-      Identification
                                     fication  Code  No.)         No.)

             400 West Capitol Avenue, Little Rock, Arkansas 72201
                                (501) 371-7000

     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       Barnett Grace, Chairman of the Board
                           First Commercial Corporation
                             400 West Capitol Avenue
                          Little Rock, Arkansas  72201
                                (501) 371-7000

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:

                            John Clayton Randolph
                           Friday, Eldredge & Clark
                     400 West Capitol Avenue, Suite 2000
                      Little Rock, Arkansas  72201-3493


    Approximate  date of  commencement  of  proposed sale  of  the
    securities to  the public:   Upon  the effective  date of  the
    merger described in this registration statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.





                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------
                                                      Proposed
Title of Each                       Proposed          Maximum
Class of                            Maximum           Aggregate   Amount of
of Securities to    Amount to be    Offering Price    Offering    Registration
be Registered       Registered      Per Unit          Price       Fee*
--------------------------------------------------------------------------

Common Stock,
par value $3.00
per share           1,650,000       $17.88         $29,502,000    $8,940.00
---------------------------------------------------------------------------

   *Calculated pursuant to Rule 457(f)(2) on the basis of the book value, as of March 31, 1997, of 71,926 shares of common stock of First Central Corporation to be received by the registrant pursuant to the merger described in this registration statement. On that date, the book value of such common stock was $410.27 per share.


   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                  [First Central Corporation Letterhead]



   Dear Stockholder:

   A Special Meeting of the Stockholders of First Central Corporation ("First Central") will be held on __________, 1997, at _____ a.m., local time, at _____________________________,
   Searcy, Arkansas.

   The purpose of the meeting is to ask you to approve the merger of First Central into First Commercial Corporation, Little Rock, Arkansas ("First Commercial") (the "Merger"). The Merger is subject, among other things, to the approval of the holders of two-thirds (2/3) of the outstanding shares of common stock of First Central ("First Central Stock"). If the Merger is consummated, each holder of First Central Stock will receive
   22.94024 shares of First Commercial common stock (with cash payments in lieu of fractional shares) for each outstanding share of First Central Stock held at the effective date of the Merger.

   FIRST CENTRAL'S BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND APPROVAL OF THE MERGER.

   Enclosed with this letter are a Notice of Special Meeting, a Proxy Form and return envelope and a Joint Proxy Statement/Prospectus, which contains a detailed description of the entire transaction. Please read the enclosed material carefully. Because your vote is important, we urge you to complete, date, sign and return the Proxy Form in the enclosed envelope.

                                 Sincerely,




   Searcy, Arkansas
   ____________, 1997

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


   To The Stockholders of First Central Corporation:

   Notice is hereby given that a Special Meeting of the Stockholders of First Central Corporation ("First Central") will be held on ________, 1997, at _____ a.m., local time, at _____________________, Searcy, Arkansas, for the following purposes:

        1. To consider and act upon a proposal to approve a plan of merger providing for the merger of First Central into First Commercial Corporation, Little Rock, Arkansas ("First Commercial") (the "Merger"), as a result of which each outstanding share of common stock of First Central ("First Central Stock") will be converted into 22.94024 shares of First Commercial common stock (with cash payments in lieu of fractional shares). Such approval, if voted, shall be deemed to constitute the ratification, confirmation and approval of the execution and delivery by First Central of the Plan and Agreement of Merger ("Agreement") dated February 5, 1997, between First Commercial and First Central.

        2. To transact such other business as may properly be brought before the Special Meeting or at any adjournment thereof.

   Information  regarding the  matters  to be  acted  upon at  the
   meeting   is   contained  in   the  accompanying   Joint  Proxy
   Statement/Prospectus.

   Consummation of the Merger is conditioned upon approval by the holders of two-thirds (2/3) of the outstanding shares of First Central Stock. Only those holders of First Central Stock of record at the close of business on _______________, 1997, are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

   Dissenting   shareholders  who   comply  with   the  procedural
   requirements  of  Section  4-26-1007 of  the  Arkansas Business
   Corporation Act will be entitled to receive payment of the cash value of their shares if the Merger is approved.

   Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please mark, date and sign the enclosed Proxy and return it promptly.

                            By Order of the Board of Directors

                            ____________________________________
                            Secretary
   Searcy, Arkansas
   ____________, 1997

                   JOINT PROXY STATEMENT/PROSPECTUS

                            PROSPECTUS FOR

                     FIRST COMMERCIAL CORPORATION

                           1,650,000 Shares

                             Common Stock

                     ($3.00 par value per share)


                         PROXY STATEMENT FOR

                      FIRST CENTRAL CORPORATION

   First Commercial Corporation ("First Commercial") has filed a registration statement pursuant to the Securities Act of 1933, as amended, covering a maximum of 1,650,000 shares of First Commercial Common Stock, $3.00 par value per share, to be offered in connection with a proposed transaction in which First Central Corporation ("First Central") will be merged into First Commercial, with the result that First National Bank, Searcy, Arkansas will be a wholly-owned subsidiary of First Commercial. This document constitutes a proxy statement of
   First Central in connection with the proposed transaction described herein and a prospectus of First Commercial with respect to the offering of its shares of common stock.


   THE  SECURITIES  OFFERED  HEREBY  ARE NOT  SAVINGS  OR  DEPOSIT
   ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE CORPORATION.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




   The date of this Joint Proxy Statement/Prospectus is _________,
   1997.

   No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Prospectus nor any distribution of the securities offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of First Commercial or First Central since the date hereof.


                        AVAILABLE INFORMATION

   First Commercial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning First Commercial may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
   Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, such material may be accessed at the Commission's Web site (http://www.sec.gov).

   First Commercial has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.
                              __________

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   AS IS MORE FULLY SET FORTH UNDER "INFORMATION CONCERNING FIRST COMMERCIAL" ELSEWHERE HEREIN, THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. FIRST COMMERCIAL HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS RELATING TO FIRST COMMERCIAL THAT HAVE BEEN INCORPORATED BY REFERENCE HEREIN,

   OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS FOR DOCUMENTS RELATING TO FIRST COMMERCIAL SHOULD BE DIRECTED TO J. LYNN WRIGHT, CHIEF FINANCIAL OFFICER, FIRST COMMERCIAL CORPORATION, POST OFFICE BOX 1471, LITTLE ROCK, ARKANSAS 72203, TELEPHONE (501) 371-7000. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [5 BUSINESS DAYS PRIOR TO SHAREHOLDER MEETING DATE], 1997.

                          TABLE OF CONTENTS


                                                               Page
                                                               ----

   AVAILABLE INFORMATION                                         i

   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE               i

   SUMMARY                                                       v
        The Companies                                            v
        The Special Meeting                                      v
        Purpose of the Special Meeting                           v
        Vote Required                                           vi
        Reasons for the Merger                                  vi
        Regulatory Approval                                     vi
        Dissenting Stockholders                                 vi
        Federal Income Tax Consequences                        vii
        Selected Financial Data - First Commercial            viii
        Pro Forma Selected Financial Data - First Commercial    ix
        Comparative Per Share Data                               x

   INTRODUCTORY STATEMENT                                        1
        General                                                  1
        Purpose of the Special Meeting                           1
        Shares Entitled to Vote; Vote Required                   2
        Solicitation, Voting and Revocation of Proxies           2

   THE MERGER                                                    2
        General                                                  2
        Reasons for the Merger                                   3
        Federal Income Tax Consequences                          4
        Rights of Dissenting First Central Stockholders          6
        Conditions of the Merger                                 7
        Regulatory Approval                                      7
        Termination of the Merger                                8
        Effective Date                                           8
        Distribution of First Commercial Stock Certificates      8
        Fractional Shares                                        9
        Dilution                                                 9
        Accounting Treatment                                     9
        Registration of First Commercial Stock
             Under the Securities Act                           10

   INFORMATION CONCERNING FIRST CENTRAL                         11
        First Central Stock
     11
        Security Ownership of Certain Beneficial Owners
     12
        Security Ownership of Management
     13
        Selected Financial Data                                 14

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITIONS AND RESULTS
   OF OPERATIONS                                                15
        1996 Compared to 1995                                   15
        1995 Compared to 1994                                   15
        1994 Compared to 1993                                   16
        Allowance for Loan Losses                               16
        Non-Accrual and Past Due Loans                          16

   INFORMATION CONCERNING FIRST COMMERCIAL                      17
        Information Incorporated by Reference                   17
        Management and Additional Information                   17

   COMPARATIVE RIGHTS OF SHAREHOLDERS                           17
        General                                                 17
        Voting Rights                                           18
        Voting Requirements for Extraordinary Corporate Matters 18
        Voting for Election of Directors                        18
        Amendment of Articles of Incorporation                  19
        Amendment of Bylaws                                     20
        Removal of Directors                                    20
        Limitation of Director Liability                        20
        Filling Vacancies on the Board of Directors             21
        Nomination of Director Candidates and Advance
          Notice of Matters to be Brought Before an
          Annual Meeting by Stockholders                        21
        Fair Price Provision                                    22
        Shareholder Rights Plan                                 23

   LEGAL OPINIONS                                               24

   EXPERTS                                                      25
        First Central
     25
        First Commercial
     25

   CONSOLIDATED FINANCIAL STATEMENTS OF FIRST CENTRAL          F-1

   Attachment I   -    Section 4-26-1007 of the Arkansas       A-1
                       Business Corporation Act

                               SUMMARY

   The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the appendices hereto.

   The Companies

   First Commercial Corporation ("First Commercial") is a multi-bank holding company headquartered in Little Rock, Arkansas. The Company offers a broad range of bank and bank-related services through 15 commercial banking institutions in
   Arkansas, seven in Texas, one in each of Louisiana and Tennessee, and a 50% interest in each of two commercial banking institutions in Oklahoma. In addition, subsidiaries of the Company provide trust and fiduciary services, discount brokerage services, offer first mortgage loans and perform mortgage loan servicing operations. First Commercial is incorporated under the laws of the State of Arkansas. The executive offices of the Company are located at 400 West Capitol Avenue, Little Rock, Arkansas 72201, telephone number:
   (501) 371-7000.  See "Information Concerning First Commercial."

   First Central Corporation ("First Central"), is a bank holding company headquartered in Searcy, Arkansas. First Central's subsidiary is First National Bank, Searcy, Arkansas ("FNB"). First Central is incorporated under the laws of the State of Arkansas. Executive offices of First Central are located at 200 West Race Street, Searcy, Arkansas 72143, telephone number:
   (501)268-4211.  See "Information Concerning First Central."

   The Special Meeting

   A special meeting of the stockholders of First Central (the "Special Meeting") will be held on ________, 1997, at the time and place set forth in the accompanying Notice of Special Meeting of Stockholders. Only record holders of the common stock, $1.00 par value per share, of First Central (the "First Central Stock"), on ____________, 1997 are entitled to notice of and to vote at the Special Meeting. On that date there were 71,926 shares of First Central Stock outstanding, each of which is entitled to one vote at the Special Meeting.

   Purpose of the Special Meeting

   The purpose of the Special Meeting is to consider and vote upon a proposal to approve the merger of First Central with and into First Commercial (the "Merger") pursuant to the terms of a Plan and Agreement of Merger between First Commercial and First Central dated February 5, 1997 (the "Merger Agreement"). As a result of the Merger, FNB will become a wholly-owned subsidiary of First Commercial. Under the terms of the Merger Agreement, each outstanding share of First Central Stock will be converted into a right to receive 22.94024 shares of common stock, $3.00 par value per share, of First Commercial (the "First Commercial

   Stock"). Cash will be paid by First Commercial in lieu of issuing fractional shares. The First Commercial Stock and cash to be delivered to the First Central stockholders are hereinafter referred to as the "Merger Consideration." First Central will have the right to terminate the Merger Agreement in the event the price of a share of First Commercial Stock drops below $30.50 for a period of time and if First Commercial does not agree to amend the Merger Agreement so that the Merger Consideration will include a number of shares of First Commercial Stock having a value equal to $50,325,000. If the price of a share of First Commercial Stock rises above $45.75 for a period of time, First Commercial may amend the Merger Agreement so that the Merger Consideration will include a number of shares of First Commercial Common Stock having a value equal to $75,487,500. See "Introductory Statement - Purpose of the Special Meeting."

   Vote Required

   The affirmative vote of the holders of two-thirds of the outstanding shares of First Central Stock is required to approve the Merger. Directors, executive officers and their affiliates who own or control approximately 79.5% of the outstanding shares of First Central Stock entitled to vote at the Special Meeting have indicated that they will vote in favor of the Merger. See "Introductory Statement - Shares Entitled to Vote; Vote Required."

   Stockholders of First Commercial are not required to vote on the Merger.

   Reasons for the Merger

   The Boards of Directors of First Commercial and First Central have unanimously determined that the Merger, pursuant to the terms of the Merger Agreement, is desirable and in the best interest of each organization and its respective stockholders.


   The Board of Directors of First Central has recommended that First Central stockholders vote for the approval, ratification and confirmation of the Merger. See "The Merger - Background of and Reasons for the Merger."

   Regulatory Approval

   Consummation of the Merger requires the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). An application for such regulatory approval was filed on March 19, 1997. The Department of Justice will have the opportunity, within 30 days after approval of the Merger by the Federal Reserve Board, to commence litigation against First Commercial and First Central under the antitrust laws of the United States to enjoin the Merger, in the event it shall elect to do so. See "The Merger - Regulatory Approval."

   Dissenting Stockholders

   Stockholders of First Central who comply with the specific procedures required by Section 4-26-1007 of the Arkansas Business Corporation Act, which are described elsewhere herein, will have the right to dissent from the Merger, in which event, if the Merger is consummated, they may be entitled to receive in cash the fair value of their shares of First Central Stock. See "The Merger - Rights of Dissenting First Central Stockholders."

   Federal Income Tax Consequences

   The Merger will qualify as a tax-free corporate reorganization for federal income tax purposes if it satisfies the specific requirements of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and pertinent judicial decisions. The most important of these requirements are that: (i) the transaction must qualify as a merger under applicable state or federal law and (ii) the stockholders of First Central must maintain a "continuity of interest" in First Commercial after the Merger. The Internal Revenue Service takes the position that this "continuity of interest" test will be satisfied if the former First Central stockholders receive, in the Merger, a number of shares of common stock of First Commercial having a value, as of the effective date, equal to at least fifty percent (50%) of the value of all the outstanding stock of First Central as of such date. In general this requires the stockholders of First Central to collectively surrender at least 50% of their First Central Stock in exchange for First Commercial Stock in the Merger. Based upon the representation that these requirements will be satisfied in connection with the Merger, and subject to certain other assumptions and representations set forth in its opinion, Friday, Eldredge & Clark, special tax counsel to First Commercial, will render its opinion to the effect that, among other things, no taxable gain or loss will be recognized for federal income tax purposes by the stockholders of First
   Central solely upon receipt of First Commercial Stock in exchange for their shares of First Central Stock in connection with the Merger. However, no ruling will be sought from the Internal Revenue Service regarding the federal income tax consequences of the Merger, and the tax opinion of counsel referenced above is not binding on the Internal Revenue Service or any court. See "The Merger - Certain Federal Income Tax Consequences."

      Selected Financial Data - First Commercial

      The following selected financial data should be read in conjunction with the more detailed information and financial statements, including the notes thereto, set forth in this
      document  and  incorporated  herein  by  reference.   See
      "Information Concerning First Commercial."


            FIRST COMMERCIAL CONSOLIDATED SELECTED FINANCIAL DATA
                     (In thousands, except per share data)


                                     Year Ended December 31,
                                  ----------------------------

                       1996        1995         1994        1993       1992
                       ----        ----         ----        ----       ----

Period Ended:
  Net Interest
    Income           $ 217,208   $ 184,550    $ 159,445   $ 144,574  $ 133,408
  Provision for
    Possible
    Loan and Lease
    Losses               7,452       3,059       (3,092)      4,416      8,941
  Net Income            68,562      56,910       50,308      45,965     39,967

  Per Common Share
    Data(1):
      Net Income          2.37        2.07         1.87        1.66       1.44
      Cash Dividends       .84         .74          .64         .51        .40
      Book Value         16.49       15.06        12.85       12.06      10.65

  Average Assets     5,283,525   4,652,368    4,235,586   3,812,409  3,313,162
  Average Common
    Equity             454,299     378,807      337,557     310,252    271,598
  Average Total
    Equity             454,299     378,807      339,244     320,872    282,218

  Ratios(%)
    Return on:
      Average Assets      1.30        1.22         1.19        1.21       1.21
      Average Common
        Equity           15.09       15.02        14.87       14.43      14.27
   Average Total Equity
     to Average Assets    8.60        8.14         8.01        8.42       8.52



   (1) All per share data has been restated to reflect the 3 for 2 stock split declared November 1993, the 5% stock dividend declared November 1994, the 7% stock dividend declared November 1995, and the 5% stock dividend declared October 1996.

     Pro Forma Selected Financial Data - First Commercial

     The following table summarizes on a pro forma basis the effect of the Merger, accounted for as a pooling of interests, as if it had been consummated during the period ended December 31, 1996:


             FIRST COMMERCIAL PRO FORMA SELECTED FINANCIAL DATA
                   (In thousands, except per share data)

                                     Years Ended December 31,
                                  -------------------------------

                                   1996          1995         1994
                                   ----          ----         ----

     Period Ended:
     Net Interest Income         $226,824       $192,957      $167,710

     Provision for Possible
        Loan and Lease Losses       7,687          3,204        (3,015)

     Net Income                    72,823         60,622        53,821

     Per Common Share Data(1):
       Net Income                    2.38           2.08          1.89

      Cash Dividends                  .79            .70           .60

      Book Value                    16.55          15.13         13.05


    (1) All per share data has been restated to reflect the 7% stock dividend declared November 1995 and the 5% stock dividend declared October 1996.

     Comparative Per Share Data

     Information presented below may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or indicative of future results.

                                             Years Ended December 31,
                                           --------------------------

                                          1996         1995         1994
                                          ----         ----         ----

 Earnings Per Common Share:

 Historical:
   First Commercial(1)                  $  2.37      $  2.07      $  1.87
   First Central                          59.18        51.56        48.79
   Pro Forma - First Commercial            2.38         2.08         1.89
   Pro Forma Equivalent Share Basis -
     First Central(2)                     54.60        47.72        43.36

 Cash Dividends Per Common Share:

 Historical:
    First Commercial(1)                     .84          .74          .64
    First Central                         30.00        28.00        28.00
    Pro Forma - First Commercial            .79          .70          .60
    Pro Forma Equivalent Share Basis -
      First Central(2)                    18.12        16.06        13.76

 Book Value Per Common Share (period
   end):

 Historical:
    First Commercial(1)                   16.49          -             -
    First Central                        402.37          -             -
   Pro Forma - First Commercial           16.55          -             -
   Pro Forma Equivalent Share Basis -
     First Central(2)                    379.66          -             -


  (1) All First Commercial Corporation historical and pro forma per share data has been restated to reflect the 7% stock dividend declared November 1995 and the 5% stock dividend declared October 1996.

  (2) The pro forma equivalent share amounts are computed by multiplying First Commercial's pro forma share information by 22.94024.

                           INTRODUCTORY STATEMENT

       General

       This Joint Proxy Statement/Prospectus is furnished to the stockholders of First Central Corporation ("First Central") in connection with the solicitation of proxies on behalf of its Board of Directors for use at a special meeting of stockholders of First Central (the "Special Meeting") to be held on the date and at the time and place specified in the accompanying Notice of Special Meeting of Stockholders or any adjournment thereof.

       First Central and First Commercial Corporation ("First Commercial") have each supplied all information included herein with respect to itself. As used in this Joint Proxy Statement/Prospectus, the term "First Central" means First Central and its consolidated subsidiary and the term "First Commercial" means First Commercial Corporation and its consolidated subsidiaries.

       This Joint Proxy Statement/Prospectus was first mailed to shareholders of First Central on ___________, 1997.

       Purpose of the Special Meeting

       The purpose of the Special Meeting is to consider and vote upon a proposal to approve the merger of First Central with and into First Commercial (the "Merger") pursuant to the terms of a Plan and Agreement of Merger between First Commercial and First Central dated February 5, 1997 (the "Merger Agreement"). As a result of the Merger, First National Bank, Searcy, Arkansas ("FNB") will become a wholly-owned subsidiary of First Commercial. Under the terms of the Merger Agreement, each outstanding share of common stock of First Central, $1.00 par value per share ("First Central Stock"), will be canceled and converted into the right to receive 22.94024 shares of First Commercial common stock, $3.00 par value per share ("First Commercial Stock"), with cash payment due in lieu of any fractional shares. The First Commercial Stock and cash in lieu of fractional shares to be delivered to First Central stockholders are hereinafter referred to as the "Merger Consideration." See "The Merger - Distribution of First Commercial Stock Certificates."

       First Central may terminate the Merger Agreement if the average of the individual averages of the bid and asked prices for shares of First Commercial Stock as reported on the Nasdaq National Market as of the close of business on each of the twenty (20) trading days immediately preceding the Closing Date (the "Pre-Closing Period Average Price") shall be less than $30.50 per share and if First Commercial does not agree to amend the Merger Agreement so that the Merger Consideration will include a number of shares of

       First Commercial Stock having a value, based on the Pre-Closing Period Average Price, equal to $50,325,000. If the Pre-Closing Period Average Price shall be greater than $45.75, First Commercial may amend the Merger Agreement so that the Merger Consideration will include a number of shares of First Commercial Stock having a value, based on the Pre-Closing Period Average Price, equal to $75,487,500. The average of the bid and asked price of a share of First Commercial Stock on _________, 1997, was $_____.

       Shares Entitled to Vote; Vote Required

       Only holders of record of First Central Stock at the close of business on _________, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On that date, the number of outstanding shares of First Central Stock was 71,926, each of which is entitled to one vote on each matter to come before the Special Meeting. Under First Central's Articles of Incorporation and the Arkansas Business Corporation Act of 1965, approval of the Merger requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of First Central Stock. Abstentions will not be counted as affirmative votes. Directors, executive officers and their affiliates who own or control approximately 79.5% of the outstanding shares of First Central Stock entitled to vote have indicated that they will vote in favor of the Merger.

       Solicitation, Voting and Revocation of Proxies

       In addition to soliciting proxies by mail, directors, officers and employees of First Central, without receiving additional compensation therefor, may solicit proxies by telephone and in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of First Central Stock, and First Central will reimburse such parties for reasonable out-of-pocket expenses incurred in connection therewith. The cost of soliciting proxies is being paid by First Central.

       The proxies that accompany this Joint Proxy Statement/Prospectus permit each holder of First Central Stock on the Record Date to vote on all matters that come before the Special Meeting. When a stockholder specifies his choice on the proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares will be voted in favor of approval of the Merger. A proxy may be revoked by (i) giving written notice of revocation at any time before its exercise to Judy Kubisiak, Secretary, First Central Corporation, 200 West Race Street, Searcy, Arkansas 72143,
       (ii) executing and delivering to Judy Kubisiak at any time before its exercise a proxy bearing a subsequent date or
       (iii) attending the Special Meeting and voting in person.

       The Board of Directors of First Central is not aware of any business to be acted upon at the Special Meeting other than consideration of the Merger. If, however, other proper matters are brought before the Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

                               THE MERGER

       General

       On February 18, 1997, and February 5, 1997, the Boards of Directors of First Commercial and First Central, respectively, approved the Merger Agreement. The description of the Merger Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is made an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part and is incorporated herein by reference.

       Under the Merger Agreement, First Central will be merged into First Commercial, and each share of First Central Stock outstanding on the Effective Date, as defined in "The Merger - Effective Date," will be converted into the right to receive 22.94024 shares of First Commercial Stock. The exchange ratio was based upon historical and projected earnings of First Central, the amounts of First Central assets and liabilities, and the market value of First Commercial Stock. Projected earnings were based primarily on historical trends.

       First Commercial is an Arkansas corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). First Central is an Arkansas corporation and a bank holding company registered under the BHCA.

       Stockholders of First Central will exchange their stock certificates for new certificates evidencing shares of First Commercial Stock. After the Merger, and until so exchanged, the shares of First Central Stock will represent the right to receive the number of shares of First Commercial Stock into which such shares of First Central Stock will be converted. See "The Merger - Distribution of First Commercial Stock Certificates."

       Reasons for the Merger

       Several factors were important in the First Central Board's decision to pursue this opportunity for affiliation with

       First Commercial. First, based on the market price of First Commercial's Stock at the time the negotiations began, it was apparent that the value of the proposed transaction was in the best interest of shareholders. A second important consideration of the Board of Directors was that First Commercial's Stock prices are quoted on the Nasdaq National Market and there is apparently sufficient market volume in the stock to afford shareholders of First Central an opportunity for liquidity. A third important consideration was First Commercial's sound record of dividend payout. A fourth and extremely important consideration in the decision was the financial soundness of First Commercial. Based on the financial information provided to First Central directors concerning the financial performance of First Commercial over the preceding two years, it was apparent that First Commercial met or exceeded all soundness criteria comparable with its peer group. Additionally, its profitability performance had been at or above levels of peer financial institutions. A fifth important consideration was the general environment of the commercial banking industry in this country and the substantially enhanced activity of merger and acquisition opportunities in the industry. Finally, the First Central Board was impressed with First Commercial's commitment to make each of its affiliates an independent community bank responsive to the local community's needs. The combined resources of the two companies will allow them to offer an even greater array of products and services to meet those needs.

       The merger of First Central and First Commercial will enhance First Commercial's ability to compete in the
       Central Arkansas markets. The Merger also will provide First Commercial with a larger business base over which to spread the cost of developing new and innovative services.

       In  summary,  the  Board  of  Directors   of  First  Central
       believes that the proposed merger with First Commercial is in the best interests of its shareholders.

       Federal Income Tax Consequences

       The following is a discussion of certain material federal income tax considerations in connection with the Merger and of the tax opinion of Friday, Eldredge & Clark, special tax counsel to First Commercial. This discussion does not address all aspects of federal income taxation that may be relevant to particular shareholders of First Central and may not be applicable to shareholders who are not citizens or residents of the United States, or who may acquire First Commercial common stock pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws. This discussion assumes that the First Central shareholders hold their First Central common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). EACH FIRST CENTRAL SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

       The   Merger   will  qualify   as   a   tax-free   corporate
       reorganization  for   federal  income   tax  purposes  under
       Section 368(a)(1)(A) of the Code, if it satisfies the specific requirements of the Code, the regulations promulgated thereunder, and pertinent judicial decisions. The most important of these requirements are (i) the transaction must qualify as a merger under applicable state or federal law and (ii) the stockholders of First Central must maintain a "continuity of interest" in the surviving corporation after the Merger. The Internal Revenue Service takes the position that this "continuity of interest" test will be satisfied if the former First Central stockholders receive, in the Merger, a number of shares of common stock of First Commercial having a value, as of the Effective Date (as defined herein), equal to at least fifty percent (50%) of the value of all the outstanding stock of First Central as of such date, and acquire such stock without a present intent to sell, transfer or otherwise dispose of such stock in a manner that would cause the fifty percent (50%) continuity of interest threshold to be violated. In general, this requires the stockholders of First Central to collectively surrender at least 50% of their First Central Stock in exchange for First Commercial Stock in the Merger, without a present intent to sell, transfer or otherwise dispose of such stock in violation of the fifty percent (50%) continuity of interest requirement.

       The Merger has been structured in a manner to qualify as a statutory merger under the law of the State of Arkansas. In addition, it is expected that the stockholders of First Central will collectively exchange a sufficient number of shares of First Central Stock for First Commercial Stock so that the 50% "continuity of interest" test initially should be satisfied in connection with the Merger.

       Accordingly, assuming these tests are satisfied, and provided other specific requirements contained in the Code, the regulations promulgated thereunder, and pertinent judicial decisions are met, the transaction should qualify as a tax-free corporate reorganization for federal income tax purposes pursuant to the provisions of Section 368(a)(1)(A) of the Code.

       If the Merger qualifies as a tax-free corporate reorganization, the material federal income tax consequences of the Merger will be as follows: (i) no material gain or loss will be recognized by First Central or First Commercial as a result of the Merger; (ii) no gain or loss will be recognized by the stockholders of First Central upon the receipt of First Commercial Stock received solely in exchange for their shares of First Central Stock in connection with the Merger; (iii) the tax basis of the shares of First Commercial stock received by the stockholders of First Central in the Merger will, in each instance, be the same as the basis of the shares of First Central Stock surrendered in exchange therefor; (iv) the holding period of the shares of First Commercial Stock received by the stockholders of First Central in the Merger will, in each instance, include the holding period of the shares of First Central Stock exchanged therefor, provided that the shares of First Central Stock were held as capital assets on the date of the Merger; and (v) the payment of cash to stockholders of First Central in lieu of fractional shares of First Commercial Stock will be a taxable transaction and will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by First Commercial for cash, and any such cash payments will be treated as having been received by the stockholder as a distribution in redemption of the fractional share interest, subject to the provisions of Section 302 of the Code.

       Stockholders of First Central who exercise dissenters' rights and receive cash for their shares of First Central Stock will have engaged in a taxable transaction and will be treated as having received such cash as a distribution in redemption of such stockholders' First Central Stock, subject to the conditions and limitations of Section 302 of the Code.

       If the Merger does not qualify as a tax-free corporate reorganization for federal income tax purposes, it will constitute a taxable transaction to the stockholders of First Central. In such circumstances, gain or loss will be recognized by the stockholders of First Central to the extent of the difference between the fair market value, on the Effective Date, of the shares of First Commercial Stock received in connection with the Merger, and the adjusted basis of the shares of First Central Stock surrendered in the transaction. The fair market value of the First Commercial Stock on the Effective Date may be determined on the basis of the average high and low selling prices of such stock on the day of the transaction. If the transaction is taxable, the holding period for the shares of First Commercial Stock to be received by the stockholders of First Central will commence on the day following the date of the transaction.

       Because the tax consequences to any particular stockholder may be affected by matters not pertaining to the Merger, it is recommended that each stockholder of First Central consult his or her own personal tax advisor concerning the specific income tax consequences of the Merger, including the applicability and effect of foreign, state, local and other tax laws.

       Rights of Dissenting First Central Stockholders

       Pursuant to Section 4-26-1007 of the Arkansas Business Corporation Act of 1965, any stockholder of First Central may dissent from the Merger by filing with First Central, prior to or at the meeting of stockholders at which the proposed Merger is submitted to a vote, a written objection to the proposed Merger. If the Merger is approved and the dissenting stockholder shall not have voted in favor thereof (a failure to vote against the proposed Merger will not constitute a waiver of the stockholder's dissenter's rights if all other statutory requisites are satisfied, and a vote against the proposed Merger will not itself satisfy the notice requirements of the dissenter's rights statute), the stockholder shall, within ten days thereafter, make written demand to First Central for payment of the fair value of the stockholder's shares. The ten day period for making such written demand begins on the day following the date of the meeting at which the proposed Merger is approved. Other than the "Notice of Special Meeting of Stockholders" accompanying this Joint Proxy
       Statement/Prospectus, which specifies the date on which such vote will be taken, no further notice with regard to the ten day period for making written demand upon First Central will be provided to First Central stockholders. If the proposed Merger is effected as provided, First Central will pay the stockholder upon surrender of the certificate or certificates representing his shares, the fair value of his shares as of the day prior to the date on which the vote was taken approving the Merger, excluding any appreciation or depreciation in anticipation of the Merger. Any stockholder failing to make demand within the ten day period from the date of stockholder vote will be bound by the terms of the Merger.

       Within ten days after the Merger is effected as provided, First Commercial will give written notice thereof to each dissenting stockholder who has made the required demand and will make a written offer to each such stockholder to pay for his shares at a specified price deemed by First Commercial to be their fair value. If the fair value is agreed upon between a dissenting stockholder and First Commercial within thirty days after the date on which the Merger is effected, payment therefor will be made within ninety days after the date upon which the Merger is effected upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting stockholder will cease to have any interest in his or her shares in First Central.

       If an agreement is not reached as to the fair value of the shares within said thirty day period, the dissenting stockholder, within sixty days after the expiration of the thirty day period, may file a petition in the Circuit Court of White County, Arkansas, requesting that the fair value of the shares be found and determined.

       The foregoing summary of the rights of dissenting stockholders is qualified in its entirety by reference to Attachment I which sets forth in full the provisions of
       Section 4-26-1007 of the Arkansas Business Corporation Act of 1965.

       Conditions of the Merger

       Consummation of the Merger is conditioned upon the occurrence of certain events on or prior to the Effective Date including, among other things, the following: (i) approval of the Merger by the stockholders of First
       Central; (ii) confirmation by First Commercial and First Central of the truth of their respective representations and warranties and compliance with their respective covenants as set forth in the Merger Agreement; (iii) the absence of any court or governmental proceeding undertaken or threatened to restrain, enjoin, prohibit, or obtain damages for the transaction contemplated by the Merger Agreement which, in the opinion of either First Commercial or First Central, would make the consummation of the Merger inadvisable; (iv) the absence of any suit, action or proceedings pending or threatened against First Commercial or First Central or any of each other's officers or directors which, if successful, would, in the reasonable judgment of First Central or First Commercial, have a material adverse effect on the financial condition of First Commercial or First Central, respectively; (v) receipt by First Commercial and First Central of letters, as considered necessary, from each other's independent certified public accountants relating to certain financial statements and information of the other and an opinion from Ernst & Young LLP that the pooling of interests method of accounting applies to the Merger; (vi) receipt by First Commercial and First Central of certain opinions from First Central's and First Commercial's counsel, respectively;
       (vii) receipt by First Commercial from affiliates of First Central of an agreement restricting disposition of First Commercial Stock for a certain period of time; (viii) receipt by First Commercial and First Central of an opinion from tax counsel addressing the tax consequences of the contemplated Merger; and (ix) the absence of any material adverse change in the financial condition, business or operations of either First Commercial or First Central.

       All of these conditions are expected to be met.

       Any of the conditions set forth above may be waived at the discretion of the respective institutions except as otherwise provided by law. However, neither First Commercial nor First Central will waive any condition if such waiver, in the judgment of its Board of Directors, would result in materially adverse consequences to it or its stockholders.

       Regulatory Approval

       Consummation of the Merger requires the prior written approval of the Federal Reserve Board. An application for such approval was filed on March 19, 1997. Under the BHCA, subsequent to approval of the Merger by the Federal Reserve Board, the United States Department of Justice will have the opportunity, within 30 days after such approval, to commence litigation against First Commercial and First Central under the antitrust laws of the United States to enjoin the Merger, in the event it shall elect to do so.

       Although no assurance can be provided, First Commercial and First Central currently expect the Merger to be consummated on or before June 30, 1997. See "The Merger - Termination of the Merger."

       Termination of the Merger

       The Merger Agreement provides that it may be terminated by mutual consent of the Boards of Directors of First Commercial and First Central at any time before the Closing (as defined in the Merger Agreement). Either First Commercial or First Central, at its option, may terminate the Merger Agreement (unless such terminating party has breached a covenant under the Merger Agreement) if the Closing Date shall not have occurred on or before September 30, 1997, or such later date agreed to in writing by the parties. Either First Commercial or First Central may terminate the Merger Agreement if any of the conditions precedent to their obligation to consummate the Merger have not been met at or prior to the Closing. See "The Merger - Conditions of the Merger." Under certain circumstances, First Central may terminate the Merger Agreement following a drop in the price of a share of First Commercial Stock. See "Introductory Statement - Purpose of the Special Meeting." First Central may terminate the Merger Agreement in the event that prior to the Effective Date First Commercial enters into an agreement in which it either will be acquired or will be merged out of existence or another person publicly announces the intent to acquire 25% or more of the outstanding equity securities of First Commercial.

       Effective Date

       The Merger Agreement provides that the Merger shall become effective at 5:00 p.m. on the date of filing appropriate Articles of Merger with the Secretary of State of the State of Arkansas (the "Effective Date"). Although no assurance can be given, the Effective Date is expected to be on or before June 30, 1997.

       Distribution of First Commercial Stock Certificates

       After the Effective Date, each holder of certificates previously evidencing shares of First Central Stock will be required to surrender such certificates for transfer and cancellation. Upon surrender each holder will receive certificate(s) representing the number of shares of First Commercial Stock which the holder of such shares of First Central Stock will have the right to receive (except for any fractional share interests as described in "The Merger
       - Fractional Shares"), together with any dividends which have been declared on such shares of First Commercial Stock and to which such holder is entitled.

       Holders of First Central Stock on the Effective Date shall be entitled to receive dividends declared by First Commercial subsequent to the Effective Date, but payment of such dividends will not be required of First Commercial until such persons have delivered their certificates representing shares of First Central Stock in exchange for certificates representing shares of First Commercial Stock.


       As soon as practicable after consummation of the Merger, transmittal forms will be sent to stockholders of First Central for use in forwarding to First Commercial's transfer agent certificates previously evidencing First Central Stock for surrender and exchange for certificates evidencing First Commercial Stock. Until so surrendered, certificates formerly evidencing First Central Stock will be deemed for all corporate purposes (except for payment of dividends to First Central stockholders which may be withheld pending exchange of certificates) to evidence the right to receive the number of whole shares of First Commercial Stock and the right to receive cash in lieu of fractional shares which the holder thereof would be entitled to receive upon surrender. Stockholders of First Central are requested not to submit stock certificates for exchange until they have received written instructions to do so.

       If outstanding certificates for shares of First Central Stock are not surrendered, or if payment for them is not claimed prior to such date on which such payment would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed item shall, to the extent permitted by the abandoned property and/or any other applicable law, become the property of First Commercial (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interests of any person previously entitled to such items. Notwithstanding the foregoing, neither First Commercial's transfer agent nor any party to the Merger shall be liable to any holder of First Central Stock for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed items pursuant to the abandoned property or other applicable law of such jurisdiction.

       Fractional Shares

       No  fractional shares  of  First  Commercial Stock  will  be
       issued for  shares  of First  Central  Stock.   In  lieu  of
       fractional interests, First Commercial shall pay to such persons who would otherwise receive fractional shares cash in an amount equal to the market value of such fractional shares based on the average of the bid and asked prices for a share of First Commercial Stock on the Closing Date. See "The Merger - Federal Income Tax Consequences."

       Dilution

       Each common stockholder of First Central who exchanges his stock will receive a voting interest exactly in proportion to his relative voting common stock interest in relation to other First Central stockholders before the combination is effected. Each share of First Central Stock presently held by First Central stockholders will represent less of a percentage voting interest in the total number of outstanding shares of First Commercial (subsequent to the Merger) than it now represents as a percentage of the total outstanding shares of First Central.

       Accounting Treatment

       The Merger will be accounted for as a pooling of interests under generally accepted accounting principles. The assets and liabilities of First Central will be reflected in the consolidated financial statements of First Commercial at their book value as reflected in First Central's financial statements. Expenses incurred in connection with the Merger will be considered as an expense of First Commercial.

       A condition of consummating the Merger is that First Commercial receive an opinion from Ernst & Young LLP that the pooling of interests method of accounting applies to the Merger. Management of First Commercial expects this condition to be met.

       Registration of First  Commercial Stock Under the Securities
       Act

       The shares of First Commercial Stock to be issued to First Central stockholders in the Merger have been registered under the Securities Act of 1933, as amended (the
       "Securities Act"), thereby allowing such shares to be freely traded without restriction by persons who were not affiliates of First Central, as that term is defined in the Securities Act.

       Directors and certain officers and stockholders of First Central may be deemed to be "affiliates" of First Central within the meaning of the Securities Act. Accordingly, resales by such persons of any shares of First Commercial Stock received by them in the Merger are restricted and may be made only if such stock is registered under the
       Securities Act or an exemption from the registration requirements of the Securities Act is available. All such persons should carefully consider the limitations imposed by Rules 144 and 145 promulgated under the Securities Act ("Rule 144" and "Rule 145") prior to effecting any resales of such First Commercial Stock.

       Pursuant to Rule 145, the sale of First Commercial Stock held by those persons who are affiliates of First Central will be subject to certain restrictions. For one year following the Effective Date, such persons may sell the First Commercial Stock only if (i) First Commercial has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the preceding twelve months,
       (ii) such First Commercial Stock is sold in "brokers' transactions" as that term is defined in Section 4(4) of the Securities Act, (iii) the person selling such First Commercial Stock does not solicit or arrange for the solicitation of orders to buy such First Commercial Stock in anticipation of or in connection with such transaction nor make any payment in connection with the offer or sale of such First Commercial Stock to any person other than the broker who executes the order to sell, and (iv) sales made by such person within the preceding three months do not exceed 1% of the outstanding shares of that class. Such shares of First Commercial Stock held for more than one year but less than two years after the Effective Date may be sold freely if First Commercial is in compliance with the above discussed Exchange Act reporting requirements. Once the shares of such First Commercial Stock have been held for two years after the Effective Date, they may be sold free from the restrictions of Rules 144 and 145.

       It is a condition to First Commercial's obligation to consummate the Merger that First Commercial shall have received an agreement in form and substance satisfactory to it, executed and delivered by each holder of First Central

       Stock who is determined to be an affiliate of First Central, providing, among other things, that such holder will not sell, transfer or in any way reduce his risk with respect to his shares of First Commercial Stock until such time as First Commercial shall have published financial results covering at least 30 days of post-Merger combined operations. In addition to the above, each First Central stockholder who owns more than five percent (5%) of the First Central Stock shall deliver an agreement to First Commercial representing that he has no present intent to sell any of the First Commercial Stock to be received by him, nor will he sell more than fifty percent (50%) of such stock for a period of at least one (1) year following the Closing.

                  INFORMATION CONCERNING FIRST CENTRAL

       First Central Corporation, an Arkansas corporation, is a one-bank holding company having 100% ownership in First National Bank, Searcy, Arkansas ("FNB"). FNB was originally chartered in 1904 as an Arkansas state bank under the name Searcy Bank. Its name was changed in 1906 to Bank of Searcy and again in 1943 to The Searcy Bank. In 1967 it was converted to a national bank and given its current name. Its main office is in Searcy (White County) with branches in Bald Knob, Beebe and Rose Bud. The principal office is located at 200 West Race Street, Searcy, Arkansas, with five branch locations in the city limits of Searcy.

       First Central Stock

       As of March 31, 1997, there were 80,000 authorized shares of First Central Stock with 71,926 shares issued and outstanding. The approximate number of holders of First Central Stock on that date was 43. There is no established public trading market for shares of First Central Stock.

       On February 4, 1997, the date preceding the announcement of the First Central Merger, there was no independent basis for establishing a per share cash market price for First Central Stock. Book value of First Central Stock equaled $406.98 per share on January 31, 1997, the month end preceding that date.

       First  Central's   dividends  for  the   three  years  ended
       December 31, 1996, 1995, and 1994 are as follows:

                     First       Second     Third       Fourth      Total
                    Quarter     Quarter    Quarter     Quarter     Dividend
                    Dividend    Dividend   Dividend    Dividend    Declared
                    --------    --------   --------    --------    --------

  1996:
  Per Share        $      5    $      5    $      5   $       15    $       30
  Total Declared    359,630     359,630     359,630    1,078,890     2,157,780

  1995:
  Per Share        $      5    $      5    $      5   $       13    $       28
  Total Declared    359,630     359,630     359,630      935,038     2,013,928

  1994:
  Per Share         $      5   $      5    $      5   $       13    $       28
  Total Declared     359,630    359,630     359,630      935,038     2,013,928


       Security Ownership of Certain Beneficial Owners

       The following table sets forth, as of March 31, 1997, the identity and total number of shares of First Central Common Stock owned by persons known by management of First Central to own more than five percent (5%) of the total outstanding shares.

                                                     First Commercial
                               First Central        Common Stock to be
                               Common Stock            Owned Upon
      Name and Address of   Beneficially Owned on    Consummation of
        Beneficial Owner         March 31, 1997           Merger(1)
       ___________________    __________________   ____________________

                                Shares   % of Class    Shares   % of Class

      Sarah Pyeatt Black        3,928         5.47      90,109       *
      2060 Shadowwood Cove
      Memphis, TN  38119

      Phillip H. Pyeatt(2)     18,654        25.93     427,927     1.34
      P. O. Box 1425
      Searcy, AR  72145

      Robert E. Pyeatt          4,384         6.10     100,570       *
      6554 Pidgeon Hull
      Memphis, TN  38119

      Wayne W. Pyeatt(3)       16,182        22.50     371,218     1.17
      349 Inkberry Lane
      Memphis, TN  38117

   *Denotes less than 1%
    __________

    (1) Assumes an exchange ratio of 22.94024 First Commercial shares for each outstanding First Central share.
    (2) Represents shares owned individually, as general partner of The Pyeatt Family Limited Partnership, and Phillip H. Pyeatt Trust, of which he is trustee.
    (3) Represents shares owned individually and as trustee of the Wayne W. Pyeatt Trust.

       Security Ownership of Management

       The following table sets forth the beneficial ownership of shares of First Central Common Stock by each director of First Central and by all directors and executive officers of First Central as a group as of March 31, 1997. The number of shares shown as being beneficially owned by each director are those over which he or she has either sole or shared voting and/or investment powers.

                                   First Central        First Commercial
                                    Common Stock       Common Stock to be
                               Beneficially Owned on       Owned Upon
                                    March 31, 1997     Consummation of the
             Name of Director                               Merger(1)
             _________________  ___________________   _____________________

                                  Shares        % of      Shares       % of
                                               Class                  Class

             Shell Blakely         1,200        1.67      27,528      *
             Logan Cothern            80         .11       1,835      *
             Wayne Hartsfield      1,200        1.67      27,528      *
             Edwin Hubach          1,000        1.39      22,940      *
             Jerry Moore             452         .63      10,368      *
             Jack Powell             560         .78      12,846      *
             Phillip H.
             Pyeatt(2)            18,654       25.93     427,927    1.34
             Robert E. Pyeatt      4,384        6.10     100,570      *
             Phyllis Pyeatt
             Webb                  2,000        2.78      45,880      *
             Wayne W.
             Pyeatt(3)            16,182       22.50     371,218    1.17

             All Directors and    45,920       63.84   1,053,415    3.31
             Executive
             Officers as a
             Group (a total of
             12 individuals)

       *Denotes less than 1%
       __________

       (1)  Assumes an exchange ratio of 22.94024 First Commercial shares for each outstanding First Central share.
       (2)  Includes   shares  owned   by   Phillip   H.   Pyeatt,
            individually, The Pyeatt Family Limited Partnership and Phillip H. Pyeatt Trust.
       (3) Includes shares owned by Wayne W. Pyeatt, individually, and Wayne W. Pyeatt Trust.

       Selected Financial Data - First Central Corporation

       The following selected financial data should be read in conjunction with the financial statements, including the notes thereto, set forth in this document. See "Consolidated Financial Statements of First Central."


                     FIRST CENTRAL SELECTED FINANCIAL DATA
                     (In thousands, except per share data)



                                       Year Ended December 31,
                                       -----------------------

                              1996      1995     1994      1993       1992
                              ----      ----     ----      ----       ----

Summary of Operating
  Results:
  Net Interest Income     $  9,616   $  8,407    $ 8,265    $ 8,407   $  8,121
  Provision for Possible
    Loan and Lease Losses      235        145         77         60         60
    Net Income               4,260      3,712      3,512      3,839      3,675

Period End Balance Sheet
   Data:
   Total Assets            260,636    243,019    224,433    213,325    206,194
   Total Deposits          228,953    213,602    197,318    187,137    182,951
   Long Term Debt            -0-         -0-        -0-       -0-        -0-
   Shareholder's Equity     28,940     26,942     24,094     23,442     23,412

Per Common Share Data:
   Net Income                59.18      51.56      48.79      53.33      51.01
   Cash Dividend             30.00      28.00      28.00      26.00      19.00
   Book Value               402.37     374.58     335.00     325.92     297.70

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The following discussion provides certain information concerning First Central Corporation s financial condition and results of operations. For a more complete understanding of the following discussion, reference should be made to the financial statements of First Central
       Corporation and Subsidiary and related notes thereto presented elsewhere in this Joint Proxy Statement/Prospectus.

       1996 Compared to 1995

       1996 was a period of excellent growth for First Central Corporation. Loans increased by $12,367,870 or 9.74%, deposits increased by $15,351,587 or 7.19%, and total assets increased by $17,616,607 or 7.25%. The increase in loans and deposits was prompted by continued growth in the local economy.

       Dividends of $2,157,780 were paid in 1996 and stockholders equity increased $1,998,784 or 7.42%. In addition to the increase in loans the deposit growth was used to increase investments by $4,494,529. First Central Corporation concluded the year with a return on assets of 1.63% and a return on equity of 14.72%.

       Net income for 1996 was $4,260,774 compared to $3,712,166 in 1995. The $1,888,200 increase in interest income was offset by a $679,298 increase in interest expense creating an increase of .22% in net interest margin. The $15,617,823 increase in deposit accounts yielded a $57,738 increase in deposit fee income. The increase in other income resulted mainly from increases in income from fiduciary activities.

       1995 Compared to 1994

       1995 was also a period of growth for First Central Corporation. Loans increased by $13,806,514 or 12.21%, deposits increased by $16,283,764 or 8.25% and total assets increased by $18,586,701 or 8.28%. The increase in loans and deposits was prompted by substantial growth in the local economy.

       Dividends of $2,013,928 were paid in 1995 and stockholders equity increased $2,847,158 or 11.82%. In addition to the increase in loans, the deposit growth was used to increase investments $4,135,950. First Central Corporation concluded the year with a return on assets of 1.53% and a return on equity of 13.78%.

       Net income for 1995 was $3,712,166 compared to $3,512,672 in 1994. The $2,570,685 increase in interest income was offset by a $2,428,432 increase in interest expense creating a slight decrease in the net interest margin of .26%. The increase in deposit accounts of $16,283,764 yielded a $92,331 increase in deposit fee income. Decreases in other service charges and securities losses reduced the net increase in other income to $62,650.

       1994 Compared to 1993

       1994 was also a period of growth for First Central Corporation even though net income for the year was down $326,772. Loans increased $20,479,470 or 22.11%, deposits increased $10,180,682 or 5.44%, and total assets increased $11,108,112 or 5.21%.

       Dividends of $2,013,928 were paid in 1994 and stockholders
       equity increased  $652,802 or 2.78%.   Stockholders  equity
       was reduced by net unrealized depreciation on securities available for sale totaling $1,027,857.

       With the increase in deposits being relatively low, the additional loans were funded by investments. Investments decreased by $10,648,023 or 9.72%. First Central Corporation used a portion of its resources by adding approximately $700,000 to building and equipment. Return on assets and return on equity were 1.57% and 14.58%, respectively.

       Net income fell by $326,772 or 8.51% from 1993 to $3,512,672. The $437,999 increase in interest income was offset by a $580,447 increase in interest expense creating a decrease in net interest margin of .18%. The $10,180,682 increase in deposit accounts resulted in a $93,380 or 12.57% increase in deposit fee income. The increase in other income totaled $97,650 or 9.20%.

       Allowance for Loan Losses

       A summary of the changes in the allowance for loan losses for each of the past two years is presented below.

                                                    1996      1995
                                                    ----      ----

           Balance at beginning of period         $712,551   $608,997
           Amounts charged-off                    (100,721)   (56,611)
           Recoveries of amounts previously
              charged-off                           22,043     15,165
                                                   -------    -------
           Net charge offs                         (78,678)   (41,446)
           Provision for loan losses               235,000    145,000
                                                   -------    -------
           Balance at end of period               $868,873   $712,551
                                                   =======    =======

       The provision for loan losses is charged to expenses as a cost of doing business. Bank management constantly monitors this provision and a least quarterly recommends to the board a provision for loan losses. Historic data, past dues, problem loans, and other factors that might affect the area s economic condition are taken into consideration in making the final decision by the Board of Directors.

       Non-Accrual and Past Due Loans

       It is the policy of First National Bank to review the loans on a loan by loan basis to determine if they should be placed on non-accrual status. It is based on the ability to pay and the amount of collateral and is at the discretion of the loan committee. The total amount in non-accrual loans at December 31, 1996 and 1995 was $18,579 and $4,681, respectively.

                 INFORMATION CONCERNING FIRST COMMERCIAL

       Information Incorporated by Reference

       The following documents, or the indicated portions thereof, have been filed by First Commercial with the Commission under the Exchange Act and are incorporated by reference in this Joint Proxy Statement/Prospectus:

       1.   Annual  Report on  Form 10-K  for the  year ended
            December 31, 1996;

       2. The description of First Commercial's common stock contained in the Registration Statement on Form 10 filed April 30, 1981 and any amendment or report filed for the purpose of updating such description; and

       3.   Registration  Statement  on   Form  8-A  for  the
            preferred share purchase rights as filed on January 9, 1991.

       In addition, all other reports filed by First Commercial under the Exchange Act between the date of this Joint Proxy Statement/Prospectus and the date of the Special Meeting are incorporated herein by reference from date of filing.

       Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference" for information with respect to securing copies of documents incorporated by reference in this Joint Proxy Statement/Prospectus.

       Management and Additional Information

       Certain information relating to the executive compensation, various benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to First Commercial is incorporated by reference or set forth in the First Commercial Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference. See "Incorporation of Certain Documents by Reference" for information with respect to securing copies of documents incorporated by reference in this Joint Proxy Statement/Prospectus.

                   COMPARATIVE RIGHTS OF SHAREHOLDERS

       General

       If the stockholders of First Central approve the Merger, and if the Merger is subsequently consummated, all stockholders of First Central, other than those exercising dissenters' rights, will become stockholders of First Commercial. The rights of stockholders of First Commercial are governed by and subject to the Arkansas Business Corporation Act of 1987 and First Commercial's Second Amended and Restated Articles of Incorporation, as amended ("First Commercial's Articles"), and Bylaws rather than the Arkansas Business Corporation Act of 1965 and the Articles of Incorporation and Bylaws of First Central, which govern the rights of stockholders of First Central. The following is a brief summary asserting some of the principal differences between the rights of First Commercial stockholders and the rights of First Central stockholders not described elsewhere herein.

       Voting Rights

       Holders of First Commercial Stock are entitled to one vote for each share held on all matters brought to a vote before the stockholders of First Commercial. Stockholders of First Central Stock also are entitled to one vote for each share held on all matters brought to a vote before the stockholders of First Central.

       Under First Commercial's Articles, the Board of Directors of First Commercial is authorized to issue preferred stock. In the event a series of preferred stock is issued, the holders of such preferred stock shall be entitled to vote on the election of two directors in the event of a default in preference dividends on the preferred stock and shall have such other voting rights as may be prescribed by First Commercial's Board of Directors in the articles of amendment creating such series of preferred stock, which articles of amendment may be adopted by the Board of Directors without further stockholder action.

       Voting Requirements for Extraordinary Corporate Matters

       The corporate law governing First Central requires with respect to mergers, consolidations, sales of all or substantially all of a corporation's assets outside the normal course of business, or voluntary dissolution of a corporation ("extraordinary corporate matters"), that such extraordinary corporate matters be approved by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote.

       The corporate law governing First Commercial generally requires the affirmative vote of the holders of a majority of the votes entitled to be cast to approve extraordinary corporate matters. First Commercial's Articles provide, however, that if a transaction is contemplated with an Interested Stockholder (as defined herein) of First Commercial, then pursuant to the Fair Price Provision, which is defined and described in greater detail below, the transaction must be approved by the holders of at least 80% of the votes entitled to be cast by the holders of First Commercial Stock. If, on the other hand, the transaction is approved by a majority of disinterested directors or if the price paid to all stockholders in connection with the transaction meet certain standards of fairness set forth in the Fair Price Provision, the 80% vote requirement does not apply.

       Voting for Election of Directors

       Corporate law governing First Central provides that a stockholder entitled to vote for the election of directors may vote the number of shares owned for as many candidates as a stockholder is entitled to elect, or the stockholder may cumulate his votes and distribute them among any candidate or candidates as he sees fit. The right of First Central's stockholders to cumulate their votes cannot be revoked or restricted by the Articles of Incorporation or Bylaws of First Central. Such cumulative voting rights afford minority stockholders some assurance of representation on a corporation's board of directors. Under the law governing First Commercial, however, cumulative voting is authorized only if affirmatively stated in a corporation's articles of incorporation. First Commercial's Articles do not grant cumulative voting rights. Accordingly, any stockholder who obtains a majority of the outstanding shares of First Commercial Common Stock will have the power to elect all directors.

       The directors of First Central are elected for a term of one year. Pursuant to First Commercial's Articles, its board of directors is divided into three classes of approximately equal size. Such a board is referred to as a classified or staggered board of directors. Each director of First Commercial is elected for a term of three years, and the terms are staggered in such a way that approximately one-third of the terms expire at each annual meeting. The staggering of terms of directors has the potential effect of increasing the difficulty of changing the composition of First Commercial's board of directors to the extent that at least two annual meetings, rather than one, will be required in order for First Commercial stockholders to effect a change in the majority control of its board of directors.

       Amendment of Articles of Incorporation

       Amendments to the Articles of Incorporation of First Central ("First Central's Articles") must be approved by two-thirds (2/3) of the outstanding shares entitled to vote thereon. Amendments to First Commercial's Articles are deemed approved if the number of votes cast in favor of the amendment exceed the votes cast against the amendment, provided that a quorum of those entitled to vote is represented at the meeting; provided, however, if the amendment creates dissenters' rights for a voting group, the amendment must be approved by a majority of the votes entitled to be cast by such voting group. The reduced voting requirement for stockholder approval may make stockholder approval for amendments to First Commercial's Articles easier to obtain and thus more difficult for minority stockholders to defeat. However, First Commercial's Articles require the approval of at least 80% of the shares entitled to vote with regard to the amendment, modification or repeal of provisions dealing with a classified Board of Directors, advance notice from stockholders of nominations for election of First Commercial directors, the filling of vacancies on the First Commercial Board of Directors, removal of First Commercial Directors, action of stockholders without a meeting, and an amendment of parallel provisions in First Commercial's Bylaws.

       First Commercial's Board of Directors has the power to amend First Commercial's Articles with respect to matters of a routine nature without shareholder approval. Such types of amendment include those: (i) to change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if only shares of that class are outstanding; (ii) to change the corporate name in limited fashion; or (iii) to adopt any other amendment allowed to be adopted without shareholder approval under the corporate law governing First Commercial.

       First Commercial stockholders, to the extent they comply with the appropriate dissenting stockholder provisions, obtain certain rights when amendments are approved that (i) alter or abolish a preferential right of the shares; (ii) create, alter or abolish a right in respect of redemption;
       (iii) alter or abolish preemptive rights; (iv) exclude or limit the rights of shares to vote on any matter or cumulative voting rights; or (v) reduce the number of shares of any holder to a fractional share if such fractional share is to be acquired for cash.

       Amendment of Bylaws

       Stockholders of First Central have the power to amend the Bylaws of First Central. Stockholders of First Commercial have the power to amend the Bylaws of First Commercial with the exception that Bylaw provisions relating to the nomination of directors by stockholders, notice from stockholders of matters to be brought by stockholders before an annual meeting, special meetings, the taking of action by stockholders without a meeting, the number, election and terms of directors, the removal of directors, and the filling of vacancies may be amended or repealed only with the consent of the holders of at least 80% of the First Commercial Stock entitled to vote.

       Removal of Directors

       Stockholders of First Central may remove a director, either with or without cause, by a vote of the majority of the shares entitled to vote at an election of directors. The stockholders of First Commercial may remove a director only for cause.

       Limitation of Director Liability

       Under the corporate law governing First Central, First Central's Articles are not permitted to include provisions limiting the liability of directors to First Central or its stockholders. First Commercial's Articles provide that to the extent permitted by the Arkansas Business Corporation Act of 1987 no director of First Commercial shall be personally liable to First Commercial or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of his duties. These provisions do not extend protection to directors for claims by third parties, but only eliminate personal liability of a director to First Commercial or its stockholders for monetary damages for a breach of his fiduciary duty as a director. A director is personally liable for monetary damages to First Commercial or its stockholders (i) for breach of a duty of loyalty to First Commercial or its stockholders, (ii) for an act of omission not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions in violation of Arkansas law, or (iv) for a transaction in which the director received an improper personal benefit. The provisions do not eliminate or limit the liability of a director arising in connection with causes of action brought under federal or state securities laws or under federal or state banking laws. Furthermore, since these director liability provisions only eliminate money damage awards, they do not affect the availability of equitable relief, such as an injunction or rescission (although in a given situation such relief may not be available or as effective as personal liability for monetary damages). The provisions do not eliminate or limit liability for acts or omissions by an officer or employee of First Commercial, even though such person may also be a director, if the act or omission in question was performed by such person while acting in a capacity other than that of a director.

       Under certain circumstances, the director liability provisions of First Commercial's Articles could have an anti-takeover effect with respect to First Commercial. Because of the decreased likelihood of being held accountable for monetary damages for a breach of fiduciary duty as directors, the directors of First Commercial may have a greater tendency to reject takeover proposals benefiting stockholders of First Commercial which the directors might have accepted absent such statutory protection provided by First Commercial's Articles.

       Filling Vacancies on the Board of Directors

       Under the corporate law governing First Central, vacancies on its Board of Directors created by the removal of a director by stockholders can only be filled by the vote of its stockholders. Under First Commercial's Articles, vacancies on its board of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office. This provision precludes the holder of a majority of First Commercial Stock from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by removal with his own nominees.

       Nomination  of Director  Candidates  and Advance  Notice of
       Matters  to   be  Brought  Before  an   Annual  Meeting  by
       Stockholders

       First Commercial's Articles provide that nominations for the election of directors and placement of matters before the stockholders at an annual meeting must be made as provided by the First Commercial Bylaws. The pertinent bylaw provisions provide that stockholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of First Commercial not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The Bylaws further provide that the notice shall set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of First Commercial if so elected.

       The First Commercial Bylaws further provide that for business properly to be brought before an annual meeting by a stockholder, the stockholder must deliver written notice of such matter to the Secretary of First Commercial not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and the notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of First Commercial beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

       The advance notice requirements, by regulating stockholder nominations and matters to be brought before an annual meeting by stockholders, afford the board of directors of First Commercial the opportunity to consider the qualifications of proposed nominees and the importance of matters proposed to be brought before an annual meeting and, to the extent deemed necessary or desirable by the Board, to inform stockholders about the qualifications of nominees and issues important to the consideration of matters brought before an annual meeting. There is the chance that these provisions may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to adopt a matter which serves its own interest, without regard to whether such might be harmful or beneficial to First Commercial and its stockholders.

       Fair Price Provision

       The following summary of the Fair Price Provision in First Commercial's Articles (the "Fair Price Provision") is qualified in its entirety by reference to the Fair Price Provision found in Article EIGHTH of First Commercial's Articles, which appear as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

       First Commercial's Articles require approval by holders of eighty percent (80%) of the votes entitled to be cast as a condition for mergers and certain other Business Combinations (as hereinafter more fully defined, "Business Combination") involving First Commercial and any person or group holding five percent (5%) or more of the First Commercial Stock (an "Interested Shareholder"), unless the transaction is approved by a majority of the members of the First Commercial Board who are unaffiliated with the Interested Shareholder and who were directors before the Interested Shareholder became an Interested Shareholder, or certain minimum price and procedural requirements are met.

       A   Business   Combination   includes  (a)   a   merger  or
       consolidation of First Commercial with an Interested Shareholder, (b) the sale or other disposition by First Commercial or a subsidiary of assets of $10,000,000 or more if an Interested Shareholder is a party to the transaction,
       (c) the issuance of stock or other securities of First Commercial or of a subsidiary to a person that, immediately prior to such issuance, is an Interested Shareholder in exchange for cash or property of $10,000,000 or more, (d) the adoption of any plan or proposal for the liquidation or dissolution of First Commercial proposed by or on behalf of an Interested Shareholder, or (e) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding stock of any class of First Commercial or a subsidiary owned by an Interested Shareholder.

       The 80% affirmative stockholder vote contemplated by the Fair Price Provision is not required if (1) the transaction is approved by a majority of the disinterested directors or
       (2) all of the various minimum price criteria and procedural requirements are satisfied.

       The minimum price criteria referred to above require that when cash or other consideration is being paid to First Commercial stockholders in connection with a Business Combination, the consideration to be paid would be required to be either cash or the same type of consideration used by the Interested Shareholder in acquiring the largest portion of its common stock prior to the first public announcement of the terms of the proposed Business Combination. In the case of payments of First Commercial Stock to stockholders, the per share fair market value of such payments would have to be at least equal in value to the higher of (i) the highest per share price paid by an Interested Shareholder in acquiring any shares during the two years prior to announcement of the Business Combination or in the transaction in which it became an Interested Shareholder (whichever is higher) or (ii) the fair market value per share of common stock on the date of the announcement of the Business Combination or on the date on which the Interested Shareholder became an Interested Shareholder (whichever is higher), in either case appropriately adjusted for any stock dividend, stock split or combination of shares.

       The Fair Price Provision provides that a vote of the holders of eighty percent (80%) or more of the votes entitled to be cast by the holders of First Commercial Stock is required in order to amend, alter or repeal, or adopt any provisions inconsistent with, the Fair Price Provision.

       Because   of   the   higher   percentage   requirement  for
       stockholder approval of any Business Combination not meeting the price and procedural requirements described above, and the possibility of having to pay a higher price than would otherwise be the case to other stockholders in such a Business Combination, it may become more costly for a purchaser to acquire control of First Commercial. The Fair Price Provision may therefore decrease the likelihood that a tender offer will be made for less than 80% of the voting power of First Commercial Stock and, as a result, may adversely affect those stockholders who would desire to participate in such a tender offer. The Fair Price Provision also has the effect of giving veto power to the holders of a minority of the voting power of First Commercial Stock with respect to a Business Combination that is opposed by the Board of Directors but which a majority of the stockholders may believe to be desirable and beneficial. In addition, since only the disinterested directors will have the authority to eliminate the 80% stockholder vote required for a Business Combination, the Fair Price Provision may have the effect of insulating current management against the possibility of removal in the event of a takeover bid.

       Shareholder Rights Plan

       Preferred share purchase rights ("Rights") are attached to shares of First Commercial Stock, including the shares offered hereby, pursuant to a Shareholder Rights Plan of First Commercial (the "Rights Plan"). The following description of the Rights is qualified in is entirety by reference to the Rights Plan, which is incorporated herein by reference. See "Information Concerning First Commercial
       - Information Incorporated by Reference."

       The Rights trade automatically with shares of First Commercial Stock, and become exercisable and will trade separately from the First Commercial Stock on the tenth day after public announcement that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of First Commercial Stock, or on the tenth day following commencement or announcement of intent to make a tender offer for 20% or more of the outstanding shares of First Commercial Stock, in either case without prior written consent of the First Commercial Board. When exercisable, one Right entitles the holder to buy 1/100 of a share of Junior Participating Preferred Stock of First Commercial at an exercise price of $75 per Right. The exercise price payable, and the number of shares of Junior Participating Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time upon the occurrence of certain events in order to prevent dilution. In addition, the number of outstanding Rights are also subject to adjustment in the event of a stock dividend on First Commercial Stock payable in shares of First Commercial Stock, subdivisions of the First Commercial Stock, or combinations of shares of First Commercial Stock into a smaller number of shares.

       In the event a person acquires a beneficial ownership of 20% or more of First Commercial Stock, holders of Rights (other than the acquiring person or group) may purchase First Commercial Stock having a market value of twice the then current exercise price of each Right or, under certain circumstances, holders of Rights may purchase stock of the acquiring company having a market value of twice the current exercise price of each Right.

       The Rights are designed to protect the interests of First Commercial and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with First Commercial's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all
       shareholders  the  terms of  any  proposed  takeover.   The

       Rights may deter certain takeover proposals. The Rights, which can be redeemed by First Commercial's Board of Directors in certain circumstances, expire by their terms on September 28, 2000.

                             LEGAL OPINIONS

       The validity of the shares of First Commercial Stock offered hereby will be passed upon for First Commercial by Friday, Eldredge & Clark, Little Rock, Arkansas. Legal opinions relating to tax matters will be furnished by Friday, Eldredge & Clark, special tax counsel to First Commercial. Paul B. Benham III, a partner of Friday, Eldredge & Clark, beneficially owns, individually and through various retirement plans, 1,945 shares of First Commercial Stock. Certain legal matters will be passed upon for First Central by Lightle, Beebe, Raney and Bell, Searcy, Arkansas.


                                 EXPERTS

       First Central

       The consolidated financial statements of First Central and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, are included and incorporated herein by reference in reliance upon the report of Angel, Humphrey, Hamilton & Company, Ltd., independent auditors, which is included and incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

       First Commercial

       The consolidated financial statements of First Commercial incorporated by reference in First Commercial's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

           CONSOLIDATED FINANCIAL STATEMENTS OF FIRST CENTRAL

       INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF FIRST CENTRAL


                                                                  Page
                                                                  ----

   Financial Statements
       Independent Auditor's Report - 1/17/97
       Consolidated Balance Sheets - 12/31/1996 and 1995
       Consolidated Statements of Income - 12/31/1996 and 1995 Consolidated Statements of Changes in Stockholders'
           Equity - 12/31/1996 and 1995
       Consolidated Statements of Cash Flows - 12/31/1996 and 1995 Notes to Consolidated Financial Statements

       Independent Auditor's Report - 2/26/1996
       Consolidated Balance Sheets - 12/31/1995 and 1994
       Consolidated  Statements of  Income  - 12/31/1995 and 1994
       Consolidated Statements of Changes in Stockholders'
           Equity - 12/31/1995 and 1994
       Consolidated Statements of Cash Flows - 12/31/1995 and 1994 Notes to Consolidated Financial Statements

                  FIRST CENTRAL CORPORATION AND SUBSIDIARY

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                         December 31, 1996 and 1995

                    Angel, Humphrey, Hamilton & Co., Ltd.
                        Certified Public Accountants


     Bob Humphrey, CPA                               Ph: (501) 268-5353
     Mitchell Hamilton, CPA                         Fax: (501) 268-5351
       ---------------                                 --------------
     Jay W. Cherry, CPA                                405 North Spring
     David L. Spradlin, CPA                                P.O. Box 310
     Debra T. Scaife, CPA                              Searcy, AR 72145
     James D. Bellcock, CPA


                        Independent Auditors' Report


     To the Board of Directors and Stockholders
     First Central Corporation
     Searcy, Arkansas

          We have audited the accompanying consolidated balance sheets of First Central Corporation and its wholly owned subsidiary First National Bank of Searcy as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly in all material respects the financial position of First Central Corporation and its wholly owned subsidiary First National Bank of Searcy at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


     Searcy, Arkansas
     January 17, 1997

                  FIRST CENTRAL CORPORATION AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                         December 31, 1996 and 1995

                                   ASSETS
                                                  1996             1995
                                                 ------           ------

Cash and due from banks                        $7,880,387        $7,390,315
Interest-bearing deposits in banks                299,000            99,000
Federal funds sold                              4,750,000         7,400,000
Securities available for sale                  42,984,820        43,684,645
Securities to be held to maturity              59,386,676        51,742,322
Loans, net of allowance for credit losses     139,290,352       126,922,482
Properties and equipment                        3,072,656         3,268,168
Accrued income and other assets                 2,972,525         2,512,877
                                              -----------       -----------
   Total Assets                             $ 260,636,416     $ 243,019,809
                                              ===========       ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Demand deposits                             $47,879,924       $46,150,724
  Savings and NOW deposits                     47,189,924        44,163,778
  Other time deposits                         133,883,930       123,287,689
                                              -----------       -----------
  Total Deposits                              228,953,778       213,602,191


Federal funds purchased and securities
  sold under agreements to repurchase             166,000                 0
Accrued expenses and other liabilities          2,575,845         2,475,609
                                              -----------       -----------
  Total Liabilities                           231,695,623       216,077,800
                                              -----------       -----------
Stockholders' equity
  Common stock, par value $1;
  Authorized -80,000 shares
  Outstanding -72,000 shares                       72,000            72,000
  Capital surplus                               7,365,942         7,365,942
  Retained earnings                            21,499,873        19,396,879
  Net unrealized appreciation on securities
     available for sale, net of deferred
     tax effects                                   16,853           121,063
                                               ----------        ----------
                                               28,954,668        26,955,884
  Treasury stock at cost -74 shares                13,875            13,875
                                               ----------        ----------

  Total Stockholders' Equity                   28,940,793        26,942,009
                                              -----------       -----------
  Total Liabilities and Stockholders'
    Equity                                  $ 260,636,416     $ 243,019,809
                                             ============      ============

See accompanying notes and accountants' report.

                 FIRST CENTRAL CORPORATION AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF INCOME
                        December 31, 1996 and 1995


                                                  1996             1995
                                                 ------           ------
Interest income
   Interest and fees on loans                 $12,569,000       $10,966,666
   Interest on securities                       5,875,678         5,617,958
Interest on federal funds sold                    245,915           224,597
Interest on deposits with banks                     8,554             1,726
                                               ----------        ----------
   Total Interest Income                      $18,699,147       $16,810,947
                                              -----------       -----------
Interest expense
   Interest on deposits                         9,072,829         8,336,523
   Interest on federal funds purchased
     and securities sold under agreements
     to repurchase                                  9,982            66,990
                                               ----------        ----------
   Total Interest Expense                       9,082,811         8,403,513
                                               ----------        ----------

Net interest income                             9,616,336         8,407,434
   Provision for credit losses                    235,000           145,000
                                                ---------         ---------
   Net Interest Income After Credit Losses      9,381,336         8,262,434
                                               ----------        ----------

Other income
   Income from fiduciary activities                80,895            36,652
   Service charges on deposit accounts            986,293           928,555
   Other service charges & fees                   149,903           158,976
   Securities gains and losses                     31,449            17,911
   Other income                                    87,325            79,447
                                                ---------         ---------
   Total Other Income                           1,335,865         1,221,541
                                               ----------        ----------

Other expense
   Salaries and employee benefits               2,506,856         2,293,627
   Occupancy expense                              301,211           245,737
   Equipment expense                              167,444           129,044
   Other expense                                1,708,032         1,720,244
                                               ----------        ----------
   Total Other Expense                          4,683,543         4,388,652
                                               ----------        ----------

   Income before income taxes                   6,033,658         5,095,323
   Income tax provision                         1,772,884         1,383,157
                                               ----------        ----------
 Net Income                                   $ 4,269,774       $ 3,712,166
                                               ==========        ==========

 Net Income Per Share of Common Stock         $     59.18       $     51.56
                                                =========         =========

See accompanying notes and accountants' report.

                    FIRST CENTRAL CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                            December 31, 1996 and 1995

                                                         Net
                                                     Unrealized
                                                   (Depreciation)
                                                     Appreciation
                    Common    Capital    Retained   Available-for-
                    Stock     Surplus    Earnings   Sale Securities   Total
                    ------    -------    --------   ---------------   -----

Balance, 1/1/95    $72,000  $7,365,942  $17,698,641  $(1,027,857)  $24,108,726

Net Income, 1995                          3,712,166                  3,712,166
Cash dividend
  declared, $28.00
  per share                              (2,013,928)                (2,013,928)


Net change in
  unrealized
  depreciation on
  securities
  available for
  sale, net of
  deferred taxes                                       1,148,920     1,148,920
                  --------   ---------   ----------    ---------    ----------
Balance, 1/1/96     72,000   7,365,942   19,396,879      121,063    26,955,884

Net Income, 1996                          4,260,774                  4,260,774

Cash dividends
  declared, $30.00
  per share                              (2,157,780)               (2,157,780)


Net change in
  unrealized
  appreciation on
  securities
  available for
  sale, net of
  deferred taxes                                        (104,210)     (104,210)
                   -------   ---------  -----------     ---------  -----------
Balance, 12/31/96  $72,000  $7,365,942  $21,499,873      $16,853   $28,954,668
                   =======   =========   ==========       ======    ==========

   See accompanying notes and accountants' report.

                     FIRST CENTRAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            December 31, 1996 and 1995

                                                  1996             1995
                                                 ------           -------

Cash Flows From Operating Activities
   Net Income                                 $ 4,260,774       $ 3,712,166
                                                ---------         ---------
   Adjustments to reconcile net income
     to net cash provided by operating
     activities                                   296,320           240,834
   Provision for credit losses                    235,000           145,000
   Deferred income tax (benefit)                  (54,000)            6,089
   Net realized gain on securities
     available for sale                           (31,449)          (17,911)
   Accrued income and other assets               (459,648)         (284,984)
   Accrued expense and other liabilities          154,236           413,718
                                                  -------           -------
   Total adjustments                              140,459           502,746
                                                  -------           --------

      Net Cash Provided by Operating
        Activities                              4,401,233         4,214,912
                                                ---------         ---------
 Cash Flows From Investing Activities
   Net (increase) decrease in interest
     bearing deposits with banks                 (200,000)          397,884
   Net (increase) decrease in federal
     funds sold                                 2,650,000        (6,550,000)
  Purchases of securities                     (68,603,882)      (40,603,670)
  Proceeds from sale of securities             61,585,965        44,378,535
  Net increase in loans                       (12,602,870)      (13,951,514)
    Purchases of property and equipment          (100,181)         (349,303)
                                               ----------        ----------
      Net Cash Used By Investing
         Activities                           (17,270,968)      (16,678,068)
                                               ----------        ----------

Cash Flows From Financing Activities
   Net increase in demand savings and
     NOW accounts                               4,755,346         1,128,011
   Net increase in time deposits               10,596,241        15,155,753
   Net increase (decrease) in
     securities sold under agreements
     to repurchase                                166,000        (1,026,466)
   Dividends paid                              (2,157,780)       (2,013,928)

      Net Cash Provided By Financing
        Activities                             13,359,807        13,243,370
                                               ----------        ----------
Net Increase In Cash And Due From Banks           490,072           780,214

Cash And Due From Banks At January 1            7,390,315         6,610,101
                                               ----------        ----------
Cash And Due From Banks At December 31        $ 7,880,387       $ 7,390,315
                                              ===========       ===========

Interest Paid                                 $ 9,061,737       $ 8,117,755
                                              ===========       ===========

Income Taxes Paid                             $ 1,826,851       $ 1,472,841
                                              ===========       ===========

See accompanying notes and accountants report.

                       FIRST CENTRAL CORPORATION AND SUBSIDIARY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  December 31, 1996


     Note A  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


              Consolidation

              The consolidated  financial statements of  First Central
              Corporation (the  Holding Company) include   the  accounts
              of the Holding Company and its wholly owned    subsidiary
              First   National  Bank.     Significant  intercompany
              transactions  and  amounts  have  been   eliminated.


              Investments in Securities

              The  Bank's investments  in securities  are  classified
              in   three  categories  and  accounted for as follows:


              Trading Securities

              Government  bonds held  principally for   resale   in  the
              near   term  and   mortgage-backed securities  held  for
              sale in conjunction with  the Bank's  mortgage  banking
              activities are  classified  as trading  securities   and
              recorded   at   their   fair   values.   Unrealized gains
              and losses  on trading securities  when  applicable are
              included  in other income.   No securities  were held in
              this category during 1996 or 1995.

              Securities to be Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

              Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

             When applicable, declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related writedowns have been included in earnings as realized losses.

             Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.

             Gains and losses on  the sale of  securities available  for
             sale  are  determined  using  the   specific-identification
             method.

              Allowance for Credit Losses

              The   allowance  is  maintained  at  a  level   adequate
              to  absorb   probable losses.    Management  determines
              the  adequacy  of  the allowance  based  upon  reviews
              of individual credits, recent loss experience, current economic conditions, the risk characteristics of the
              various  categories  of loans  and   other   pertinent
              factors.      Credits    deemed  uncollectible are charged
              to  the allowance.   Provisions  for  credit  losses  and
              recoveries on loans previously charged off are added to the allowance.


              Properties and Equipment

              Properties and  equipment are stated   at   cost,  less
              accumulated  depreciation.   The  provision  for  depreciation
              is  computed  principally by the straight-line method.


              Interest Income on Loans

              Interest on loans is  accrued  and  credited to  income based
              on  the principal  amount  outstanding.    The  accrual  of
              interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.


              Pension Costs

              Pension costs are charged to salaries and employee benefits expense and are funded as accrued.


              Income Taxes

              Provisions  for income taxes are  based on  taxes payable or
              refundable for the current  year (after  exclusion    of
              non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and
              pretax financial income  and between the  tax   bases  of
              assets  and  liabilities  and  their  reported   amounts
              in  the  financial  statements.    Deferred  tax  assets
              and  liabilities    are   included  in  the financial
              statements  at   currently  enacted   income  tax   rates
              applicable to the period in which the deferred tax assets and liabilities are expected to be realized or
              settled  as   prescribed  in  FASB  Statement   No.  109,
              Accounting for Income Taxes.   As changes in tax  laws or
              rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

              Net Income Per Share of Common Stock

              Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, after giving retroactive effect to stock dividends if any occurred.


              Trust Fees

              Trust fees are recorded on the accrual basis except for estates.


              Off-Balance-Sheet Instruments

              In  the ordinary  course of  business the Bank has entered
              into off balance sheet  financial   instruments  consisting
              of  commitments  to  extend credit,  commercial letters of
              credit and standby letters  of  credit.    Such  financial
              instruments are recorded in the financial statements when they are funded or related fees are incurred or received.


              Fair Values of Financial Instruments

              The following  methods  and  assumptions  were  used  by
              the  Bank  in  estimating  fair   values  of  financial
              instruments  as  disclosed herein:

                    Cash and cash equivalents - The carrying amounts of cash and short-term instruments approximate their fair value.

                    Trading securities - The Bank does not maintain a trading account for securities.

                    Securities to be held to maturity and securities available for sale - Fair values for investment securities are based on quoted market prices.

                    Loans receivable - Fair values for certain mortgage loans (e.g., one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                    Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                    Accrued interest - The carrying amounts of accrued interest approximate their fair values.

                    Off-balance-sheet instruments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.


              Cash and Cash Equivalents

              For  the  purpose   of  presentation in  the Statements of
              Cash Flows, cash and cash equivalents are defined as those amount included in the balance sheet caption "Cash and Due from Banks".

    Note B   INVESTMENT SECURITIES


              The carrying amounts of investment securities as shown in the consolidated balance sheets of the Bank and their approximate fair values at December 31, 1996 were as follows:



                                            Gross        Gross
                               Amortized   Unrealized   Unrealized   Fair
                                 Cost        Gains       Losses      Value
                                ------      -------      ------      -----


Securities Available
   For Sale -

  U.S. Agency securities      $22,773,579   $ 32,760    $156,315   $22,650,023

  U.S.  Government
    securities                 19,133,171     58,197       4,380    19,186,988

  State &  municipal
    securities                          0          0           0             0

  Other                         1,052,534     95,425         151     1,147,809
                               ----------     ------     -------     ---------
                              $42,959,284   $186,382    $160,846   $42,984,820
                              ===========   ========    ========   ===========

                                             Gross        Gross
                               Amortized   Unrealized   Unrealized   Fair
                                  Cost       Gains        Losses     Value
                                --------    -------       ------     ----
Securities to be held
  to maturity -

U.S. Agency securities         $33,735,960  $ 44,270   $285,155   $33,495,075

U.S. Government
  securities                             0         0          0             0

State & municipal
  securities                    23,155,503   498,847    230,146    23,424,204

Other
  securities                     2,495,213     4,608     10,645     2,489,176
                                ----------    ------    -------    ----------
                               $59,386,676  $547,725   $525,946   $59,408,455
                                ==========   =======    =======    ==========

Assets, principally securities, carried at approximately $23,570,000 at December 31, 1996 and $21,025,000 at December 31, 1995 were pledged to secure public deposits and for other purposes required or permitted by law.

Gross realized gains and gross realized losses on sales of securities available for sale were:

                                                        1996
                                                       ------

Gross realized gains:

U.S. Government and agency securities                  $24,462
State and municipal securities                           7,550
                                                        ------
                                                       $32,012
                                                       =======

Gross realized losses:

U.S. Government and agency securities                  $     0
State and municipal securities                             563
                                                       -------
                                                       $   563
                                                       =======

Note C   LOANS

         The components of loans in the consolidated balance sheets were as follows:

                                   1996            1995
                                   ----            ----

Commercial                     $10,314,076      $18,092,006
Construction                    21,247,115        7,493,603
Mortgage                        83,775,845       78,946,757
Other                           24,822,189       23,102,667
                               -----------      -----------
                              $140,159,225     $127,635,033
                              ============     ============


Note D    ALLOWANCE FOR CREDIT LOSSES

          An analysis of the change in the allowance for credit losses follows:

                                   1996             1995
                                   ----             ----


Balance at January 1            $ 712,551         $ 608,998
                                 --------          --------
Credits charged off              (100,721)          (56,611)
Recoveries                         22,043            15,164
                                 --------          --------
   Net credits charged off       ( 78,678)         ( 41,447)
                                 ---------         ---------
Provision for credit losses        235,000           145,000
                                 ---------         ---------
Balance at December 31           $ 868,873         $ 712,551
                                 =========         =========

Note E   PROPERTIES AND EQUIPMENT

         Components of properties and equipment included in the consolidated balance sheets at December 31, 1996 and 1995 were as follows:


                                    1996            1995
                                    ----            ----

Land                           $   289,547      $  289,547
Bank premises                    3,488,420       3,488,420
Furniture & equipment            2,336,866       2,249,865
Leasehold improvements             304,702         291,523
                                 ---------       ---------
  Total cost                     6,419,535       6,319,355
Less accumulated depreciation   (3,346,879)     (3,051,187)
                                ----------      ----------
  Net book value               $ 3,072,656     $ 3,268,168
                               ===========     ===========


          Certain bank facilities and equipment are leased under various operating leases. Rental expense was $71,681 in 1996 and $51,970 in 1995. Future minimum rental commitments under noncancelable leases are:

                         1997                  $  73,951
                         1998                     73,951
                         1999                     73,951
                         2000                     39,301
                         2001                     39,301
                                                --------
                                               $ 300,455
                                               =========

Note F   EMPLOYEE BENEFITS

         The bank has a non-contributory single employer defined benefit pension plan covering substantially all of its employees. The frozen initial liability method was used to determine funding requirements of $130,902 for 1996 and $111,253 for 1995. Under this method, the first year's normal cost for each participant is the level contribution which would have been required from the participant's age at original entry into the employer's service in order to fund the participant's benefit at retirement age. The frozen unfunded actuarial liability represents the reserve which would have been on hand if the normal cost had been paid in all prior years, less plan assets. Each year the frozen unfunded actuarial liability is increased by interest plus the normal cost with interest, and decreased by the company contribution with interest. The normal cost for any year after the first year is equal to the present value of benefit less the actuarial value of plan assets less the current value of the frozen unfunded actuarial liability, divided by an average temporary annuity factor. The average temporary annuity factor is calculated based on the present value of each participant's future compensation. Any actuarial gains or losses which arise from plan experience which differ from the actuarial assumptions are spread over future years' normal costs. However, any gains or losses resulting from plan amendment or assumption changes are considered new pieces of unfunded liability and must be funded over no more than thirty years. A summary of the plan's funding standard account for plan years 1996 and 1995 is as follows:

                                                1996          1995
                                                ----          ----

 Reconciliation of Funded Status
    Actuarial present value of
       accumulated benefit obligations:

          a. Vested portion                 ($1,070,035)    ($1,033,544)
          b. Non-vested portion             (    47,029)    (    58,531)
                                             ----------      ----------
       Accumulated Benefit Obligation       ( 1,117,064)    ( 1,092,075)
       Effect of estimated future
          pay growth                        (   168,342)    (   109,053)
                                             ----------      ----------
       Projected Benefit Obligation         ( 1,285,406)    ( 1,201,128)

       Plan assets at fair value              1,561,964       1,464,995
                                             ----------       ---------
       Funded Status                            276,558         263,867
       Unrecognized net (gain) or loss      (    91,502)    (    70,643)
       Unrecognized prior service cost      (   143,307)    (   149,278)
       Unrecognized net obligation or (net
          asset)                            (    41,749)    (    43,946)
                                             ----------      ----------
       (Accrued) Prepaid Cost                $        0      $        0
                                             ==========      ==========


Determination of Pension Cost
   Service Cost                              $    76,765     $    73,528
   Interest Cost                                  89,146          92,020
   Expected return on assets                  (  102,243)     (   86,769)
   Expected return on assets
   Amortization of:
     Unrecognized net (gain) or loss                   0           3,013
     Unrecognized prior service cost          (    5,971)     (    5,971)
     Unrecognized net obligation or
        (net asset)                           (    2,197)     (    2,197)
                                               ---------       ---------
   Net Periodic Pension Cost                   $  55,500       $  73,624
                                               =========       =========


   The funding calculation was based on a weighted average assumed discount of 6% and an annual rate of increase in compensation of 4.5%.

   The   bank   also   has  a   non-contributory   defined
   contribution profit sharing plan covering substantially
   all of its  employees.  The contributions  for 1996 and
   1995 were provided based  on 10% of eligible employee's
   covered   compensation.     These   contributions  were
   $164,329 and $153,521 for 1996 and 1995 respectively.

Note G INCOME TAXES

       The consolidated provision for income taxes consisted of the following:

                                        1996            1995
                                        -----           -----

Currently payable
   Federal                           $1,698,884      $1,299,287
   State                                128,000          77,781
                                      ---------       ---------
                                     $1,826,884      $1,377,068

Deferred tax expense (benefit)       (   54,000)          6,089
                                      ---------       ---------
                                     $1,772,884      $1,383,157
                                      =========       =========

     The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1996 and 1995, as indicated in the following analysis:

                                        1996            1995
                                        ----            ----

Statutory rate                          34.0%           34.0%
Decrease resulting from:
   Effect of tax-exempt income         ( 7.9%)         ( 9.6%)
   Interest and other nondeductible
      expenses                           2.0%            1.6%
                                        -----          ------
                                        28.1%           26.0%
                                        =====           =====

      The cumulative totals of each type of significant item that gave rise to deferred taxes are:

                                            1996           1995
                                            ----           ----

       Net unrealized appreciation
          on securities available
           for sale                     ($   25,535)    ( $183,429)
       Depreciation                     (   375,329)    (  376,260)
                                         ----------      ---------
       Total                            ($  400,864)   ($  559,689)
                                         ==========     ==========

Note H   RELATED PARTIES

         The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1996 was $1,805,203. During 1996, new loans to such related parties amounted to $987,701 and repayments amounted to $1,116,888.


Note I  CONTINGENT LIABILITIES AND COMMITMENTS

        The Bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are described in Note K Financial Instruments.


Note J  CONCENTRATIONS OF CREDIT

        All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. All such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.


Note K  FINANCIAL INSTRUMENTS

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position.

        The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

        Commitments to Extend Credit and Financial Guarantees. At December 31, 1996, the Bank was exposed to credit risk on commitments to extend credit having contract amounts of $6,318,933 and standby letters of credit of $282,100.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment; and income-producing commercial properties.

        The   estimated  fair  values   of  the   Bank's  financial
        instruments were as follows:


                                December 31, 1996      December 31, 1995
                               -------------------    -------------------

                              Carrying      Fair      Carrying       Fair
                               Amount       Value      Amount        Value
                              --------     -------     ------        -----

Financial Assets:
  Cash and short-term
     investments             8,179,387     8,179,387    7,489,315    7,489,315
  Investment securities    102,371,496   102,393,275   95,426,967   95,744,811
  Loans, net of allowance  139,290,352   133,105,285  126,922,482  119,866,946
                           -----------   -----------  -----------  -----------
                           249,841,235   243,677,947  229,838,764  223,101,072
                           ===========   ===========  ===========  ===========


Financial Liabilities:
   Demand deposits          95,069,848    95,069,848   90,314,502   90,314,502
Certificates of deposit    133,883,930   134,110,583  123,287,689  123,716,227
Unrecognized financial
   instruments:                N/A           N/A           N/A          N/A



Note L  SALE OF BANK

        On February 5, 1997, First Central Corporation, the holding company of First National Bank, agreed to sell in a stock for stock swap to First Commercial Corporation. Pending regulatory approval, First Central Corporation will swap 71,926 shares for 1,650,000 shares of First Commercial Corporation. The approximate value of the First Commercial Corporation shares at February 5, 1997 totaled $61,500,000. The deal will be consummated as is, if the value of First Commercial Corporation shares at the point they receive regulatory approval, is between $30.50 - $45.75 per share. If the per share value is above or below this range, the agreement will be renegotiated.

               FIRST CENTRAL CORPORATION AND SUBSIDIARY

               AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                      December 31, 1995 and 1994

                 Angel, Humphrey, Hamilton & Co., Ltd.
                     Certified Public Accountants


    Bob Humphrey, CPA                           Ph: (501) 268-5353
    Mitchell Hamilton, CPA                     Fax: (501) 268-5351

    R. Mark Story, CPA                            405 North Spring
    Jay W. Cherry, CPA                                P.O. Box 310
    David L. Spradlin, CPA                        Searcy, AR 72145


                     Independent Auditors' Report


    To the Board of Directors and Stockholders
    First Central Corporation
    Searcy, Arkansas

          We have audited the accompanying consolidated balance sheets of First Central Corporation and its wholly owned subsidiary First National Bank of Searcy as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the
    responsibility   of    the   Company's   management.       Our
    responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly in all material respects the financial position of First Central Corporation and its wholly owned subsidiary First National Bank of Searcy at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


    Searcy, Arkansas
    February 26, 1996

               FIRST CENTRAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED BALANCE SHEETS
                      December 31, 1995 and 1994

                                 ASSETS

                                            1995             1994
                                            ----             ----

Cash and due from banks                  $7,390,315       $6,610,101
Interest-bearing deposits in banks           99,000          496,884
Federal funds sold                        7,400,000          850,000
Securities available for sale            43,684,645       39,444,219
Securities to be held to maturity        51,742,322       57,998,914
Loans, net of allowance for credit
   losses                               126,922,482      113,115,968
Properties and equipment                  3,268,168        3,159,699
Accrued income and other assets           2,512,877        2,757,395
                                        -----------      -----------
   Total Assets                        $243,019,809     $244,433,108
                                       ============      ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
   Demand deposits                      $46,150,724      $46,241,632
   Savings and NOW deposits              44,163,778       42,944,859
   Other time deposits                  123,287,689      108,131,936
                                        -----------      -----------
   Total Deposits                       213,602,191      197,318,427


Federal funds purchased and
   securities sold under agreements
   to repurchase                                  0        1,026,466
Accrued expenses and other
   liabilities                            2,475,609        1,993,436
                                         ----------        ---------
   Total Liabilities                    216,077,800      200,338,329
                                        -----------      -----------

Stockholders' equity
   Common stock, par value $1;
      Authorized -80,000 shares
      Outstanding -72,000 shares             72,000           72,000
   Capital surplus                        7,365,942        7,365,942
   Retained earnings                     19,396,879       17,698,641
   Net unrealized appreciation
      (depreciation) on securities
      available for sale, net of
      deferred tax effects                  121,063       (1,027,857)
                                         ----------        ---------
                                         26,955,884       24,108,726

Treasury stock at cost -74 shares            13,875           13,875
                                         ----------       ----------
Total Stockholders' Equity               26,942,009       24,094,851
                                         ----------       ----------

Total Liabilities and
   Stockholders' Equity                $243,019,809     $224,433,180
                                       ============     ============


See accompanying notes and accountants' report.

               FIRST CENTRAL CORPORATION AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF INCOME
                      December 31, 1995 and 1994


                                              1995            1994
                                              ----            ----

Interest income
   Interest and fees on loans           $10,966,666       $8,581,973
   Interest on securities                 5,617,958        5,541,362
   Interest on federal funds sold           224,597           96,395
   Interest on deposits with banks            1,726           20,532
                                         ----------       ----------
      Total Interest Income             $16,810,947      $14,240,262
                                         ----------       ----------

Interest expense
   Interest on deposits                   8,336,523        5,933,569
   Interest on federal funds
      purchased and securities sold
      under agreements to repurchase         66,990           41,512
                                          ---------        ---------
Total Interest Expense                    8,403,513        5,975,081
                                          ---------        ---------

Net interest income                       8,407,434        8,265,181
   Provision for credit losses              145,000           77,000
                                          ---------        ---------
    Net Interest Income After Credit
       Losses                             8,262,434        8,188,181
                                          ---------        ---------
Other income
   Income from fiduciary activities          36,652           38,663
   Service charges on deposit accounts      928,555          836,224
   Other service charges & fees             158,976          167,439
   Securities gains and losses               17,911           38,368
   Other income                              79,447           78,197
                                          ---------        ---------
                                          1,221,541        1,158,891
                                          ---------        ---------

Other expense
   Salaries and employee benefits         2,293,627        2,175,278
   Occupancy expense                        245,737          253,459
   Equipment expense                        129,044          160,642
   Other expense                          1,720,244        1,834,562
                                          ---------        ---------
                                          4,388,652        4,423,941
                                          ---------        ---------

Income before income taxes                5,095,323        4,923,131
Income tax provision                      1,383,157        1,410,459
                                          ---------        ---------
Net Income                               $3,712,166       $3,512,672
                                          =========        =========

Net Income Per Share of Common Stock     $    51.56       $    48.79
                                          =========        =========


See accompanying notes and accountants' report.

                       FIRST CENTRAL CORPORATION AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                              December 31, 1995 and 1994

                                                         Net
                                                      Unrealized
                                                     (Depreciation)
                                                      Appreciation
                     Common    Capital   Retained   Available-for-
                     Stock     Surplus   Earnings   Sale Securities   Total
                     -----     -------   --------    -------------    -----

Balance, 1/1/94     $72,000  $7,365,942  $16,017,982      N/A    $ 23,455,924

Net Income, 1994                           3,512,672                3,512,672

Correction of
   prior year
   depreciation
   provisions                                181,915                  181,915

Cash dividends
   declared,
   $28.00 per share                       (2,013,928)              (2,013,928)

Net change in
   unrealized
   depreciation on
   securities
   available for
   sale, net of
   deferred taxes                         (1,027,857)              (1,027,857)
                     ------   ---------   ---------    ---------    ---------
Balance, 1/1/95      72,000   7,365,942   17,698,641  (1,027,857)  24,108,726

Net Income, 1995                           3,712,166                3,712,166

Cash dividends
   declared, $28.00
   per share                              (2,013,928)              (2,013,928)

Net change in
   unrealized
   appreciation
   on securities
   available for
   sale, net of
   deferred taxes                                      1,148,920    1,148,920
                     ------   ---------   ----------   ---------   ----------
Balance, 12/31/95   $72,000  $7,365,942  $19,396,879  $  121,063  $26,955,884
                     ======   =========   ==========   =========   ==========

See accompanying notes and accountants' report.

                       FIRST CENTRAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                              December 31, 1995 and 1994


                                                    1995          1994
                                                    ----          ----

Cash Flows From Operating Activities
   Net Income                                    $3,712,166     $3,512,672
Adjustments to reconcile net income
   to net cash provided by
   operating activities:
   Depreciation                                     240,834        227,364
   Provision for credit losses                      145,000         77,000
   Deferred income taxes                              6,385          8,261
   Net realized gain on securites
     available for sale                         (    17,911)   (    38,368)
   Accrued income and other assets              (   284,984)   (    97,894)
   Accrued expense and other liabilites             413,422        137,404
                                                  ---------      ---------
   Total adjustments                                502,746        313,767
                                                  ---------      ---------
      Net Cash Provided by Operating
         Activities                               4,214,912      3,826,439
                                                  ---------      ---------

Cash Flows From Investing Activities
   Net (increase) decrease in interest
      bearing deposits with banks                   397,884    (     5,133)
   Net (increase) decrease in federal
      funds sold                               (  6,550,000)     2,550,000
   Purchases of securites                      ( 40,603,670)  ( 47,393,838)
   Proceeds from sale of secruites               44,378,535     53,978,004
   Net increase in loans                       ( 13,951,514)  ( 20,556,470)
   Purchases or property and equipment         (    349,303)  (    648,001)
                                                -----------    -----------
      Net Cash Used By Investing Activites     ( 16,678,068)  ( 12,075,438)
                                                -----------    -----------
Cash Flows From Financing Activities
    Net increase in demand savings and
       NOW accounts                               1,128,011      6,292,225
    Net increase in time deposits                15,155,753      3,888,457
    Net increase (decrease) in
       securities sold under agreements
       to repurchase                           (  1,026,466)        35,247
    Dividends paid                             (  2,013,928)  (  2,013,928)
                                                -----------    -----------
     Net Cash Provided By Financing
        Activites                                13,243,370      8,202,001
                                                 ----------      ---------

Net Increase (Decrease) In Cash And
    Due from Banks                                  780,214   (     46,998)

Cash And Due From Banks At January 1              6,610,101       6,657,099
                                                 ----------      ----------
Cash And Due From Banks At December 31         $  7,390,315    $  6,610,101
                                                ===========     ===========
Interest Paid                                  $  8,117,755    $  5,789,965
                                                ===========     ===========
Income Taxes Paid                              $  1,253,396    $  1,472,841
                                                ===========     ===========

See accompanying notes and accountants  report.

                FIRST CENTRAL CORPORATION AND SUBSIDIARY
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995


Note A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


              Consolidation

              The consolidated financial statements of First Central Corporation (the Holding Company) include the  accounts of the Holding  Company and its wholly
              owned  subsidiary  First  National   Bank.  Significant
              intercompany transactions and amounts have been eliminated.


              Investments in Securities

              The Bank's investments in securities are classified in three categories and accounted for as follows:

                    Trading Securities - Government bonds held principally for resale in the near term and mortgage-backed securities held for sale in conjunction with the Bank's mortgage banking activities are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities when applicable are included in other income. No securities were held in this category during 1995 or 1994.

                    Securities to be Held to Maturity - Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

                    Securities Available for Sale - Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

              When applicable, declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related writedowns have been included in earnings as realized losses.

              Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.

              Gains and losses on  the sale of securities available
              for   sale   are  determined   using   the  specific-
              identification method.


              Allowance  for  Credit  Losses

              The  allowance  is  maintained at  a  level adequate
              to absorb  probable  losses.   Management determines
              the adequacy  of the  allowance  based upon  reviews
              of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors.
              Credits  deemed uncollectible  are  charged  to   the
              allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.


              Properties and  Equipment

              Properties  and equipment are  stated at  cost, less
              accumulated depreciation.  The   provision   for
              depreciation  is   computed principally by the straight-
              line method.


              Interest  Income  on Loans

              Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.

              Pension Costs

              Pension costs are charged to salaries and employee benefits expense and are funded as accrued.


              Income Taxes

              Provisions  for income taxes are based  on taxes  payable
              or refundable for  the current year (after   exclusion  of
              non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of
              assets and liabilities   and  their   reported   amounts
              in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


              Net Income Per Share of Common Stock

              Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, after giving retroactive effect to stock dividends if any occurred.


              Trust Fees

              Trust fees are recorded on the accrual basis.


              Off-Balance-Sheet  Instruments

              In   the  ordinary  course  of business  the  Bank has
              entered into off balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

              Fair Values of Financial  Instruments

              The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

                    Cash  and   cash  equivalents  -  The   carrying
                    amounts   of  cash  and  short-term  instruments
                    approximate their fair value.

                    Trading securities - The Bank does not maintain a trading account for securities.

                    Securities to be held to maturity and securities available for sale - Fair values for investment securities are based on quoted market prices.

                    Loans  receivable  -  Fair  values  for  certain
                    mortgage loans (e.g., one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                    Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                    Accrued interest - The carrying amounts of accrued interest approximate their fair values.

                    Off-balance-sheet instruments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.


              Cash  and  Cash  Equivalents

              For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amount included in the balance sheet caption "Cash and Due from Banks".

Note B   INVESTMENT SECURITIES

              The carrying amounts of investment securities as shown in the consolidated balance sheets of the Bank and their approximate fair values at December 31, 1995 were as follows:


                                            Gross         Gross
                             Amortized    Unrealized    Unrealized    Fair
                               Cost         Gains         Losses      Value
                              -------      --------      --------    -------

Securities available for
   sale -

U.S. Agency  securities      $20,470,527   $ 54,093    $145,461   $20,379,159

U.S. Government
   securities                 21,147,279    140,384      23,810    21,263,853

State & municipal
   securites                           0          0           0             0

Other securities               1,883,409    159,284       1,060     2,041,633
                              ----------    -------    -------     ---------
                             $43,501,215   $353,761    $170,331   $43,684,645
                              ==========    =======     =======    ==========


Securities to be held
   to maturity -

U.S. Agency securities       $24,073,836   $ 80,662    $236,355   $23,918,143

U.S. Government
   securities                  2,000,000          0           0     2,000,000

State &  municipal
   securities                 24,068,995    692,063     221,560    24,539,498

Other securities               1,599,491     14,412      11,378     1,602,525
                              ----------    -------     -------    ----------
                             $51,742,322   $787,137    $469,293   $52,060,166
                              ==========    =======     =======    ==========

       Assets, principally securities, carried at approximately $21,025,000 at December 31, 1995 and $16,470,000 at
       December 31,  1994  were pledged to  secure  public   deposits
       and  for   other  purposes  required or permitted by law.

       Gross realized gains and gross realized losses on sales of securities available for sale were:

                                                         1995
                                                         ----
       Gross realized gains:
       U.S. Government and agency securities         $  34,662
       State and municipal securities                   11,730
                                                       -------
                                                     $  46,392
                                                       =======

       Gross realized losses:
       U.S. Government and agency securities         $  28,481
       State and municipal securities                        0
                                                       -------
                                                     $  28,481
                                                       =======

Note C   LOANS

         The components of loans in the consolidated balance sheets were as follows:

                                           1995         1994
                                           ----         ----

         Commercial                  $ 18,092,006   $ 17,491,411
         Construction                   7,493,603      6,583,557
         Mortgage                      78,946,757     69,879,440
         Other                         23,102,667     19,770,558
                                      -----------    -----------
                                     $127,635,033   $113,724,966
                                      ===========    ===========

Note D    ALLOWANCE FOR CREDIT LOSSES

          An analysis of the change in the allowance for credit losses follows:

                                           1995          1994
                                           ----          ----

          Balance at January 1          $ 608,998     $ 561,424
                                         --------      --------
          Credits charged off           (  56,611)   (   40,549)
          Recoveries                       15,164        11,123
                                         --------      --------
          Net credits charged off       (  41,447)   (   29,426)
                                         --------      --------
          Provision for credit losses     145,000        77,000
                                         --------      --------
          Balance at December 31        $ 712,551     $ 608,998
                                         ========      ========

Note E   PROPERTIES AND EQUIPMENT

         Components of properties and equipment included in the consolidated balance sheets at December 31, 1995 and 1994 were as follows:

                                           1995         1994
                                           ----         ----

         Land                         $  289,547    $  289,547
         Bank premises                 3,488,420     3,474,359
         Furniture & equipment         2,249,865     2,088,169
         Leasehold improvements          291,523       127,642
                                       ---------     ---------
            Total cost                 6,319,355     5,979,717
         Less accumulated
            depreciation              (3,051,187)   (2,820,948)
                                       3,268,168     3,158,769
         Construction in progress              0           930
                                       ---------     ---------
            Net book value            $3,268,168    $3,159,699
                                       =========     =========


         Certain bank facilities and equipment are leased under various operating leases. Rental expense was $51,970 in 1995 and $49,895 in 1994. Future minimum rental commitments under noncancelable leases are:

                         1996             $  73,951
                         1997                73,951
                         1998                73,951
                         1999                73,951
                         2000                39,301
                                            -------
                                          $ 335,105
                                            =======

Note F   EMPLOYEE BENEFITS

         The bank has a non-contributory single employer defined benefit pension plan covering substantially all of its employees. The frozen initial liability method was used to determine funding requirements of $111,253 for 1995 and $120,092 for 1994. Under this method, the first year's normal cost for each participant is the level contribution which would have been required from the participant's age at original entry into the employer's service in order to fund the participant's benefit at retirement age. The frozen unfunded actuarial liability represents the reserve which would have been on hand if the normal cost had been paid in all prior years, less plan assets. Each year the frozen unfunded actuarial liability is increased by interest plus the normal cost with interest, and decreased by the company contribution with interest. The normal cost for any year after the first year is equal to the present value of benefit less the actuarial value of plan assets less the current value of the frozen unfunded actuarial liability, divided by an average temporary annuity factor. The average temporary annuity factor is calculated based on the present value of each participant's future compensation. Any actuarial gains or losses which arise from plan experience which differ from the actuarial assumptions are spread over future years' normal costs. However, any gains or losses resulting from plan amendment or assumption changes are considered new pieces of unfunded liability and must be funded over no more than thirty years. A summary of the plan's funding standard account for plan years 1995 and 1994 is as follows:

                                                1995           1994
                                                ----           ----

Reconciliation of Funded Status
   Actuarial present value of
      accumulated benefit obligations:
      a.  Vested portion                    ($1,033,544)    (  879,903)
      b.  Non-vested protion                (    58,531)    (   26,042)
                                              ---------       --------
  Accumulated Benefit Obligation             (1,092,075)    (  905,945)
  Effect of estimated future pay growth      (  109,053)    (  339,478)
                                              ---------      ---------
  Projected Benefit Obligation               (1,201,128)    (1,245,423)
  Plan assets at fair value                   1,464,995      1,243,937
                                              ---------      ---------
  Funded status                                 263,867     (    1,486)
  Unrecognized net (gain) or loss           (    70,643)       202,878
  Unrecognized prior service cost           (   149,278)    (  155,249)
  Unrecognized net obligation or (net
     asset)                                 (    43,946)    (   46,143)

  (Accrued) Prepaid Cost                     $    0        $     0
                                              =========       ========


                                                  1995           1994
                                                  ----           ----
Determination of Pension Cost
   Service cost                              $   73,528      $  60,364
   Interest cost                                 92,020         89,791
   Expected return on assets                 (   86,769)    (   76,158)
   Amortization of:
      Unrecognized net (gain)
         or loss                                  3,013          2,310
      Unrecognized prior service
         cost                                (    5,971)             0
      Unrecognized net obligation
         or (net asset)                      (    2,197)    (    2,197)
                                              ---------      ---------
   Net Periodic Pension Cost                 $   73,634     $   74,110
                                              =========      =========

      The funding calculation was based on a weighted average assumed discount of 6% and an annual rate of increase in compensation of 4.5%.

      The bank also has a non-contributory defined contribution profit sharing plan covering substantially all of its employees. The contributions for 1995 and 1994 were provided based on 10% of eligible employee's covered compensation. These contributions were $153,521 and $151,617 for 1995 and 1994 respectively.

      Note G INCOME TAXES

             The consolidated provision for income taxes consisted of the following:

                                               1995          1994
                                               ----          ----
Currently payable
   Federal                                 $1,299,287     $1,188,615
   State                                       77,781        212,761
                                            ---------      ---------
                                           $1,377,068     $1,401,376
                                            =========      =========

 Deferred tax                                   6,089          9,083
                                            ---------      ---------
                                           $1,383,157     $1,410,459
                                            =========      =========

      The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1995 and 1994, as indicated in the following analysis:

                                               1995         1994
                                               ----         ----

 Statutory rate                                34.0%        34.0%
 Increase (decrease) resulting from:
    Effect of tax-exempt income               ( 9.6%)     ( 10.2%)
    Interest and other nondeductible
        expenses                                1.6%         1.1%
    Other                                       0.0%          .5%
                                               ----         ----
                                               26.0%        25.4%
                                               =====        =====

   The cumulative totals of each type of significant item that gave rise to deferred taxes are:

                                                  1995          1994
                                                  ----          ----

Net unrealized (appreciation) depreciation
  on securities available for sale              ($ 591,868)    $ 529,502
Depreciation                                    (    6,089)   (  145,799)
                                                 ---------     ---------
Net deferred tax effect                         ($ 597,957)   ($ 383,703)
                                                  ========      ========

Note H   RELATED PARTIES

         The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1995 was $1,934,390. During 1995, new loans to such related parties amounted to $2,525,659 and repayments amounted to $1,947,752.


Note I   CONTINGENT LIABILITIES AND COMMITMENTS

         The Bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are described in Note K Financial Instruments.


Note J   CONCENTRATIONS OF CREDIT

         All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. All such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.


Note K   FINANCIAL INSTRUMENTS

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position.

         The   contract  or   notional   amounts   of   those
         instruments  reflect  the  extent   of  the   Bank's
         involvement  in  particular   classes  of  financial
         instruments.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

         Commitments   to   Extend   Credit   and   Financial
         Guarantees. At December 31, 1995, the Bank was exposed to credit risk on commitments to extend credit having contract amounts of $4,285,138 and standby letters of credit of $251,584.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the  counter party.  Collateral  held varies  but
         may   include    accounts   receivable,   inventory,
         property, plant, and equipment; and income-producing commercial properties.

         The estimated fair values of the Bank's financial instruments were as follows:

                              December 31, 1995        December 31, 1994
                              -----------------        -----------------

                              Carrying      Fair       Carrying     Fair
                              Amount       Value        Amount      Value
                              ------       -----        ------      -----
Financial Assets:
   Cash and short-term
      investments            7,489,315    7,489,315   7,106,985     7,106,985

   Investment securities    95,426,967   95,744,811   97,443,132   96,343,246

   Loans, net of
      allowance            126,922,482  119,866,946  113,115,968   106,284,754
                           -----------  -----------  -----------   -----------
                           229,838,764  223,101,072  217,666,085   209,734,985
                           ===========  ===========  ===========   ===========

Financial Liabilities:
   Demand deposits          90,314,502   90,314,502   89,186,491    89,186,491

Certificates of deposit    123,287,689  123,716,237  108,131,936   107,563,939

Unrecognized  financial
   instruments:                 N/A         N/A          N/A            N/A


Note L   CHANGE IN DEPRECIATION METHOD


         Depreciation was computed by the straight-line method in 1994. Depreciation in prior years was computed using accelerated depreciation as specified by the Internal Revenue Code. The new method was adopted in accordance with generally accepted accounting principles. The effect of the retroactive changes on the bank's Balance Sheet for 1994 was as follows:

           Increase in book value of Fixed Assets    $ 275,630
             Less: Deferred income tax                  93,714
                                                       -------
           Increase in equity                        $ 181,916
                                                       =======

                                                     ATTACHMENT I

                Arkansas Business Corporation Act of 1965

       4-26-1007.  Rights of dissenting shareholders.

            (a) If a shareholder of a corporation which is a party to a merger or consolidation files with the corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to the plan of merger or consolidation and does not vote in favor thereof, and the shareholder within ten (10) days after the date on which the vote was taken makes written demand on the surviving or new domestic or foreign corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, then, if the merger or consolidation is effected, the surviving or new corporation shall pay to the shareholder, upon surrender of his certificate or certificates representing the shares, the fair value thereof.

            (b) The demand shall state the number and class of the shares owned by the dissenting shareholder.

            (c) Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the merger or consolidation.

            (d) Within ten (10) days after the merger or consolidation is effected, the surviving or new corporation, as the case may be, shall give notice to each dissenting shareholder who has made demand as herein provided for the payment of the fair value of his shares.

            (e)(1) If within thirty (30) days after the date on which the merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment shall be made within ninety (90) days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing those shares.

            (2) Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in those shares or in the corporation.

            (f)(1) If within the period of thirty (30) days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder, within sixty (60) days after the expiration of the thirty-day period, may file a petition in the circuit court of the county in which the registered office of the surviving corporation is located, if the surviving corporation is a domestic corporation or in the Pulaski County Circuit Court if the surviving corporation is a foreign corporation, asking for a finding and determination of the fair value of the shares and shall be entitled to judgment against the surviving or new corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving such merger or consolidation, together with interest thereon to the date of the judgment.

            (2) The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing the shares.

            (3) Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving or new corporation.

            (4) Unless the dissenting shareholder files the petition within the time herein limited, the shareholder and all persons claiming under him shall be bound by the terms of the merger or consolidation.

            (g) Shares acquired by the surviving or new corporation pursuant to the payment of the agreed value thereof or to payment of the judgment entered, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares.

            (h) The provisions of this section shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other domestic or foreign corporations that are parties to the merger.

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


       Item 20.  Indemnification of Directors and Officers.

            Section 4-27-850 of the Arkansas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Article TWELFTH of First Commercial's Second Amended and Restated Articles of Incorporation, as amended, provides for indemnification of the directors and executive officers of First Commercial to the fullest extent legally permissible under the relevant provisions of the Arkansas Business Corporation Act. Additionally, the Company has in place directors' and officers' liability insurance coverage.

       Item 21.  Exhibits and Financial Statement Schedules.

            Number

            2                   Plan   and  Agreement   of  Merger
                                between      First      Commercial
                                Corporation   and  First   Central
                                Corporation.

          * 4.1 First Commercial's Second Amended and Restated Articles of Incorporation, as amended
                                (incorporated   by  reference   to
                                Exhibit 3(i) to Form 10-Q  for the
                                quarterly  period  ended June  30,
                                1996.

          * 4.2 First Commercial's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991, as amended, in 0-9676).

          * 4.3 Rights Agreement (incorporated by reference to Exhibit 4 to Form 8-K dated September 18, 1990, in 0-
                                9676).

            5                   Opinion  and  Consent  of  Friday,
                                Eldredge & Clark.

            8 Opinion and Consent of Friday, Eldredge & Clark regarding certain tax matters.

           23.1 Consent of Friday, Eldredge & Clark (included in Exhibits 5 and 8 to this Registration Statement).

           23.2                 Consent of Ernst & Young LLP.

           23.3                 Consent   of   Angel,   Humphries,
                                Hamilton & Company, Ltd.

           24                   Powers of Attorney.

           99                   Form of Proxy.

       ---------------

       *Incorporated herein by reference as indicated.


       Item 22.  Undertakings

            The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To  include  any   prospectus  required   by
            Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect  in the  prospectus any  facts or
            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any
            material   change   to   such   information   in   the
            registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            5. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

            6. That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions referred to in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            8.   To  respond to requests  for information  that is
       incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            9. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement, when it became effective.

                               SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 10th day of April, 1997.

                                    FIRST  COMMERCIAL CORPORATION

                                    /s/ J. Lynn Wright
                                    ________________________________
                                    J. Lynn Wright
                                    Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of April, 1997.

                  *
        ___________________________  Chairman of the Board, Chief
        Barnett Grace                Executive  Officer, President
                                     and Director
                                     (Principal Executive Officer)


       /s/ J. Lynn Wright
       ____________________________  Chief Financial Officer
       J. Lynn Wright                Principal Financial and
                                     Accounting Officer)

                 *
       ____________________________  Director
       John W. Allison


                 *
       ____________________________  Director
       Truman Arnold


                 *
       ____________________________  Director
       William H. Bowen


                 *
       ____________________________  Director
       Peggy Clark

                 *
       ____________________________  Director
       Robert G. Cress


                 *
       ____________________________  Director
       Cecil W. Cupp, Jr.



                 *
       ____________________________  Director
       Frank D. Hickingbotham


                 *
       ____________________________  Director
       Walter E. Hussman, Jr.


                 *
       ____________________________  Director
       Frederick E. Joyce, M.D.


                 *
       ____________________________  Director
       Jack G. Justus


                 *
       ____________________________  Director
       William M. Lemley


                 *
       ____________________________  Director
       Michael W. Murphy


                 *
       ____________________________  Director
       Sam C. Sowell


                 *
       ____________________________  Director
       Paul D. Tilley

       *By:  /s/ Edwin P. Henry
           ________________________
                 Edwin P. Henry
                 Attorney-in-Fact

       Edwin P. Henry, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                            INDEX TO EXHIBITS


            Number                   Description

            2 Plan and Agreement of Merger between First Commercial Corporation and First Central Corporation.

          * 4.1 First Commercial's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to
                           Exhibit  3(i)  to  Form  10-Q  for  the
                           quarterly period ended June 30, 1996.

          * 4.2 First Commercial's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991, as amended, in 0-9676).

          * 4.3            Rights   Agreement   (incorporated   by
                           reference  to Exhibit  4  to  Form  8-K
                           dated September 18, 1990, in 0-9676).

            5              Opinion and Consent of Friday, Eldredge
                           & Clark.

            8 Opinion and Consent of Friday, Eldredge & Clark regarding certain tax matters.

           23.1 Consent of Friday, Eldredge & Clark (included in Exhibits 5 and 8 to this Registration Statement).

           23.2            Consent of Ernst & Young LLP.

           23.3            Consent of Angel, Humphries, Hamilton &
                           Company, Ltd.

           24              Powers of Attorney.

           99              Form of Proxy.


       ________________

       *Incorporated herein by reference as indicated.

                                                             EXHIBIT 2






                               PLAN AND

                          AGREEMENT OF MERGER

                                BETWEEN

                     FIRST COMMERCIAL CORPORATION

                                  AND

                       FIRST CENTRAL CORPORATION






                        Date: FEBRUARY 5, 1997

                           TABLE OF CONTENTS
                                                              Page
                               ARTICLE I
                          THE PLAN OF MERGER

     Section 1.01.  The Merger . . . . . . . . . . . . . . . .   1
     Section 1.02.  Effect of the Merger . . . . . . . . . . .   2
     Section 1.03.  Consummation of the Merger . . . . . . . .   2
     Section 1.04.  Articles of Incorporation; Bylaws;
                    Directors and Officers . . . . . . . . . .   3
     Section 1.05.  Merger Consideration; Conversion
                    of Securities  . . . . . . . . . . . . . .   3
     Section 1.06.  Exchange of Certificates . . . . . . . . .   4
     Section 1.07.  Rights   of  First   Central  Shareholders  to
        Dividends  . . . . . . . . . . . . . . . . . . . . . .   4

                              ARTICLE II
                          APPROVAL OF MERGER

     Section 2.01.  Shareholder Approval . . . . . . . . . . .   5

                              ARTICLE III
                    REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations   and  Warranties   of   First
          Central  . . . . . . . . . . . . . . . . . . . . . .   5
                    (a)  Authority for Transaction . . . . . .   5
                    (b)  Organization and Capitalization . .     5
                    (c)  Financial Statements  . . . . . . .     6
                    (d)  Dividends . . . . . . . . . . . . .     7
                    (e)  Loans . . . . . . . . . . . . . . .     7
                    (f)  Taxes . . . . . . . . . . . . . . .     7
                    (g)  Litigation and Regulatory Matters .     8
                    (h)  Compliance  . . . . . . . . . . . .     8
                    (i)  Properties and Other Assets . . . .     9
                    (j)  Agreement Does Not Violate Other
                         Instruments . . . . . . . . . . . .    10
                    (k)  Insurance   . . . . . . . . . . . .    11
                    (l)  Employee Benefit Plans  . . . . . .    11
                    (m)  Employee Relations  . . . . . . . .    12
                    (n)  No Material Events  . . . . . . . .    13
                    (o)  Liabilities . . . . . . . . . . . .    13
                    (p)  Marketability of Securities . . . .    14
                    (q)  Interested Party Transactions . . .    14
                    (r)  Material Contracts  . . . . . . . .    15
                    (s)  Environmental Matters . . . . . . .    15
                    (t)  Property   Sites  Owned   by   First
                    Central
                         and FNB Searcy  . . . . . . . . . .    16
                    (u)  Representations Not Misleading  . .    17
     Section 3.02.  Representations and Warranties of First
                    Commercial . . . . . . . . . . . . . . . .  17

                    (a)  Organization and Capitalization of First
                         Commercial  . . . . . . . . . . . .    17
                    (b)  Authority for Transaction . . . . .    18
                    (c)  Agreement Does Not Violate Other
                         Instruments . . . . . . . . . . . .    18
                    (d)  Representations Not Misleading  . .    19
                    (e)  Financial Statements  . . . . . . .    19
                    (f)  Litigation and Regulatory Matters .    20
                    (g)  Compliance  . . . . . . . . . . . .    20
                    (h)  No Material Events  . . . . . . . .    21
                    (i)  Taxes . . . . . . . . . . . . . . .    21
                    (j)  Insurance . . . . . . . . . . . . .    21
                    (k)  ERISA Plans . . . . . . . . . . . .    21
                    (l)  Employee Relations  . . . . . . . .    22
                    (m)  Properties and Other Assets . . . .    22
                    (n)  Environmental Matters . . . . . . .    22
                    (o)  Pending Acquisitions by FCC . . . .    22
                    (p)  Regulatory Approval . . . . . . . .    22
                    (q)  Availability of First Commercial
                         Stock . . . . . . . . . . . . . . .    23

                              ARTICLE IV
                               COVENANTS

     Section 4.01.  Covenants of First Central   . . . . . . .  23
                    (a)  Approval of Transaction and Consents   23
                    (b)  Access to Corporate Records . . . .    23
                    (c)  Monthly Financial Statements  . . .    24
                    (d)  Closing Financial Statements  . . .    24
                    (e)  Conduct of Business . . . . . . . .    24
                    (f)  Cooperation      and      Furnishing
                    Information  . . . . . . . . . . . . . .    25
                    (g)  Related Party Transactions  . . . .    26
                    (h)  Notice of Changes . . . . . . . . .    26
                    (i)  Limit on First Central's  Attorneys'
                         Fees  . . . . . . . . . . . . . . .    26
                    (j)  Completion  and Delivery of
                         Schedules . . . . . . . . . . . . .    26
     Section 4.02.  Covenants of First Commercial  . . . . . .  27
                    (a)  Consents and Approvals  . . . . . .    27
                    (b)  Quarterly Reports; Current Reports     27
                    (c)  Conduct of Business . . . . . . . .    27
                    (d)  Notice of Changes . . . . . . . . .    28
                    (e)  Access to Corporate Records . . . .    28
                    (f)  Registration of First Commercial Stock 28
                    (g)  Pooling of Interests  . . . . . . .    29
                    (h)  Employee Benefits . . . . . . . . .    29
                    (i)  Completion and Delivery of Schedules   29
                    (j)  Election to  First Commercial  Board   29

                               ARTICLE V
                         CONDITIONS PRECEDENT

     Section 5.01.  Conditions Precedent to Obligation of First
                    Commercial . . . . . . . . . . . . . . . .  30
                    (a)  Performance of Covenants  . . . . .    30
                    (b)  Representations True at Closing . .    30
                    (c)  Material   Changes   in    Financial
                         Condition, Business or Prospects  .    30
                    (d)  Certified Resolutions . . . . . . .    30
                    (e)  Government Approvals; Other Consents   30
                    (f)  No Injunction . . . . . . . . . . .    31
                    (g)  Litigation  . . . . . . . . . . . .    31
                    (h)  No  Material Misstatements  or
                         Omissions   . . . . . . . . . . . .    31
                    (i)  Opinion of First Central's Counsel     31
                    (j)  Financial Confirmation  . . . . . .    31
                    (k)  Due Diligence Review  . . . . . . .    32
                    (l)  Title Opinion . . . . . . . . . . .    32
                    (m)  Pooling of Interests Opinion  . . .    33
                    (n)  Delivery   of  Continuity   of
                         Interest Letters  . . . . . . . . .    33
                    (o)  Articles of Merger  . . . . . . . .    33
                    (p)  Change in Market Price for
                         First Commercial Stock  . . . . . .    33
     Section 5.02.  Conditions Precedent to Obligation
                         of First Central .. . . . . . . . .    34
                    (a)  Performance of Covenants  . . . . .    34
                    (b)  Representations True at Closing . .    34
                    (c)  Material Changes in  Financial
                         Condition  . .  . . . . . . . . . .    34
                    (d)  Certified Resolutions . . . . . . .    34
                    (e)  No Injunction . . . . . . . . . . .    35
                    (f)  No Material Misstatements or
                         Omissions . . . . . . . . . . . . .    35
                    (g)  Opinion of First Commercial's
                         Counsel   . . . . . . . . . . . . .    35
                    (h)  Tax Opinion . . . . . . . . . . . .    35
                    (i)  Securities Registration Opinion   .    36
                    (j)  Articles of Merger  . . . . . . . .    36
                    (k)  Due Diligence Review  . . . . . . .    36
                    (l)  Change in Market Price for
                         First Commercial Stock  . . . . . .    36
                    (m)  Litigation  . . . . . . . . . . . .    37
                    (n)  Receipt of Government Approval  . .    37

                              ARTICLE VI
                             TERMINATION

     Section 6.01.  Procedure for Termination  . . . . . . . .  37
     Section 6.02.  Termination by Mutual Agreement  . . . . .  39
     Section 6.03.  Effect of Termination for Non-Willful
                    Breach . . . . . . . . . . . . . . . . . .  39
     Section 6.04.  Effect of Termination for Willful Breach .  39
     Section 6.05.  Enforcement Expenses . . . . . . . . . .    40

                              ARTICLE VII
                         BROKERS AND EXPENSES

     Section 7.01.  Brokers  . . . . . . . . . . . . . . . . .  40
     Section 7.02.  Expenses . . . . . . . . . . . . . . . . .  40

                             ARTICLE VIII
                             MISCELLANEOUS

     Section 8.01.  Announcements  . . . . . . . . . . . . . .  40
     Section 8.02.  Notices  . . . . . . . . . . . . . . . . .  40
     Section 8.03.  Binding Effect . . . . . . . . . . . . . .  41
     Section 8.04.  Headings . . . . . . . . . . . . . . . . .  41
     Section 8.05.  Counterparts . . . . . . . . . . . . . . .  41
     Section 8.06.  Integration of Agreement . . . . . . . . .  41
     Section 8.07.  Amendments; Waivers  . . . . . . . . . . .  42
     Section 8.08.  Governing Law  . . . . . . . . . . . . . .  42
     Section 8.09.  Incorporation by Reference . . . . . . . .  42
     Section 8.10.  Confidentiality of Information . . . . . .  42
     Section 8.11.  No Assignment  . . . . . . . . . . . . . .  42
     Section 8.12.  Severability . . . . . . . . . . . . . . .  42
     Section 8.13.  Survival of Representations and Warranties  43
     Section 8.14.  Definition of To The Knowledge Of  . . . .  43

                           List of Exhibits:

     A    Form of Articles of Merger (Section 1.01)

     B    Form  of  Opinion  of  Lightle,  Beebe,  Raney   &  Bell
          (Section 5.01(i))

     C    Form of  Opinion of  Friday, Eldredge  & Clark  (Section
          5.02(g))

                          List of Schedules:

     A    Schedule  of   Ownership  of   Common  Stock  (Delivered
          Pursuant to Section 3.01(b)(ii))

     B    Schedule  of  Dividends  (Delivered Pursuant  to Section
          3.01(d))

     C    Schedule  of   Loans  (Delivered   Pursuant  to  Section
          3.01(e))

     D    Schedule   of  Internal  Revenue  Service  and/or  State
          Taxing Authority Audits (Delivered  Pursuant to  Section
          3.01(f)

     E    Schedule of  Litigation (Delivered  Pursuant to  Section
          3.01(g))

     F Schedule of Consents and Approvals to be Obtained by First Central and FNB Searcy (Delivered Pursuant to
          Section 3.01(j))

     G    Schedule of  Insurance Policies  (Delivered Pursuant  to
          Section 3.01(k))

     H Schedule of Employee Benefit Plans (Delivered Pursuant to Section 3.01(l))

     I    Schedule  of Employees  (Delivered Pursuant  to  Section
          3.01(m))

     J    Schedule  of  Material Changes  (Delivered  Pursuant  to
          Section 3.01(n))

     K Schedule of Pledges of Investment (Delivered Pursuant to Section 3.01(p))

     L Schedule of Interested Party Transactions and Loans (Delivered Pursuant to Section 3.01(q))

     M    Schedule of  Material Contracts  (Delivered Pursuant  to
          Section 3.01(r))

     N Schedule of Properties Containing Hazardous Materials (Delivered Pursuant to Section 3.01(s))

     O Schedule of Property Sites Owned by First Central and FNB Searcy (Delivered Pursuant to Section 3.01(t))

     P    Schedule of  Consents and  Approvals to  Be Obtained  by
          First   Commercial   (Delivered  Pursuant   to   Section
          3.02(c))

     Q    Schedule of  Litigation (Delivered  Pursuant to  Section
          3.02(f)).

                              DEFINITIONS

     Acquisition . . . . . . . . . . . . . . . . . . . . . . .  25
     Articles of Merger  . . . . . . . . . . . . . . . . . .     2
     Closing . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Closing Date  . . . . . . . . . . . . . . . . . . . . . .   2
     Closing Financial Statements  . . . . . . . . . . . . . .  24
     COBRA . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Code  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Dissenting Shares . . . . . . . . . . . . . . . . . . . .   3
     Effective Time  . . . . . . . . . . . . . . . . . . . . .   2
     ERISA . . . . . . . . . . . . . . . . . . . . . . . . .     9
     Federal Reserve Board . . . . . . . . . . . . . . . . . .  19
     First Central . . . . . . . . . . . . . . . . . . . . .     1
     First Central Balance Sheet . . . . . . . . . . . . . . .   8
     First Central Due Diligence Review  . . . . . . . . . .    36
     First Central Financial Statements  . . . . . . . . . . .   6
     First Central Schedules  . . . . . . . . . .  . . . . . .  26
     First Central Stock . . . . . . . . . . . . . . . . . . .   1
     First Commercial  . . . . . . . . . . . . . . . . . . . .   1
     First Commercial Banks  . . . . . . . . . . . . . . . . .  19
     First Commercial Due Diligence Review . . . . . . . . . .  32
     First Commercial Financial Statements . . . . . . . . . .  19
     First Commercial Schedules . . . . . . . . . . . . . .  .  29
     First Commercial Stock  . . . . . . . . . . . . . . . . .   1
     FNB Searcy . . . . . . . . . . . . . . . . . . . . .  . .   1
     Insurance Policies  . . . . . . . . . . . . . . . . . .    11
     Merger  . . . . . . . . . . . . . . . . . . . . . . . .     1
     Merger Consideration  . . . . . . . . . . . . . . . . .     3
     Monthly Financial Statements  . . . . . . . . . . . . .    24
     Pension Plan  . . . . . . . . . . . . . . . . . . . . .    11
     Plan  . . . . . . . . . . . . . . . . . . . . . . . . .    11
     Registration Statement  . . . . . . . . . . . . . . . .    28
     SFAS  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Surviving Corporation . . . . . . . . . . . . . . . . . .   2

                               PLAN AND
                         AGREEMENT OF MERGER
                                BETWEEN
                     FIRST COMMERCIAL CORPORATION
                                  AND
                       FIRST CENTRAL CORPORATION


          This AGREEMENT is made as of this 5th day of February, 1997, between FIRST COMMERCIAL CORPORATION, an Arkansas corporation having its principal office in Little Rock, Arkansas ("First Commercial"), and FIRST CENTRAL CORPORATION, an Arkansas corporation having its principal office in Searcy, Arkansas ("First Central").

                         W I T N E S S E T H:

          WHEREAS, First Central owns all of the issued and outstanding common stock of First National Bank, Searcy, Arkansas ("FNB Searcy"); and

          WHEREAS, for good and sound reasons germane to the business of the parties hereto, the Boards of Directors of First Commercial and First Central have each determined that it would be in the best interests of such corporations, their respective shareholders, subsidiaries and customers and the communities they serve for First Central to be merged with and into First Commercial with the shareholders of First Central receiving shares of common stock of First Commercial, par value $3.00 per share ("First Commercial Stock"), in exchange for the outstanding shares of common stock of First Central, par value $1.00 per share ("First Central Stock"), owned by them (the "Merger"), thereby permitting First Commercial to acquire First Central and FNB Searcy; and

          WHEREAS, the Boards of Directors of First Commercial and First Central have, or will have, adopted resolutions approving the Merger upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of these premises and the mutual promises, representations, covenants and actions hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

                               ARTICLE I
                          THE PLAN OF MERGER

          Section 1.01. The Merger. At the Effective Time (as defined in Section 1.03 hereof) in accordance with this Agreement and Arkansas law, First Central shall be merged with and into First Commercial pursuant to the Articles of Merger to be entered into by First Central and First
     Commercial in substantially the form attached hereto as Exhibit A (the "Articles of Merger"), the separate existence of First Central shall cease, and First Commercial shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. First Commercial, as at the Effective Time and thereafter, hereinafter may sometimes be referred to as the "Surviving Corporation."

          Section 1.02. Effect of the Merger. At the Effective Time the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges and franchises possessed by each of First Commercial and First Central, (ii) all of the property and assets of whatsoever kind or description of each of First Commercial and First Central, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and (iii) the Surviving Corporation shall be responsible for all of the liabilities and obligations of each of First Commercial and First Central, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations; but the liabilities of First Commercial and First Central, or of their shareholders, directors or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired by the Merger, and any claim existing, or action or proceeding pending, by or against either of First Commercial or First Central may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of First Commercial or First Central, as the case may be.

          Section 1.03. Consummation of the Merger. The Merger will be closed in accordance herewith (the "Closing") on the first business day of the month immediately following the month in which all approvals and consents, and the expiration of all waiting periods, necessary to consummate the transactions contemplated herein have been received, or such other date as the parties may mutually agree in writing (the "Closing Date") subject to the fulfillment of each condition set forth in Article V hereafter. The parties hereto will use their best efforts to accomplish the Closing before June 30, 1997. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Arkansas on the Closing Date appropriate Articles of Merger. The "Effective Time" shall be 5:00 p.m., Little Rock time, on the date of such filing. The Closing will take place at 10:00 a.m., Little Rock time, on the Closing Date, at the offices of Friday, Eldredge & Clark in Little Rock, Arkansas, or at such other mutually agreeable time or place.

          Section 1.04. Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of First Commercial, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The Bylaws of First Commercial, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The directors and officers of First Commercial immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation after the Effective Time until their successors are elected and qualified.

          Section 1.05. Merger Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of First Commercial, First Central or the holder of any of the securities of such corporations:

          (a) Each share of First Central Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable Arkansas law ("Dissenting Shares")) shall be canceled and extinguished and be converted into the right to receive that number of shares of First Commercial Stock equal to the result obtained by dividing (Y) 1,650,000 (the number of shares of First Commercial Stock to be issued in the Merger) by (Z) the number of outstanding shares of First Central Stock on the Closing Date (such consideration, as well as any payment due in lieu of fractional shares of First Commercial Stock as hereinafter provided being herein referred to as the "Merger Consideration"); provided, however, that in the event after the date hereof the shares of First Commercial Stock at any time outstanding prior to the Closing Date shall be subdivided, by reclassification, recapitalization, stock dividend, or otherwise, into a greater number of shares without the actual receipt by First Commercial of consideration (at least equal to book value) for the additional number of shares so issued, or the number of shares of First Commercial Stock at any time outstanding shall be reduced, by reclassification, recapitalization, reduction of capital stock, or otherwise, or the outstanding shares of First Commercial Stock shall be reclassified or changed other than in such manner, then the number of shares of First Commercial Stock that each holder of First Central Stock shall be deemed to have the right to receive shall be adjusted accordingly to the nearest 10,000th share of First Commercial Stock.

          (b) No fractional shares of First Commercial Stock shall be issued as part of the Merger, and in lieu of fractional shares, First Commercial shall pay a sum in cash equal to the value of any such fractional share of First
     Commercial Stock to which any holder of First Central Stock shall be entitled determined on the basis of the last reported sales price on the Closing Date for shares of First Commercial Stock on the Nasdaq National Market.

          (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of First Central with respect to shares of First Central Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of First Central Stock are presented to First Commercial or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in
     Section 1.06 and following, subject to applicable law in the case of Dissenting Shares.

          Section 1.06. Exchange of Certificates. From and after the Effective Time, all certificates representing shares of First Central Stock, with the exception of certificates representing Dissenting Shares or shares of First Central Stock held by First Commercial, shall represent the right to receive shares of First Commercial Stock on the basis set forth above, and the right to receive cash in lieu of fractional shares in exchange therefor, upon the terms and conditions of this Agreement, subject to applicable abandoned property, escheat and similar laws. Upon delivery of certificates representing shares of First Central Stock to the transfer agent of First Commercial, including shares delivered at the Closing provided the transfer agent of First Commercial has been given at least ten (10) days notice of the intent to make such delivery, First Commercial shall cause the transfer agent to issue certificates representing the requisite number of shares of First Commercial Stock for each share of First Central Stock represented by the certificates therefor properly delivered, and First Commercial shall pay by certified or cashier's check the amount entitled to be received in lieu of fractional shares. Notwithstanding the foregoing, neither First Commercial's transfer agent nor any party hereto shall be liable to a holder of shares of First Central Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          Section 1.07. Rights of First Central Shareholders to Dividends. Holders of First Central Stock on the Effective Date shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by First Commercial subsequent to the Effective Date, but delivery of payment of such dividends will not be required of First Commercial until such persons have delivered their certificates representing shares of First Central Stock in exchange for certificates representing shares of First Commercial Stock in accordance with the provisions of Section 1.06 above. Notwithstanding the foregoing, First Commercial shall not be liable to a holder of shares of First Central Stock for any such dividends delivered to a public official pursuant to any abandoned property, escheat and similar laws.

                              ARTICLE II
                          APPROVAL OF MERGER

          Section 2.01.  Shareholder Approval.   The  shareholders
     of First Central shall approve the Merger in accordance with Arkansas law.

                              ARTICLE III
                    REPRESENTATIONS AND WARRANTIES

          Section 3.01. Representations and Warranties of First Central. No representation or warranty is made by any director, officer or employee of First Central, or FNB Searcy, as an individual. First Central, for itself and on behalf of FNB Searcy, represents and warrants to First Commercial the following, each of which representations and warranties shall be continuing and shall (except as otherwise stated herein) be true as of the date of this Agreement and on the Closing Date:

          (a) Authority for Transaction. The Board of Directors of First Central has duly approved this Agreement and the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of First Central enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court. First Central has full corporate power, authority and legal right to enter into this

     Agreement and, upon approval thereof by its shareholders and by appropriate regulatory authorities, to consummate the transactions contemplated hereby. The Board of Directors of First Central and its shareholders shall have taken all action required by law or by the Articles of Incorporation and Bylaws of First Central or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (b)  Organization and Capitalization.

               (i) First Central has delivered to First Commercial complete and correct copies of the Articles of Incorporation, and all amendments thereto or restatements thereof, and Bylaws of First Central as in effect on the date hereof. First Central is a corporation duly organized and validly existing in good standing under the laws of the State of Arkansas, with full corporate power and authority to carry on its business as and where it is now being conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of First Central consists of 80,000 shares of First Central Stock, 71,926 shares of which are issued and outstanding. All such issued and outstanding shares of First Central Stock have been fully paid, are validly authorized and duly issued and are non-assessable and such shares of First Central Stock have not been issued in violation of any preemptive rights. First Central does not have outstanding any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of, and it is not obligated to issue, any shares of First Central Stock or other securities.

               (ii) First   Central   has   delivered   to   First
     Commercial a complete and correct copy of the Articles of Incorporation, and all amendments thereto, and Bylaws of FNB Searcy as in effect on the date hereof. FNB Searcy is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with full power and authority to carry on its business as and where it is now being conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of FNB Searcy consists of 40,000 shares of common stock, $25.00 par value per share, all of which are outstanding and owned by First Central, and all of which have been fully paid, are validly authorized and duly issued and are not subject to assessment, and such shares have not been issued in violation of any preemptive rights of stockholders. To the knowledge of First Central and FNB

     Searcy, no regulatory agency has threatened or considered any assessment against the owner of the stock of FNB Searcy. There are no subscriptions, options or other arrangements or commitments obligating First Central or FNB Searcy to issue or to acquire or dispose of, and FNB Searcy is not otherwise obligated to issue, any shares of its common stock or other securities.

               (iii)First Central has no direct or indirect subsidiary other than FNB Searcy.

          (c) Financial Statements. First Central has delivered to First Commercial its consolidated financial statements for the years ended December 31, 1995, 1994, and 1993 with the unqualified report of its independent auditors, Angel, Humphries, Hamilton & Company, Ltd. (the "First Central Financial Statements"). Contemporaneously with its execution and delivery hereof, First Central will also deliver to First Commercial copies of all of the periodic public reports filed by First Central or FNB Searcy with banking regulators and agencies since January 1, 1994. The First Central Financial Statements are complete and correct and were prepared from the books and records of First Central and FNB Searcy, which accurately and fairly reflect the transactions and dispositions of assets of First Central and FNB Searcy, taken as a whole, and fairly present on a consolidated basis the financial condition, results of operations and changes in capital accounts and undivided profits of First Central and FNB Searcy, at their respective dates and for the periods to which they relate. The First
     Central Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. There are no material obligations or liabilities of First Central or FNB Searcy, taken as a whole, whether absolute, accrued or contingent (including, without limitation, unfunded obligations under employee benefit plans or arrangements or liabilities for federal, state, local or foreign taxes or assessments) or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which, in accordance with generally accepted accounting principles, were required to be reflected or disclosed in the First Central Financial Statements and which were not so reflected or disclosed therein, except such as have been reported in writing to First Commercial. All reserves and allowances included in the First Central Financial Statements, taken as a whole, are adequate and appropriate pursuant to generally accepted accounting principles.

          (d) Dividends. Since December 31, 1995, no dividend has been declared or paid on any equity securities of First Central, nor has First Central purchased or redeemed any of its equity securities, except as disclosed in Schedule B attached hereto.

          (e) Loans. First Central has delivered to First Commercial complete and correct copies of the most current written policies of FNB Searcy relating to the making, collection, classification and charge off of loans and other evidences of indebtedness. To the knowledge of First Central and FNB Searcy, all loans and other evidences of indebtedness of FNB Searcy have been appropriately and correctly classified pursuant to the written policies of FNB Searcy. FNB Searcy has no loans or other evidences of indebtedness in their respective portfolios that (i) are considered nonperforming or have been placed on a nonaccrual status in accordance with their written policies; (ii) are classified as other loans especially mentioned, substandard, doubtful, or loss loans in accordance with its written policies; (iii) are sixty (60) days or more past due; (iv) have been renegotiated as to payment terms or collateral because of credit risks associated with such loans; or (v) to the knowledge of First Central and FNB Searcy, are subject to any defenses, offsets or counterclaims that may be asserted against the present holder thereof, except in each case such loans or evidences of indebtedness as have been disclosed in Schedule C attached hereto.

          (f) Taxes. First Central and FNB Searcy have timely filed returns for all federal, state and local taxes of First Central and FNB Searcy to the extent such filings and payments were required prior to the date of this Agreement, and such returns are true and correct in all material respects. Neither First Central nor FNB Searcy has had any tax deficiencies proposed or assessed against it and neither First Central nor FNB Searcy has executed any waiver of or extended the statute of limitations on the audit of any tax return or the assessment or collection of any tax. All taxes and governmental charges levied or assessed against the property or the business of First Central or FNB Searcy have been paid in full, other than taxes or charges the payment of which are not yet due or which, if due, are not yet delinquent or are being contested in good faith or have not been finally determined. Except as has been indicated to First Commercial in writing, the amount set up as accruals for taxes on the balance sheet of First Central as at December 31, 1995, contained in the First Central Financial Statements ("First Central Balance Sheet") is sufficient in all material respects for the payment of all unpaid taxes applicable to the property or business of First Central and FNB Searcy for the period ended on December 31,

     1995, and all periods prior thereto. Except as disclosed in Schedule D attached hereto, no tax returns or reports of First Central or FNB Searcy have been audited by the Internal Revenue Service or any state taxing authority within the past five years.

          (g) Litigation and Regulatory Matters. First Central has disclosed in Schedule E attached hereto all material actions, suits, proceedings and investigations pending or, to the knowledge of First Central or FNB Searcy, threatened against or affecting First Central or FNB Searcy or any property or rights or stock of First Central or FNB Searcy, or their respective officers or directors (in their capacity as such) at law or in equity, or before or by any court or other governmental instrumentality, excluding actions affecting the banking industry generally. Except to the extent so disclosed in Schedule E, none of such actions, suits, proceedings or investigations, either (i) involves a claim for an amount exceeding the amount recoverable by First Central or FNB Searcy under any applicable insurance policies, subject to the deductible amounts under such policies, (ii) results or would result, if adversely determined, in any material adverse change in the business, operations, prospects or assets or the condition, financial or otherwise, of First Central and FNB Searcy, taken as a whole, or (iii) would prevent the First Central shareholders from approving and consummating the transactions contemplated herein. Except as so disclosed in Schedule E, neither First Central nor FNB Searcy is subject to any continuing court or administrative order, writ, injunction, decree, agreement, memorandum or letter applicable specifically to it or to its business, property or employees, and neither First Central nor FNB Searcy is in default with respect to any order, writ, injunction or decree, agreement, memorandum or letter of any court or other governmental instrumentality.

          (h) Compliance. First Central and FNB Searcy, taken as a whole, have complied in all material respects with, and First Central and FNB Searcy, taken as a whole, are not in default in any material respect under, any law, ordinance, requirement, rule, regulation or order applicable to their respective businesses or to the assets owned, used or occupied by them (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), licensing requirements with respect to their personnel and all federal and state consumer credit laws, rules and regulations), and First Central and FNB Searcy have filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which they or any of their employees (because of their activities on behalf of First

     Central or FNB Searcy) are subject where the failure to do so would have a material adverse effect on First Central and FNB Searcy, taken as a whole, and First Central and FNB Searcy possess all licenses, franchises, permits and governmental authorizations necessary to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted where the failure to do so would have a material adverse effect on First Central and FNB Searcy, taken as a whole.

          (i) Properties and Other Assets. First Central and FNB Searcy have good and marketable fee simple title to, or, as the case may be, valid and enforceable leasehold interests in, all its respective properties, interests in properties and other assets, real and personal, as owned or leased by First Central or FNB Searcy, as applicable (i) reflected on the First Central Balance Sheet, or (ii)
     acquired since the date thereof,except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business. All such properties and assets are free and clear of all liens, charges and encumbrances, except (i) those set forth or reflected in the First Central Balance Sheet, (ii) liens for taxes not yet due and payable or being contested in good faith and (iii) defects in title and liens, charges and encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby or as do not otherwise materially impair business operations of either First Central or FNB Searcy. The operation of the properties and businesses of First Central and FNB Searcy in the manner in which they are now operated does not violate any zoning ordinances or municipal regulations in such a way as could, if such ordinances or regulations were enforced, foreseeably result in any material impairment of the uses of their respective properties for the purposes for which they are now operated. No asset included in the First Central Balance Sheet was valued in excess of its cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts, with the exception of securities classified as available for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, which are carried at fair market value. All real and tangible personal property owned or used by First Central or FNB Searcy in their respective businesses is in good condition, normal wear and tear excepted, and is in good operating order. There are no (i) patents, trademarks, trade names or copyrights, or applications therefor, owned by or registered in the name of either First Central or FNB Searcy, or in which either First Central or FNB Searcy has rights, which have not been disclosed in writing to First Commercial (other than rights held by FNB Searcy as a secured party in the ordinary course of its lending business), (ii) license agreements, other than those usually required in normal operations in the banking industry, to which either First Central or FNB Searcy is a party, either as a licensor or licensee, with respect to any patents, trademarks, tradenames or copyrights which have not been disclosed in writing to First Commercial or (iii) to the knowledge of First Central, claims that in the conduct of its business, as now conducted, either First Central or FNB Searcy is infringing on any patents, trademarks, trade names or copyrights of others which have not been disclosed in writing to First Commercial. First Central and FNB Searcy have obtained all necessary permits and certificates for the use and occupancy of the real estate owned, leased or used by it and the improvements thereon and systems therein, and such use and occupancy is in full compliance with all federal, state and local laws, rules and regulations. To the knowledge of First Central, no material fact or condition exists which would result in the termination or material impairment in the furnishing of any water, sewer, gas, electricity, telephone, drainage or other services and equipment to the real estate owned, leased or occupied by First Central or FNB Searcy.

          (j) Agreement Does Not Violate Other Instruments. Subject to obtaining any required consents and approvals (which necessary consents and approvals are disclosed in Schedule F attached hereto and will be obtained by First Central prior to Closing), the execution and delivery of this Agreement by First Central does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the Articles of Incorporation or Bylaws of First Central, (ii) violate any provision of the Articles of Association or Bylaws of FNB
     Searcy, (iii) violate any provision of, or result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any property of First Central or FNB Searcy under, any material lease, indenture, or other agreement (written or oral) or instrument to which First Central or FNB Searcy is a party or by which First Central or FNB Searcy may be bound or affected or under which First Central or FNB Searcy receives benefits, (iv) violate any material law, rule, regulation, order, writ, injunction or decree or administrative memorandum, agreement or letter to which First Central or FNB Searcy is a party or by which First Central or FNB Searcy may be bound or affected or under which First Central or FNB Searcy receives benefits, or (v) result in the material loss or material adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by First Central or FNB Searcy.

          (k) Insurance. During each of the past three calendar years First Central and FNB Searcy and their properties have been insured for customary risks, all with limits, deductibles, and exclusions as are customary in the banking industry. Such insurance protection continues in effect, and neither First Central nor FNB Searcy is aware of any facts or events relating to its operations or financial condition which reasonably can be expected to increase materially the premiums or reduce the coverage under any of such policies, except as has been indicated in writing to First Commercial. Schedule G attached hereto sets forth a complete and accurate schedule, including the type of policy, policy number, the limits of coverage, the insurance carrier, the insurance agent or broker and the expiration date, of all insurance policies, letters of credit, performance bonds and fidelity bonds at any time held by, for the benefit of, or issued to First Central or FNB Searcy and now in force (collectively, the "Insurance Policies"). Except as disclosed in Schedule G, neither First Central nor FNB Searcy has forfeited or waived any claim under any Insurance Policy and each has fully complied with the terms and conditions thereof.

          (l) Employee Benefit Plans. First Central and FNB Searcy have disclosed in Schedule H attached hereto each employee benefit plan (as defined in Section 3(3) of ERISA) or other plan maintained for their respective employees or under which any one of them has any present or future liability (each a "Plan"), and true and complete copies of all Plans will be delivered to First Commercial, together with the most recent Internal Revenue Service determination letters, annual reports (Form 5500 Series) and accompanying schedules, summary plan descriptions, certified financial statements (if available) and actuarial reports related thereto, within five (5) business days following the execution and delivery hereof by First Central. With respect to each Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the annual report since the date thereof, except as has been disclosed in writing to First Commercial. There are no unfunded vested benefits under any Plan which are subject to the vesting and funding standards of ERISA, and none of the Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA. Each of the Plans covered by ERISA (i) has been operated in all material respects in accordance with ERISA, (ii) has not engaged in any "prohibited transaction" (as such term is defined in
     Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or in Section 406 of ERISA) which would result in a material penalty, and (iii) has met the minimum funding standards of Section 412 of the Code, if applicable. Each of the Plans which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Pension Plan") that is intended to "qualify" under Section 401(a) of the Code, is qualified within the meaning of Section 401(a) of the Code, except as heretofore disclosed in writing to First Commercial, and a favorable determination letter has been issued by the Internal Revenue Service with respect to each such qualified Pension Plan. No Pension Plan has been amended since issuance of the most recent determination letter by the Internal Revenue Service with respect thereto, except as disclosed in Schedule H. Each Pension Plan has been administered in accordance with Section 401(a) of the Code, where applicable. No Reportable Event (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan which would result in material liability to First Central and FNB Searcy, taken as a whole. Since the enactment of ERISA, neither First Central nor FNB Searcy has completely or partially terminated any employee pension benefit plan or withdrawn from any multiemployer pension plan, other than as disclosed in Schedule H. No proceeding by the Pension Benefit Guaranty Corporation has been instituted or threatened to terminate, pursuant to Subtitle C of Title IV of ERISA, any Plan. There is no suit, action or proceeding pending, threatened against or affecting, or likely to have an adverse impact on any Plan. One or more of the Plans may be covered by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). If so, each such Plan has been operated in, and is in, material compliance with COBRA. All notices required to be given under COBRA have been timely and properly given in accordance with COBRA, and the rules and regulations promulgated thereunder, and no employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against First Central or FNB Searcy for failure to comply with COBRA or the rules and regulations promulgated thereunder. Schedule H lists all persons currently eligible for benefits under COBRA.

          (m)  Employee Relations.

               (i)  No employee of First Central or FNB  Searcy is
     a party to a collective bargaining agreement. There are no pending or threatened labor disputes with any of the employees of First Central or FNB Searcy. Except as First Central has previously disclosed in Schedule I, neither First Central nor FNB Searcy is obligated to pay any person employed by First Central or FNB Searcy total annual compensation for fiscal year 1996 (including bonuses and the like) in excess of Fifty Thousand Dollars ($50,000). To the knowledge of First Central and FNB Searcy, there are no facts that would indicate that any employee of First Central or FNB Searcy will not continue in his respective employment on an acceptable basis, subject to normal turnover, except as has been disclosed in Schedule I.

               (ii) Neither First Central nor FNB Searcy has entered into or agreed to enter into any employment agreement or covenant not to compete agreement, has, since December 31, 1995, granted or agreed to grant any increase in excess of 10% in the wages, salaries or other compensation of any of its employees or directors, has, since December 31, 1995, paid or agreed to pay any bonus to any of its employees, has directly or indirectly paid or made a commitment to pay any severance or termination payment to any of its employees, or has, since December 31, 1995, entered into or agreed to enter into any written consulting agreement or other agreement for the purchase of services, except as disclosed in Schedule I.

          (n) No Material Events. Except as disclosed in Schedule J attached hereto or in the cases of clauses (i),
     (ii), (iii) and (iv) below, except for transactions in the ordinary course of business consistent with past practices, since December 31, 1995 (or as otherwise indicated), neither First Central nor FNB Searcy has (i) incurred or become subject to, or agreed to incur or become subject to, any material obligation or liability, absolute or contingent;
     (ii) discharged or satisfied or agreed to discharge or satisfy any lien or encumbrance or paid any obligation or liability, absolute or contingent; (iii) canceled or agreed to cancel any material debts or claims or waived any rights of substantial value; (iv) made or permitted or agreed to make or permit any material amendment or termination of any material contract, lease, arrangement, license or other instrument to which it is a party; (v) made any material change in its method of accounting; (vi) made any material capital expenditures or entered into commitments therefor;
     (vii) made or agreed to make any loan or loans to any one person that would cause such person to have outstanding loans as of the date hereof from FNB Searcy exceeding in the aggregate Two Hundred Fifty Thousand Dollars ($250,000) (The term "person," for purposes of this clause, shall include, in addition to an individual, the persons specified in Rule 144(a)(2) of the Securities and Exchange Commission.);
     (viii) purchased or sold or agreed to purchase or sell any material amounts of tax-exempt bonds; (ix) made, renewed or extended or agreed to make, renew or extend any nonadjustable rate loans with maturities exceeding sixty
     (60) months; (x) repossessed or purchased in a foreclosure action any material personal or real property; (xi) charged any loan to the reserve for loan and lease losses or established any special allocation thereto; (xii) sold or transferred or agreed to sell or transfer any loans (excluding partial participations) or other real estate owned; (xiii) mortgaged or pledged any of its material assets, tangible or intangible, or permitted any of its material assets, tangible or intangible, to become subject to any lien, charge or other encumbrance (other than liens for real estate taxes not yet due and payable and mechanics', materialmen's and similar liens imposed by statute that are being contested in good faith) and which remain outstanding as of the date hereof; (xiv) sold, assigned or transferred any material asset or property of any nature whatsoever, whether real, personal or mixed, tangible or intangible; or (xv) made any material change in its business or operations or entered into any other material transaction.

          (o) Liabilities. The liabilities on the First Central Balance Sheet consist solely of obligations and liabilities incurred by First Central and FNB Searcy in the ordinary and regular course of their businesses, and with regard to such liabilities, all non-deposit liabilities are to persons who are not affiliated with First Central or FNB Searcy. As of December 31, 1995, neither First Central nor FNB Searcy, taken as a whole, had any material and adverse liabilities or obligations of any nature whatsoever, including, without limitation, fixed or contingent, accrued, absolute, matured or unmatured, or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which were not recorded on the First Central Balance Sheet. First Central and FNB Searcy, taken as a whole, are not obligated to make any material investment, directly or indirectly, in any person, corporation, association, partnership, joint venture, trust or other entity, except for investments in investment securities and other evidences of indebtedness made in the ordinary course of business consistent with past practices.

          (p) Marketability of Securities. Except for pledges to secure public and trust deposits and repurchase agreements disclosed in Schedule K attached hereto, none of the investments reflected in the First Central Balance Sheet under the heading "Investment Securities" and none of the investments made since such date are subject to any "investment" or other restriction, whether contractual or statutory, which impairs the ability of First Central or FNB Searcy to freely dispose of such investment in the open market at any time.

          (q) Interested Party Transactions. Neither First Central nor FNB Searcy is a party to, and none of their property is bound or affected by, nor does First Central or FNB Searcy receive benefits under, any written or oral or express or implied contract or other arrangement which is not in the ordinary course of business in which a material interest is held by any person or entity which is an
     "affiliate" of First Central or FNB Searcy within the meaning of Rule 144 under the Securities Act of 1933, as amended, any executive officer or director of First Central or FNB Searcy or any "affiliate" or "associate" of any such executive officer or director, as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates, maturity schedule and collateral) as those prevailing at the time for comparable transactions with unrelated parties or which involves more than normal risk of collectibility or which involves other unfavorable features. Schedule L attached hereto contains
     (i) a list of all amounts in excess of $10,000 paid or to be paid by First Central or FNB Searcy to, or received or to be received by First Central or FNB Searcy from, any executive officer or director of First Central or FNB Searcy or any "affiliate" or "associate" of any such executive officer or director during their 1996 and 1995 fiscal years for products or services, not including services as an employee, executive officer or director, and (ii) a description of all loans from FNB Searcy to any of such persons outstanding at any quarter end during 1996 or currently outstanding.

          (r) Material Contracts. Schedule M attached hereto contains a list of all written, and a brief description of all oral, material contracts, agreements, leases, commitments, licenses, instruments and obligations not listed in another Schedule hereto to which First Central or FNB Searcy is a party or by which any of their assets are bound. For purposes of this Section 3.01(r), "material" shall mean an amount exceeding $100,000 over the life of the contract, agreement, lease, commitment, license, insurance policy or other obligation (as the case may be), and this Section shall not be deemed to apply to deposits at FNB Searcy. Neither First Central nor FNB Searcy is a party to, and none of their respective property is bound or affected by, and neither First Central nor FNB Searcy receives benefits under, any written or oral or express or implied material contract or other arrangement which is not in the ordinary course of business consistent with its past practices, except as disclosed in Schedule M. Each of First Central and FNB Searcy has, in all material respects, performed all of its obligations required to be performed by it to date and is not in default in any material respect under any material contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property may be bound or affected or under which it or its property receives benefits, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default. All such material contracts, leases, insurance policies and other instruments are in full force and effect, are binding obligations of the respective parties thereto in accordance with their terms, and there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than First Central or FNB Searcy, and neither First Central nor FNB Searcy has waived any substantial rights thereunder. Neither First Central nor FNB Searcy is a party to or otherwise bound by any material contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of First Central or FNB Searcy, is materially adverse, materially onerous, or materially harmful to any aspect of the business or prospects of First Central and FNB Searcy, taken as a whole.

          (s) Environmental Matters. To the knowledge of First Central, except as disclosed in Schedule N attached hereto, none of the properties of First Central or of FNB Searcy contains hazardous materials, waste or substances that cannot be easily remediated, removed or cleaned up, and, in the case of asbestos, completely abated. For purposes of this provision, a hazardous material, waste or substance is deemed easily remediated, removed or cleaned up, and, in the case of asbestos, completely abated, if the reasonably estimated cost of such removal, clean-up, remediation, restoration of natural resources, or abatement does not exceed Fifty Thousand Dollars ($50,000) in the aggregate and if such removal, clean-up, remediation, restoration of natural resources, or abatement does not materially interfere with the day-to-day operations of First Central or FNB Searcy. To the knowledge of First Central, except as disclosed in Schedule N, none of the outstanding loans of FNB Searcy is secured by properties that contain hazardous materials, wastes, or substances that cannot be remediated, removed or cleaned up, and, in the case of asbestos, completely abated, at an expense not exceeding ten percent (10%) of the fair market value of such properties. As used herein, "hazardous substance" or "hazardous material" means substances subject to reporting under Title III of the Superfund Amendments and Reauthorization Act of 1986, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or the Resource Conservation and Recovery Act, as amended; petroleum; petroleum products; substances regulated by the Toxic Substance Control Act, as amended; substances regulated by the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; or any hazardous, toxic, or dangerous waste, substance, or material defined as such in the above-referenced Acts, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material as now in effect. To the knowledge of First Central, FNB Searcy has not loaned money against the securities or assets of any company or other association that has not obtained all permits, licenses, approvals, and other authorizations that are required under federal, state and local laws and regulations relating to emissions, discharges, wetlands, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or waste into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste. To the knowledge of First Central, FNB Searcy has not loaned money against the securities or assets of any company or other association, and has not at any time owned property, that is presently or for which in the future there is a reasonable basis that it will be subject to any claim, action, suit, proceeding, hearing, investigation, injunction, notice of violation, consent administrative order, or penalty arising out of or relating to the manufacture, presence, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of any pollutant, contaminant, or hazardous or toxic material or waste. To the extent any property is listed or referred to in Schedule N hereto, such listing or reference shall not be deemed an admission by First Central that it is in violation of any of the statutes, rules or regulations enumerated in this Section 3.01(s).

          (t) Property Sites Owned by First Central and FNB Searcy. Set forth on Schedule O attached hereto is a complete and accurate list of locations (identified by address, owner/operator, type of facilities located on the property, and period of time owned, leased or occupied by First Central or FNB Searcy) of all real estate that First Central or FNB Searcy owned, leased or used at any time during the previous five (5) years.

          (u) Representations Not Misleading. No representation or warranty by First Central in this Agreement or in any Schedule attached hereto, nor any statement or disclosure furnished to First Commercial by or on behalf of First Central or FNB Searcy under and pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          Section 3.02. Representations and Warranties of First Commercial. No representations or warranties are made by any director, officer, employee or shareholder of First Commercial as an individual. First Commercial represents and warrants to First Central the following, each of which representations and warranties shall (except as otherwise stated herein) be continuing and shall be true as of the date of this Agreement hereof and on the Closing Date:

          (a) Organization and Capitalization of First Commercial. First Commercial has delivered to First Central complete and correct copies of the Second Amended and Restated Articles of Incorporation, as amended, and Bylaws of First Commercial as in effect on the date hereof. First Commercial is an Arkansas corporation duly organized and validly existing in good standing under the laws of Arkansas, with full corporate power and authority to carry on its business as and where conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of First Commercial consists of 50,000,000 shares of First Commercial Stock, of which 28,810,466 shares are outstanding, and 400,000 shares of preferred stock, each $1.00 par value, of which no shares are outstanding. All issued and outstanding shares of First Commercial Stock are, and all shares of First Commercial Stock to be issued pursuant to this Agreement will be, validly authorized, duly issued, fully paid and nonassessable shares of First Commercial Stock, and such shares have not been, or will not be, issued in violation of any preemptive rights of stockholders. Except as described in the financial information provided to First Central by First Commercial, First Commercial does not have outstanding any subscriptions, options or other arrangements or commitments obligating First Commercial to issue or dispose of, and it is not obligated to issue, any shares of First Commercial Stock or other securities. Since December 31, 1995, no dividends have been declared or paid on any equity securities of First Commercial, nor has First Commercial purchased or redeemed any of its equity securities, except, in both instances, as disclosed in the First Commercial Financial Statements (as hereinafter defined) or in writing to First Central.

          (b)  Authority for Transaction.  The Board of  Directors
     of First Commercial will have duly approved this Agreement and the transactions contemplated hereby, and this Agreement will constitute the valid and binding obligation of First Commercial enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court. First Commercial has full corporate power, authority and legal right to execute and deliver this Agreement and, upon approval thereof by the necessary regulatory authorities, to consummate the transactions contemplated hereby.

          (c) Agreement Does Not Violate Other Instruments. Subject to obtaining any required consents and approvals (which necessary consents and approvals are disclosed in Schedule P attached hereto and will be obtained by First Commercial prior to Closing), the execution and delivery of this Agreement by First Commercial does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the Articles of Incorporation or Bylaws of First Commercial, (ii) violate any provision of the Articles of Incorporation or
     Association or the Bylaws of any subsidiary of First Commercial, (iii) violate any provision of, or result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any property of First Commercial or any subsidiary of First Commercial under, any material lease, indenture, or other agreement (written or oral) or instrument to which First Commercial or any subsidiary of First Commercial is a party or by which First Commercial or any subsidiary of First Commercial may be bound or affected or under which First Commercial or any subsidiary of First Commercial receives benefits, (iv) violate any material law, rule, regulation, order, writ, injunction or decree or administrative memorandum, agreement or letter to which First Commercial or any subsidiary of First Commercial is a party or by which First Commercial or any subsidiary of First Commercial may be bound or affected or under which First Commercial or any subsidiary of First Commercial receives benefits, or (v) result in the material loss or material adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by First Commercial or any subsidiary of First Commercial.

          (d) Representations Not Misleading. No representation or warranty by First Commercial in or required by this Agreement, nor any statement, exhibit or disclosure furnished to First Central by or on behalf of First Commercial under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (e) Financial Statements. First Commercial has delivered to First Central the following financial statements: the consolidated balance sheets of First Commercial as of December 31, 1995, 1994 and 1993, together with the consolidated statements of income, stockholders' equity and cash flow of First Commercial for the periods then ended, accompanied by the notes thereto, and an unqualified audit report of Ernst & Young LLP for such years (the "First Commercial Financial Statements"). First Commercial has also delivered to First Central copies of all periodic and other reports and proxy statements filed by First Commercial with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") since January 1, 1994, and has made available copies of all of periodic and other public reports filed by the banking subsidiaries of First Commercial (the "First Commercial Banks") with the Arkansas State Bank Department, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation since January 1, 1995. The First Commercial Financial Statements are complete and correct and have been prepared from the books and records of First Commercial and the First
     Commercial Banks, which accurately and fairly reflect the transactions and dispositions of assets of First Commercial and the First Commercial Banks and fairly present the financial condition, results of operations and changes in capital accounts and undivided profits of First Commercial and the First Commercial Banks, taken as a whole, at their respective dates and for the periods to which they relate. The First Commercial Financial Statements were prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied. There are no material obligations or liabilities of First Commercial or the First Commercial Banks, taken as a whole, whether absolute, accrued or contingent (including, without limitation, unfunded obligations under employee benefit plans or arrangements or liabilities for federal, state, local or foreign taxes or assessments) or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which, in accordance with generally accepted accounting principles, were required to be reflected or disclosed in the First Commercial Financial Statements and which are not so reflected or disclosed therein, except as disclosed in writing to First Central. All allowances and reserves for loan losses, as reflected in the First Commercial Financial Statements, are adequate and appropriate as determined by generally accepted accounting principles.

          (f) Litigation and Regulatory Matters. First Commercial and the First Commercial Banks have disclosed in Schedule Q attached hereto all material actions, suits, proceedings and investigations pending or, to the knowledge of First Commercial or the First Commercial Banks, threatened against or affecting First Commercial or any First Commercial Bank or any property or rights or stock of First Commercial or any First Commercial Bank, or their respective officers or directors (in their capacity as such) at law or in equity, or before or by any court or other governmental instrumentality, excluding actions affecting the banking industry generally. Except to the extent so disclosed in Schedule Q, none of such actions, suits, proceedings or investigations, either (i) involves a claim for an amount exceeding the amount recoverable by First Commercial or any First Commercial Bank under any applicable insurance policies, subject to the deductible amounts under such policies, or (ii) results or would result, if adversely determined, in any material adverse change in the business, operations, prospects or assets or the condition, financial or otherwise, of First Commercial and the First Commercial Banks, taken as a whole. Except as so disclosed in Schedule Q, neither First Commercial nor any First Commercial Bank is subject to any continuing court or administrative order, writ, injunction, decree, agreement, memorandum or letter applicable specifically to it or to its business, property or employees, and neither First Commercial nor any First Commercial Bank is in default with respect to any order, writ, injunction or decree, agreement, memorandum or letter of any court or other governmental instrumentality.

          (g)  Compliance.     First  Commercial  and  the   First
     Commercial Banks, taken as a whole, have complied in all material respects with, and First Commercial and the First Commercial Banks, taken as a whole, are not in default in any material respect under, any law, ordinance, requirement, rule, regulation or order applicable to their respective businesses or to the assets owned, used or occupied by them (including, without limitation, ERISA, licensing requirements with respect to their personnel and all federal and state consumer credit laws, rules and regulations), and First Commercial and each First Commercial Bank has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which they or any of their employees (because of their activities on behalf of First Commercial or any

     First Commercial Bank) are subject, and First Commercial and each First Commercial Bank possess all licenses, franchises, permits and governmental authorizations necessary to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted.

          (h) No Material Events. Except as reflected in the First Commercial Financial Statements or as may be disclosed in writing to First Central and except for transactions in the ordinary course of business consistent with past practices of First Commercial, since December 31, 1995, First Commercial has not experienced any material adverse changes in the condition (financial or otherwise) of its properties, assets, liabilities, business, operations or prospects.

          (i) Taxes. First Commercial and the First Commercial Banks have timely filed returns for all federal, state and local taxes of First Commercial and the First Commercial Banks to the extent such filings and payments were required prior to the date of this Agreement, and such returns are true and correct in all material respects. Neither First Commercial nor the First Commercial Banks has had any tax deficiencies proposed or assessed against them and neither First Commercial nor the First Commercial Banks has executed any waiver of or extended the statute of limitations on the audit of any tax return or the assessment or collection of any tax. All taxes and governmental charges levied or assessed against the property or the business of First Commercial or the First Commercial Banks have been paid in full, other than taxes or charges the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined. Except as indicated in writing to First Central, the amount set up as accruals for taxes on the December 31, 1995, balance sheet for First Commercial is sufficient in all material respects for the payment of all unpaid taxes and governmental charges of all kinds, applicable to the property or business of First Commercial and the First Commercial Banks for the period ended on December 31, 1995, and all periods prior thereto.

          (j) Insurance. During each of the past three calendar years First Commercial and its properties have been insured for customary risks, all with limits, deductibles, and exclusions as are customary in the banking industry. Such insurance protection continues in effect, and First Commercial is not aware of any facts or events relating to its operations or financial condition which reasonably can be expected to increase materially the premiums or reduce the coverage under any of such policies, except as has been indicated in writing to First Central.

          (k) ERISA Plans. No ERISA Plans of First Commercial, nor any trustee, administrator or fiduciary thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4974 of the Code or Title I of ERISA, which could subject the ERISA Plans, or any of them, or any trustee, administrator, or fiduciary thereof, or any party dealing with the ERISA Plans, or any such trust, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or liability under Title I of ERISA. The execution and delivery of this Agreement and consummation of the transactions contemplated herein will not involve any transaction prohibited by ERISA or by
     Section 4975 of the Code. None of the ERISA Plans of First Commercial has been terminated nor have any proceedings to terminate such plans been instituted, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA that have not already been reported by the filing of appropriate Form 5500 in accordance with ERISA requirements.

          (l) Employee Relations. Neither First Commercial nor the First Commercial Banks has agreements with any labor or other organization representing employees for collective bargaining or other labor relations purposes.

          (m) Properties and Other Assets. First Commercial and the First Commercial Banks have good and marketable fee simple title to, or, as the case may be, valid and enforceable leasehold interest in, all their respective properties, interests in properties and other assets, real and personal, (i) reflected on the First Commercial
     Financial Statements or (ii) acquired since the date thereof, except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business. All such properties and assets are free and clear of all liens, charges and encumbrances, except (i) those set forth or reflected in the First Commercial Financial Statements, (ii) liens for taxes not yet due and payable or being contested in good faith and
     (iii) defects in title and liens, charges and encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or proposed use, of the property or assets subject thereto or affected thereby or as do not otherwise materially impair business operations of either First Commercial or the First Commercial Banks.

          (n) Environmental Matters. To its knowledge and except as identified in writing to First Central, First Commercial has no present or past environmental condition under which First Commercial has or may become materially liable to any person or by reason of which any First Commercial assets may be subjected to any material lien, or by reason of which First Commercial may materially violate any environmental law or order.

          (o) Pending Acquisitions by FCC. FCC has not entered into any agreement, letter of intent or other undertaking with respect to the acquisition of the capital stock of or other interest in any corporation, business or other entity, except with respect to its acquisition of City National Bank, Whitehouse, Texas; W.B.T. Holding Company, Memphis, Tennessee; and Southwest Bancshares, Inc., Jonesboro, Arkansas.

          (p) Regulatory Approval. To the knowledge of First Commercial, there is no reason that approval from regulatory authorities, including but not limited to the Securities and Exchange Commission, necessary to consummate the transactions contemplated hereby cannot or will not be obtained in the ordinary course, except as has been disclosed in writing to First Central.

          (q) Availability of First Commercial Stock. First Commercial has available a sufficient number of authorized and unissued shares of First Commercial Stock to pay the Merger Consideration, and First Commercial will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of First Commercial Stock to pay the Merger Consideration.

                              ARTICLE IV
                               COVENANTS

          Section 4.01.  Covenants   of   First   Central.   First
     Central hereby covenants and agrees that between the date hereof and the Effective Date:

          (a) Approval of Transaction and Consents. First Central will submit to and recommend the approval and adoption of this Agreement, and the transactions contemplated hereby, by its shareholders, with such approval to be evidenced by the vote of the requisite number of its shareholders at a meeting thereof to be duly called, properly noticed and held as soon as practicable following completion of the First Commercial Due Diligence Review and declaration by the Securities and Exchange Commission of the effectiveness of the Registration Statement (as defined elsewhere herein). First Central shall, and shall cause FNB Searcy to, use its best efforts to obtain all licenses, approvals and consents of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such licenses, approvals or consents are required of First Central to effect the Merger and the transactions contemplated hereby, or are required pursuant to Section 3.01(j) hereof.

          (b) Access to Corporate Records. Until the Effective Date, First Central and FNB Searcy will afford to First Commercial and its employees, agents and representatives, including its accountants, Ernst & Young LLP, full access during normal business hours to all of the offices, prop-
     erty, documents, contracts, books and records of First Central and FNB Searcy and such additional information with respect to the business affairs and properties of First Central and FNB Searcy as First Commercial from time to time may reasonably request. First Central and FNB Searcy will cause their transfer agent and registrar to make stock transfer records relating to First Central and FNB Searcy available to the extent necessary to effectuate the intent of this Agreement. Upon the request of First Commercial, First Central and FNB Searcy will furnish abstracts of title or title insurance policies to real property owned or leased by First Central and FNB Searcy, and copies of any unrecorded leases to which any of them is a party.

          (c) Monthly Financial Statements. First Central shall promptly provide First Commercial with copies of all of the monthly financial statements for First Central and FNB Searcy ("Monthly Financial Statements") for each of the monthly periods ending between December 31, 1995, and the Closing Date. The Monthly Financial Statements shall be accompanied by a certificate of the Chief Financial Officer of First Central to the effect that they are complete and correct and accurately and fairly reflect the transactions and dispositions of assets of First Central and FNB Searcy, taken as a whole, and the financial condition and results of operations of First Central and FNB Searcy, taken as a whole, at their respective dates and for the periods to which they relate, subject to normal year-end audit adjustments. In addition, the Monthly Financial Statements shall be prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied, except for any footnotes that may be required or except as otherwise set forth in the accompanying Chief Financial Officer's certificate. First Central shall also promptly provide to First Commercial copies of all reports and correspondence filed by First Central or FNB Searcy during such period with banking regulators and agencies or received by First Central or FNB Searcy from same.

          (d) Closing Financial Statements. At the Closing, First Central shall deliver to First Commercial consolidated balance sheets and statements of income of First Central and FNB Searcy dated as of the last day of the month immediately preceding the Closing Date (the "Closing Financial Statements"), which shall be certified by the Chief Financial Officer of First Central as being true and correct in all material respects and as fairly reflecting the consolidated financial condition and results of operations of First Central and FNB Searcy at the date and for the period to which they relate, except for any footnotes that may be required and except as specifically disclosed in the accompanying Chief Financial Officer's certificate.

          (e) Conduct of Business. First Central shall, and shall cause FNB Searcy to, conduct its business in the ordinary course so as to maintain its property and business and to preserve its business organization and the goodwill of its employees, depositors, customers and others having dealings with it and to maintain its books and records in the usual, ordinary and normal course. Without the prior written consent of First Commercial, First Central shall not, and shall not permit FNB Searcy to, (i) except for payment of income or dividends of FNB Searcy, declare or distribute any cash or stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any security convertible into or exercisable for First Central Stock or the common stock of FNB Searcy or pledge or otherwise encumber any of its capital stock or any security convertible into or exercisable for First Central Stock or the common stock of FNB Searcy, except that First Central may pay cash dividends (at such time or times as First Central determines appropriate) on each share of First Central Stock equal to the cash dividends declared by First Commercial from January 1, 1997 through the Effective Date on each share of First Commercial Stock multiplied by the result obtained by dividing 1,650,000 by the number of shares of First Central Stock outstanding on the date the cash dividend is paid by First Central; (ii) open or acquire any new branch office;
     (iii) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock, other than the redemption of qualifying shares of their respective directors; (iv) intentionally incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, subject any of its properties or assets to any lien, claim, charge, option or encumbrance or engage in any transaction, except in the ordinary course of its business;
     (v) increase or decrease by more than 10% the rate of compensation of any director or employee or enter into any agreement to increase or decrease the rate of compensation of any director or employee; (vi) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan or increase or decrease any severance or termination pay benefit or any other fringe benefit; (vii) amend its articles of incorporation or bylaws except as may be necessary to carry out this Agreement or as required by law; or (viii) directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than First Commercial or an affiliate of First Commercial) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving First Central or FNB Searcy (an "Acquisition"). First Central represents that as of the date hereof First Central and FNB Searcy have ceased all prior activities, and First Central and FNB Searcy have no present intention to engage in activities, of the type contemplated by clause (viii) with respect to an Acquisition (other than with First
     Commercial or an affiliate of First Commercial). First Central shall, and shall cause FNB Searcy to, advise First Commercial in writing of (i) the institution of any litigation or proceedings of any kind whatsoever against either First Central or FNB Searcy, (ii) the happening of any event which would have a material adverse effect on the financial condition, business, prospects or affairs of either of them, and (iii) the terms of any proposal or inquiry which it may receive in respect of an Acquisition by any person (other than First Commercial or any affiliate of First Commercial). First Central and FNB Searcy will use their reasonable best efforts to comply with all material contracts, agreements, commitments or obligations to which First Central or FNB Searcy is a party or by which First Central or FNB Searcy may be bound.

          (f) Cooperation and Furnishing Information. First Central agrees to use its reasonable best efforts to cooperate with First Commercial in furnishing such information concerning the business and affairs of First Central and FNB Searcy as is reasonably necessary or requested by First Commercial in order to prepare and file any application for regulatory or government approvals required for consummation of the transactions contemplated by this Agreement. All such information shall be true and correct in all material respects and shall not omit any material fact necessary to make such information not misleading.

          (g) Related Party Transactions. Without the prior written consent of First Commercial, to the knowledge of First Central and FNB Searcy, neither First Central nor FNB Searcy shall enter into any transaction, other than those in the ordinary course of business, with any of its officers, directors or any of such person's "affiliates" or "associates," or with any business of which an officer or director of First Central or FNB Searcy, or any of such persons' "affiliates" or "associates," is an officer, director, employee or ten percent (10%) or more equity owner, as such terms "affiliates" or "associates" are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended.

          (h) Notice of Changes. Until the Effective Date, First Central shall, and shall cause FNB Searcy to, give First Commercial prompt written notice of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by First Central or FNB Searcy or a failure by First Central or FNB Searcy to comply with any covenant, condition or agreement contained herein, or any other changes or any inaccuracies in any information or data previously given or made available to First Commercial pursuant to this Agreement.

          (i) Limit on First Central's Attorney's Fees. First Central agrees that any fees or expenses it will pay to attorneys in connection with this Agreement and the consummation of the transactions contemplated herein shall not exceed $20,000.

          (j) Completion and Delivery of Schedules. First Central agrees to complete and deliver to First Commercial within twenty (20) days after the date of this Agreement all schedules (the "First Central Schedules") required to be delivered by it pursuant to this Agreement. First Central agrees that the First Central Schedules shall be subject to approval by First Commercial, in it sole and absolute discretion, and such approval shall have been deemed to have occurred under this Agreement if First Commercial shall fail to notify First Central in writing on or before the tenth day following First Commercial's receipt of the First Central Schedules of any objections that it has to the First Central Schedules and its intention to terminate this Agreement, in which event this Agreement shall become null and void and of no further force and effect, except for such liabilities or obligations of the parties under Sections
     7.02 and 8.10 hereof. The information contained in the First Central Schedules delivered pursuant to this Agreement shall constitute representations and warranties of First
     Central pursuant to Section 3.01 of this Agreement, which shall be mutual and continuing and shall be true as of the date of this Agreement and on the Closing Date. Pursuant to
     Section 4.01(h), First Central shall, and shall cause FNB Searcy to, give First Commercial prompt written notice of any inaccuracies in any information or data set forth in the First Central Schedules or of the occurrence of any event or the failure of any event to occur which results in any change in the information or data set forth in the information or data set forth in the First Central Schedules shall constitute a failure of the condition precedent set forth in Section 5.01(b) of this Agreement, unless waived by First Commercial.

          Section 4.02.  Covenants  of  First Commercial.    First
     Commercial hereby covenants and agrees that between the date hereof and the Effective Date:

          (a) Consents and Approvals. First Commercial agrees to cooperate with First Central in furnishing such information concerning the business and affairs of First Commercial and its directors and officers as is reasonably necessary or requested in order to prepare and file applications for regulatory and governmental approvals, including, but not limited to, an application to the Federal Reserve Board for prior approval of the transaction contemplated hereunder. First Commercial will use its best efforts to file such application with the Federal Reserve Board in a reasonably timely fashion. First Commercial also will use its best efforts to obtain all licenses, approvals and consents of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such licenses, approvals or consents are required to effect the transactions contemplated hereby, or are required pursuant to Section 3.02(c) hereof. All such information shall be true and correct in all material respects and shall not omit any material fact necessary to make such information not misleading.

          (b) Quarterly Reports; Current Reports. First Commercial shall, between the date of this Agreement and the Closing Date, promptly provide First Central with copies of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K filed with the Securities and Exchange Commission and its regulatory reports filed with the Federal Reserve Board.

          (c) Conduct of Business. First Commercial will, and will cause the First Commercial Banks to, conduct their respective businesses in the ordinary course so as to maintain their respective properties and business and to preserve their respective business organizations and the goodwill of their employees, depositors, customers and others having dealings with them. First Commercial will maintain its books and records in the usual, ordinary and normal course. First Commercial shall advise First Central in writing of (i) the institution of any material litigation or proceedings of any kind whatsoever against either First Commercial or the First Commercial Banks, (ii) the happening of any event which would have a material adverse affect on the financial condition, business, prospects or affairs of

     First Commercial and the  First Commercial Banks,  taken as a whole, and (iii) any material contacts with regulatory agencies regarding their approval of the Merger. First Commercial and the First Commercial Banks will use their reasonable best efforts to comply with all material contracts, agreements, commitments or obligations to which First Commercial or any First Commercial Bank is a party or by which First Commercial or any First Commercial Bank may be bound.

          (d) Notice of Changes. Until the Closing Date, First Commercial will give First Central prompt written notice of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by First Commercial or a failure by First Commercial to comply with any covenant, condition or agreement contained herein, or any other changes or any inaccuracies in any data previously given or made available to First Central pursuant to this Agreement.

          (e) Access to Corporate Records. Until the Effective Date, First Commercial will afford to First Central and its employees, agents and representatives, including its accountants, Angel, Humphries, Hamilton & Company, Ltd., full access during normal business hours to all of the offices, property, documents, contracts, books and records of First Commercial and the First Commercial Banks and such additional information with respect to the business affairs and properties of First Commercial and the First Commercial Banks as First Central from time to time may reasonably request. First Commercial will cause its transfer agent and registrar to make stock transfer records relating to First Commercial available to the extent necessary to effectuate the intent of this Agreement.

          (f) Registration of First Commercial Stock. First Commercial will prepare and file with the Securities and
     Exchange Commission, as soon as practicable following the date hereof, a registration statement on Form S-4 (the "Registration Statement"), or such other form as it deems appropriate, for the registration under the Securities Act of the shares of First Commercial Stock constituting the Merger Consideration. First Commercial shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, and to cause such shares of First Commercial Stock to be listed or included for trading on the Nasdaq National Market or any other market on which shares of First Commercial Stock trade at the time of effectiveness of the Registration Statement.

          (g)  Pooling  of  Interests.   Neither  First Commercial
     nor  any   First  Commercial  Bank   has  taken,  and   First

     Commercial shall not, and shall not allow any First Commercial Bank to take, unless otherwise required by law, any action which should prevent the Merger from qualifying for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (h) Employee Benefits. First Commercial undertakes to provide First Central and the FNB Searcy employees who become employed by First Commercial or who remain employed by FNB Searcy following the Merger with substantially the same benefits as those provided to other employees of First Commercial.

          (i) Completion and Delivery of Schedules. First Commercial agrees to complete and deliver to First Central within twenty (20) days after the date of this Agreement all schedules (the "First Commercial Schedules") required to be delivered by it pursuant to this Agreement. First Commercial agrees that the First Commercial Schedules shall be subject to approval by First Central, in it sole and absolute discretion, and such approval shall have been deemed to have occurred under this Agreement if First Central shall fail to notify First Commercial in writing on or before the tenth day following First Central's receipt of the First Commercial Schedules of any objections that it has to the First Commercial Schedules and its intention to terminate this Agreement, in which event this Agreement shall become null and void and of no further force and effect, except for such liabilities or obligations of the parties under Sections 7.02 and 8.10 hereof. The information contained in the First Commercial Schedules delivered pursuant to this Agreement shall constitute representations and warranties of First Commercial pursuant to Section 3.02 of this Agreement, which shall be mutual and continuing and shall be true as of the date of this Agreement and on the Closing Date. Pursuant to Section 4.02(d), First Commercial shall, and shall cause the First Commercial Banks to, give First Central prompt written notice of any inaccuracies in any information or data set forth in the First Commercial Schedules or of the occurrence of any event or the failure of any event to occur which results in any change in the information or data set forth in the information or data set forth in the First Commercial Schedules shall constitute a failure of the condition precedent set forth in Section 5.02(b) of this Agreement, unless waived by First Central.

          (j) Election to First Commercial Board. Upon the closing of the Merger, the Board of Directors of First Commercial will elect Wayne Pyeatt as a member of such Board of Directors and of its Executive Committee.

                               ARTICLE V
                         CONDITIONS PRECEDENT

          Section 5.01.  Conditions  Precedent  to  Obligation  of
     First Commercial. The obligation of First Commercial to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by First Commercial, in its sole and absolute discretion:

          (a) Performance of Covenants. Each of the acts and undertakings of First Central to be performed on or before the Closing Date shall have been duly performed and the Chief Executive Officer of First Central shall have executed and delivered to First Commercial a certificate, dated as of the Closing Date, to the effect that the foregoing condition has been fulfilled.

          (b)  Representations True at Closing.                The
     representations and warranties made by First Central and FNB Searcy herein shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions contemplated or permitted by this Agreement or actions or transactions of First Central or FNB Searcy made with the written consent of First Commercial), and the Chief Executive Officer of First Central shall have executed and delivered to First Commercial a certificate, dated as of the Closing Date, to the effect that the foregoing condition has been fulfilled.

          (c) Material Changes in Financial Condition, Business or Prospects. Since December 31, 1995, there shall not have occurred any material adverse change in the assets, financial condition, operations, business or prospects of First Central and FNB Searcy, taken as a whole, regardless of the cause.

          (d) Certified Resolutions. First Central shall furnish to First Commercial certified copies of resolutions duly adopted by the Board of Directors and the shareholders of First Central approving this Agreement and the Merger.

          (e) Government Approvals; Other Consents. First Commercial shall have received in form and substance reasonably satisfactory to First Commercial and its counsel all necessary federal and state governmental and regulatory approvals for the transactions contemplated by this

     Agreement (including, but not limited to, the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency, if required), and First Central and FNB Searcy shall have received any and all consents required pursuant to Section 3.01(j) hereof.

          (f) No Injunction. No proceeding shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of First Commercial, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to the transactions contemplated herein may not be deemed by First Commercial to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of this Agreement).

          (g) Litigation. On the Effective Date, there shall not be pending or threatened against First Central or FNB Searcy or the officers or directors of First Central or FNB Searcy in their capacity as such, any suit, action or proceeding which, if successful, would, in the reasonable judgment of First Commercial, have a material adverse effect on the financial condition, operations, business or prospects of First Central and FNB Searcy, taken as a whole.

          (h) No Material Misstatements or Omissions. First Commercial shall not have discovered in any of the representations or warranties of First Central or FNB Searcy or in any certificate or information furnished or to be furnished to First Commercial hereunder or in any application or report to any governmental agency or authority (including the Federal Reserve Board and the Office of the Comptroller of the Currency) relating to the transactions contemplated by this Agreement any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any material failure to perform or satisfy any covenants of First Central or FNB Searcy contained herein.

          (i) Opinion of First Central's Counsel. An opinion of Lightle, Beebe, Raney & Bell, counsel for First Central, dated the Closing Date, in substantially the form attached hereto as Exhibit B, shall have been delivered to First Commercial. In rendering the opinions contained therein, such counsel may rely as to factual matters upon certificates of one or more officers of First Central and FNB Searcy and of public officials and, as to litigation in which such counsel is not counsel, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Commercial.

          (j) Financial Confirmation. The Chief Financial Officer of First Central shall have furnished to First Commercial a certificate, dated the Closing Date, in form and substance satisfactory to First Commercial, to the effect that nothing has come to First Central's attention that would indicate that (a) during the period from December 31, 1995, to the Closing Date there was any change in the capitalization of First Central and FNB Searcy, taken as a whole, other than as described in or contemplated by this Agreement, (b) any material adjustments need to be made to the financial statements for the period ending at the end of the most recent month prior to the Closing Date in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods, other than year-end adjustments, or (c) since December 31, 1995, there has occurred or there is threatened to occur a matter that would have a material adverse effect on the business, financial condition, operations, results of operations or prospects of First Central and FNB Searcy, taken as a whole.

          (k) Due Diligence Review. First Commercial shall have the right to inspect and review, including the right to conduct an audit of, the books and records relating in any way to the First Central Financial Statements, or to the business, properties and assets of First Central and FNB Searcy, and to conduct such other inspection and review of the business, assets, condition (financial or other), operations and prospects of First Central and of FNB Searcy, to the extent First Commercial shall deem necessary (the "First Commercial Due Diligence Review"). The First Commercial Due Diligence Review shall not have indicated, in the reasonable judgment of First Commercial, any matter that may be reasonably expected to have a material adverse effect on the business, financial condition, operations, results of operations or prospects of First Central and FNB Searcy, taken as a whole, or that may materially impair the contemplated benefits, taken as a whole, to First Commercial of the transactions contemplated by this Agreement. First Commercial shall complete the First Commercial Due Diligence Review as diligently as possible but at the latest within ninety (90) days from the date of this Agreement and shall, upon such completion, advise First Central in writing within ten (10) days thereafter of its intention either to proceed, pursuant to this Agreement, with the transactions contemplated by this Agreement or to terminate this

     Agreement due to non-satisfaction of the condition precedent set forth in this Section 5.01(k). Provided, however, First Central shall have ten (10) days from the date of a termination notice to attempt to cure the matter(s) described in such notice as the reason for termination. If such matter(s) are not, in the reasonable judgment of First Commercial, cured within the ten (10) day period, this Agreement shall be terminated.

          (l) Title Opinion. First Commercial shall have received in form and substance satisfactory to its counsel an attorney's opinion and/or title policy or policies issued by a title insurance company acceptable to First Commercial relating to all of the real property (except for other real estate owned) owned or leased by First Central or FNB Searcy.

          (m) Pooling of Interests Opinion. Ernst & Young LLP, certified public accountants, shall have delivered to First Commercial, dated the Closing Date and reasonably satisfactory in form and substance to First Commercial and its counsel, an opinion to the effect that the transactions contemplated by this Agreement shall be recorded on the books and records of First Commercial and shall be reported in the financial statements of First Commercial by the pooling of interests method of accounting under generally accepted accounting principles, as defined in APB Opinion No. 16, together with such additional letter of assurances regarding the financial condition of First Central and FNB Searcy as First Commercial shall reasonably request. First Commercial, predicated on its knowledge and the terms of this Agreement, has no reason to believe as of the date hereof that such transactions will not be recorded by the pooling of interests method of accounting.

          (n)  Delivery of Continuity of Interest Letters.

               (i) Each stockholder of First Central who is an executive officer, director or beneficial owner of ten percent (10%) or more of First Central Stock shall have delivered to First Commercial a letter representing and warranting that he will not sell, transfer or in any way reduce his risk with respect to the First Commercial Stock received in connection with the Merger until such time as First Commercial shall have published financial results covering at least thirty (30) days of post-transaction combined operations.

               (ii) Each stockholder of First Central who is the beneficial owner of five percent (5%) or more of First Central Stock shall have delivered to First Commercial a letter representing or warranting that (or, if such shareholder is delivering a letter pursuant to Section

     5.01(n)(i) above, include a statement in such letter to the effect that) he has no present intent to sell, transfer or otherwise dispose of any of the First Commercial Stock to be received by him in connection with the Merger nor will he sell, transfer or otherwise dispose of more than fifty percent (50%) of such stock for a period of at least one (1) year following the Closing.

          (o)    Articles  of  Merger.   The  parties  shall  have
     executed and delivered the Articles of Merger.

          (p) Change in Market Price for First Commercial Stock. In the event the average of the individual averages of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) trading days immediately preceding the Closing Date shall be greater than $45.75 per share, subject to such adjustments as provided in Section
     1.05 hereof, then First Commercial may amend and restate this Agreement to provide in Section 1.05(a) that each share of First Central Stock shall be converted into the right to receive that number of shares equal to the result obtained by dividing (y) the number of whole shares of First Commercial Stock having an aggregate market value closest to, but not exceeding, $75,487,500based on the average of the individual averages of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) days immediately preceding the date on which action is taken by First Commercial by (Z) the number of shares of First Central Stock outstanding on the Effective Date. If First Commercial notifies First Central in writing that First Commercial has so amended and restated this
     Agreement, then the Board of Directors of First Central shall approve a form of amended and restated agreement incorporating changes consistent herewith and shall authorize its execution and delivery by officers of First Central.

          Section 5.02.  Conditions  Precedent  to  Obligation  of
     First Central. The obligation of First Central to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the
     Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by First Central in its sole and absolute discretion:

          (a) Performance of Covenants. Each of the acts and undertakings of First Commercial to be performed on or before the Closing Date shall have been duly performed, and an authorized officer of First Commercial shall have executed and delivered to First Central a certificate, dated as of the Closing Date, to the effect that this condition has been fulfilled.

          (b)  Representations True at Closing.                The
     representations and warranties made by First Commercial pursuant to this Agreement shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions contemplated or permitted by this Agreement or actions or transactions of First Commercial made with the written consent of First Central), and an authorized officer of First Commercial shall have executed and delivered to First Central a certificate, dated as of the Closing Date, to the effect that this condition has been fulfilled.

          (c) Material Changes in Financial Condition. Since December 31, 1995, there shall not have occurred any material adverse change in the assets, financial condition, operations, business or prospects of First Commercial or the First Commercial Banks, taken as a whole, regardless of the cause.

          (d) Certified Resolutions. First Commercial shall have furnished to First Central a certified copy of resolutions duly adopted by the Board of Directors of First Commercial authorizing the transactions contemplated by this Agreement.

          (e) No Injunction. No action, proceeding, regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of First Central, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to the transactions contemplated herein may not be deemed by First Central to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of this Agreement).

          (f) No Material Misstatements or Omissions. First Central shall not have discovered in any of the representations or warranties of First Commercial or in any certificate or information furnished or to be furnished to First Central hereunder or in any application or report to any governmental agency or authority (including the Federal Reserve Board) relating to the transactions contemplated by this Agreement any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or any material failure to perform or satisfy any covenants of First Commercial or any First Commercial Bank contained herein, and such fact shall be certified to First Central by First Commercial.

          (g) Opinion of First Commercial's Counsel. An opinion of Friday, Eldredge & Clark, counsel for First Commercial, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C, shall have been delivered to First Central. In rendering the opinions contained therein, such counsel may rely as to factual matters upon certificates of officers of First Commercial and its subsidiaries and of public officials and as to litigation in which they are not counsel on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Central.

          (h) Tax Opinion. First Central shall have received an opinion of Friday, Eldredge & Clark, counsel to First Commercial, to the effect that the transactions contemplated herein will be treated for federal income tax purposes as a tax-free corporate reorganization within the meaning of
     Section 368(a)(1)(A) of the Code. The parties agree to utilize their reasonable best efforts to consummate the transactions described herein in a manner which will qualify as a tax-free corporate reorganization within the meaning of the foregoing provisions.

          (i) Securities Registration Opinion. First Central shall have received an opinion of Friday, Eldredge & Clark, counsel to First Commercial, to the effect that the shares of First Commercial Stock issued to the shareholders of First Central pursuant to this Agreement have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, and may be sold or transferred by the shareholders of First Central without further registration under Section 5 of the Securities Act of 1933, as amended, except as may otherwise be provided by Rules 144 and 145 of the Securities and Exchange Commission and the terms of the letter to be delivered by certain stockholders of First Central pursuant to Section 5.01(n) of this Agreement.

          (j)  Articles  of  Merger.    The  parties   shall  have
     executed and delivered the Articles of Merger.

          (k) Due Diligence Review. First Central and its counsel or agent shall have the right to inspect and review, including the right to conduct an audit of, the books and records relating in any way to the First Commercial Financial Statements, or the business, properties and assets of First Commercial and the First Commercial Banks, and to conduct such other inspection and review of the business, assets, condition (financial or other), operations and prospects of First Commercial and of the First Commercial Banks, to the extent First Central shall deem necessary (the "First Central Due Diligence Review"). The First Central
     Due  Diligence  Review  shall  not  have  indicated,  in  the reasonable judgment of First Central, any matter that may reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations or prospects of First Commercial and the First Commercial Banks, taken as a whole. First Central shall complete the First Central Due Diligence Review within thirty (30) days from the date of this Agreement and shall, upon such completion, advise First Commercial of its intention either to proceed, pursuant to this Agreement, with the transactions contemplated by this Agreement or to terminate this Agreement due to non-satisfaction of the condition precedent set forth in this Section 5.02(l).

          (l) Change in Market Price for First Commercial Stock. In the event the average of the individual averages of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) trading days immediately proceeding the Closing Date shall be less than $30.50 per share, subject to such adjustments as provided in Section
     1.05 hereof, then First Central may elect to terminate this Agreement in accordance with Section 6.01(f) hereof, unless First Commercial agrees to amend and restate this Agreement to provide in Section 1.05(a) that each share of First Central Stock shall be converted into the right to receive that number of shares equal to the result obtained by dividing (Y) the number of whole shares of First Commercial Stock having an aggregate market value closest to, but not exceeding, $50,325,000 based on the average of the individual averages of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty
     (20) days immediately proceeding the date on which action is taken by First Central by (Z) the number of shares of First Central Stock outstanding on the Effective Date. If First Commercial notifies First Central in writing that First Commercial will agree to so amend and restate this
     Agreement, then the Board of Directors of First Central shall approve a form of amended and restated agreement incorporating changes consistent herewith and shall authorize its execution and delivery by officers of First Central.

          (m) Litigation. On the Effective Date, there shall not be pending or threatened against First Commercial or any First Commercial Bank or the officers or the directors of First Commercial or any First Commercial Bank in their capacity as such, any suit, action or proceeding which, if successful, would, in the reasonable judgment of First Central, have a material adverse affect on the financial condition, operations, business or prospects of First Commercial and the First Commercial Banks, taken as a whole. First Central acknowledges that it is aware of the Aearth Development, Inc. legal proceeding disclosed in First
     Commercial's Report on Form 10-Q for the quarterly period ended June 30, 1996, and that such proceeding, in the event the original verdict rendered at trial is reinstated on appeal, will not have a material adverse impact on the financial condition, operations, business or prospects of First Commercial and the First Commercial Banks, taken as a whole.

          (n) Government Approvals; Other Consents. First Central shall have received in form and substance reasonably satisfactory to First Central and its counsel all necessary federal and state governmental and regulatory approvals for the transactions contemplated by this Agreement (including, but not limited to, the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency, if required), and First Commercial and the First Commercial Banks shall have received any and all consents required pursuant to Section 3.02(c) hereof; provided, however, that any divestiture of assets mandated by regulatory authority shall not constitute a failure to receive satisfactory regulatory approval.

                              ARTICLE VI
                             TERMINATION

          Section 6.01.  Procedure    for Termination.        This
     Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval of the Merger by the Board of Directors of First Commercial or by the shareholders of First Central, upon the occurrence of any of the following by written notice from First Commercial to First Central (as authorized by the Board of Directors of First Commercial), or by written notice from First Central to First Commercial, as the case may be:

               (a) If any condition to the obligations of First Commercial set forth in Section 5.01 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by First Commercial or if any condition to the obligations of First Central as set forth in Section 5.02 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by First Central, it being understood that each party's right to terminate under this Section 6.01(a) shall relate only to conditions to that party's obligations;

               (b) In the event of a material breach by the other of any representation, warranty or agreement contained in this Agreement that is not cured within 20 days of the time that written notice of such breach is received by such other party from the party giving notice (except that any such notice shall not have the effect of extending the time for termination set forth in Section 6.01(c) hereof);

               (c) By either First Central or First Commercial if the Closing Date shall not have occurred, for reasons other than a breach of this Agreement by the party seeking termination, on or before September 30, 1997, or such later date agreed to in writing by the parties; or

               (d) By First Commercial if there shall have been any action taken, or any statute, rule or regulation proposed or enacted, by any federal, state or foreign government or governmental or administrative agency that would (i) render First Commercial substantially unable to satisfy its obligations hereunder, (ii) in the sole, but reasonable, judgment of First Commercial, prohibit or delay for four months, or longer, consummation of the transactions contemplated by this Agreement, or (iii) materially impair the contemplated benefits to First Commercial of the transactions contemplated by this Agreement by limiting the location at which or manner in which First Commercial presently conducts its business or by requiring First Commercial, First Central or FNB Searcy to undertake any material changes in personnel, organizational structure,
     internal   controls,   accounting  systems,   operations   or
     policies, or otherwise.

               (e)  By  First  Commercial  if  there   shall  have
          occurred:

                    (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

                   (ii)  a   commencement   of   a   war,    armed
          hostilities, or other international or national calamity, directly or indirectly involving the United States, or

                  (iii) a material change in the United States or any other currency exchange rates or a suspension of, or limitation on, the markets thereof;

     or, in the case of any of the foregoing existing at the time of this Agreement, a material acceleration or worsening thereof.

               (f) At the election of First Central upon the occurrence of the event described in 5.02(l), subject to the right set forth therein of First Commercial to preclude such election.

               (g) By First Central if its Board of Directors so determines, in the event that prior to the Effective Date
     (i) First Commercial enters into a letter of intent or comparable document or a definitive (a) purchase and sale agreement to be acquired, or (b) merger agreement in which First Commercial is not the surviving corporation, or (ii) another person publicly announces the intent to acquire twenty-five percent (25%) or more of the outstanding equity securities of First Commercial whether by tender offer or otherwise.

          Section 6.02. Termination by Mutual Agreement. This Agreement may be terminated and abandoned (whether before or after approval of the Merger by First Commercial or by the shareholders of First Central) by mutual written consent of First Central and First Commercial, as authorized by their respective Board of Directors.

          Section 6.03. Effect of Termination for Non-Willful Breach. In the event of termination of this Agreement caused otherwise than by a willful breach of this Agreement by any of the parties hereto, this Agreement shall cease and terminate, the acquisition of First Central as provided herein shall not be consummated, and neither First Central or First Commercial shall have any liability to the other party under this Agreement of any nature whatever; provided, however, that the duties of the parties with respect to confidential information as set forth in Section 8.10 shall survive any such termination.

          Section 6.04. Effect of Termination for Willful Breach. If termination of this Agreement shall have been caused by willful breach of this Agreement, then, in addition to other remedies as may be available at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other party for its costs, fees and expenses of its counsel, accountants and other experts and advisors, as well as fees and expenses incident to negotiation, preparation and execution of this Agreement, and all parties shall be bound by the confidentiality obligations provided in Section 8.10 of this Agreement.

          Section 6.05. Enforcement Expenses. The prevailing party in any suit or action to enforce this Agreement or to obtain any remedy which may be available as a result of a breach of any representation, warranty or covenant contained herein prior to Closing shall be entitled to recover its court costs and reasonable attorneys' fees, including costs and attorneys' fees on appeal from any such suit or action.


                              ARTICLE VII
                         BROKERS AND EXPENSES

          Section 7.01. Brokers. First Central represents and warrants to First Commercial that no broker or finder has acted for it in connection with the execution and delivery of this Agreement or the transactions contemplated hereby.

          Section 7.02. Expenses. Each party hereto will pay all attorneys' and accountants' fees and all other costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except as provided in Article VI hereof, and except as limited by Section 4.01(i) hereof.

                             ARTICLE VIII
                             MISCELLANEOUS

          Section 8.01. Announcements. Neither First Commercial nor First Central will make any press release or other announcement to the public concerning the transactions contemplated by this Agreement without the prior written consent of the other party, except as required by law.

          Section 8.02. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered personally or by confirmed telefacsimile, or one(1) business day following the date it is given to a nationally-recognized overnight mail or delivery service (with postage or delivery charge prepaid) providing proof of delivery, as follows:

          (a)  If to First Central to:

               First Central Corporation
               200 West Race Street
               Searcy, Arkansas  72143

               Attention:  Mr. Wayne Hartsfield

               with copy to:

               Donald P. Raney
               Lightle, Beebe, Raney & Bell
               211 West Arch Street
               Searcy, Arkansas  72143

          (b)  If to First Commercial, to:

               First Commercial Corporation
               400 West Capitol Avenue
               Little Rock, Arkansas  72201

               Attention:  Mr. J. Lynn Wright

               with copy to:

               John Clayton Randolph
               Friday, Eldredge & Clark
               400 West Capitol Avenue, Suite 2000
               Little Rock, Arkansas 72201-3493

     or  to such  other  address as  any  person may  designate in writing to First Commercial and First Central at the addresses listed above, in accordance with this Section 8.02.

          Section 8.03. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 8.04. Headings. The Article, Section, paragraph and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

          Section 8.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section 8.06.  Integration of Agreement.            This
     Agreement  constitutes  the  entire   understanding  of   the
     parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or communications, oral or written, between the parties hereto with respect to the subject matter hereof.

          Section 8.07. Amendments; Waivers. Any of the terms or conditions of this Agreement may be waived, but only in writing of the party against which the enforcement of such waiver is sought, and any such terms or conditions may be amended or modified in whole or in part at any time by agreement in writing, executed in the same manner as this Agreement.

          Section 8.08.  Governing Law.   This  Agreement shall be
     governed by and construed and enforced under and pursuant to the laws of the State of Arkansas.

          Section 8.09. Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

          Section 8.10. Confidentiality of Information. Until the Closing Date, or in the event of termination of this Agreement without consummation of the transactions contemplated hereby, First Commercial and First Central each hereby covenants and agrees that it and its agents shall keep and shall cause its subsidiaries to keep confidential any information (unless readily ascertainable from public or published information or sources) obtained from the other party or its agents, except for disclosures of information expressly allowed by such other party. In the event this Agreement is terminated, then promptly after such termination First Commercial or First Central (as the case may be) and its agents shall return to the other party hereto all documents, work papers and other written material obtained from such other party or its agents in connection with this Agreement and not theretofore made public (including all copies thereof).

          Section 8.11. No Assignment. Neither this Agreement nor any rights or obligations of any party hereunder or thereunder, may be assigned by the parties, by operation of law or otherwise, except with the written consent of the other party.

          Section 8.12.  Severability.      If  any   portion   or
     provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions in such jurisdiction or rendering that or any other portions or provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          Section 8.13. Survival of Representations and Warranties. None of the representations, warranties or covenants contained in this Agreement, or in any instrument or other document delivered pursuant to this Agreement, shall survive the Closing.

          Section 8.14.  Definition of To The Knowledge Of.

          (i) When used in this Agreement, the phrases "to the knowledge of First Central," "to the knowledge of First Central and FNB Searcy," and "nothing has come to First Central's attention" shall mean the actual knowledge of Wayne Hartsfield, Donnie Miller and Bill Patton in the case of First Central and FNB Searcy, including the knowledge that such individuals should have acquired in the ordinary course of performing their duties as officers of First Central and/or FNB Searcy.

          (ii) When used in this Agreement, the phrases "to the knowledge of First Commercial," "to the knowledge of First Commercial and the First Commercial Banks," and "nothing has come to First Commercial's attention" shall mean the actual knowledge of Barnett Grace, Edwin P. Henry and J. Lynn Wright, including the knowledge that such individuals should have acquired in the ordinary course of performing their duties as executive officers of First Commercial.

          IN WITNESS WHEREOF, First Commercial and First Central have caused this Agreement to be executed and delivered in multiple counterparts as of the date first above written.


                                        FIRST  COMMERCIAL CORPORATION

                                        By:  /s/ J. Lynn Wright
                                        Title :  Chief Financial Officer


     ATTEST:

     /s/ Donna B. Rodgers
     Secretary

                                        FIRST CENTRAL CORPORATION

                                        By:  /s/ Wayne Hartsfield
                                        Title:  President & CEO

     ATTEST:

     /s/ Judy Kubisiak
     Secretary

                                                                  EXHIBIT A

                          ARTICLES OF MERGER
                                  OF
                       FIRST CENTRAL CORPORATION
                             WITH AND INTO
                     FIRST COMMERCIAL CORPORATION


          We, ___________, the duly elected __________ of First Central Corporation, an Arkansas corporation ("First Central") and ________ _______, the duly elected _________
     of First Commercial Corporation, an Arkansas corporation ("First Commercial") do hereby state on oath that the following information relating to the merger of First Central with and into First Commercial is true, correct, and complete to the best of our knowledge and belief:

                               ARTICLE I
                          THE PLAN OF MERGER

          Section 1.01. The Merger. At the Effective Time (as defined in Section 1.03 hereof) in accordance with this Plan of Merger and Arkansas law, First Central shall be merged with and into First Commercial pursuant to this Plan of Merger, the separate existence of First Central shall cease, and First Commercial shall continue as the surviving corporation under the corporate name "First Commercial Corporation." First Commercial hereinafter may sometimes be referred to as the "Surviving Corporation."

          Section 1.02. Effect of the Merger. At the Effective Time the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges, and franchises possessed by each of First Commercial and First Central, (ii) all of the property and assets of whatsoever kind or description of each of First Commercial and First Central, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and (iii) the Surviving Corporation shall be responsible for all of the liabilities and obligations of each of First Commercial and First Central, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations; but the liabilities of First Commercial and First Central, or of their shareholders, directors, or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired by the Merger, and any claim existing, or action or proceeding pending, by or against either of First Commercial or First Central may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of First Commercial or First Central, as the case may be.

          Section 1.03. Consummation of the Merger, Effective Time. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Arkansas these Articles of Merger. The "Effective Time" shall be 5:00 p.m., Little Rock time, on the date of such filing.

          Section 1.04. Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of First Commercial, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The Bylaws of First Commercial, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Arkansas law. The directors and officers of First Commercial immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation after the Effective Time until their successors are elected and qualified.

          Section 1.05. Merger Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of First Commercial, First Central, or the holder of any of the securities of such corporations:

          (a) Each share of the common stock of First Central, par value $1.00 per share ("First Central Stock"), issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable Arkansas law ("Dissenting Shares")) shall be canceled and extinguished and be converted into the right to receive that number of shares of common stock of First Commercial, $3.00 par value ("First Commercial Stock"), equal to the result obtained by dividing (Y) 1,650,000 by
     (Z) _______ (such consideration, as well as any payment due in lieu of fractional shares of First Commercial Stock as hereinafter provided being herein referred to as the "Merger Consideration").
          (b) No fractional shares of First Commercial Stock shall be issued as part of the Merger, and in lieu of fractional shares, First Commercial shall pay a sum in cash equal to the value of any such fractional share of First Commercial Stock to which any holder of First Central Stock shall be entitled determined on the basis of the last reported sales price on the date on which the Effective Time occurs for shares of First Commercial Stock on The Nasdaq National Market.

          (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of First Central with respect to shares of First Central Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of First Central Stock are presented to First Commercial or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in
     Section 1.06 and following, subject to applicable law in the case of Dissenting Shares.

          Section 1.06. Exchange of Certificates. From and after the Effective Time, all certificates representing shares of First Central Stock, with the exception of certificates representing Dissenting Shares or shares of First Central Stock held by First Commercial, shall represent the right to receive shares of First Commercial Stock on the basis set forth above, and the right to receive cash in lieu of fractional shares in exchange therefor, upon the terms and conditions of this Plan of Merger, subject to applicable abandoned property, escheat, and similar laws. Upon delivery of certificates representing shares of First Central Stock to the transfer agent of First Commercial, First Commercial shall cause the transfer agent to issue certificates representing the requisite number of shares of First Commercial Stock for each share of First Central Stock represented by the certificates therefor properly delivered, and First Commercial shall pay by certified or cashier's check the amount entitled to be received in lieu of fractional shares. Notwithstanding the foregoing, neither First Commercial's transfer agent nor any party hereto shall be liable to a holder of shares of First Central Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, and similar laws.

          Section 1.07. Rights of First Central Shareholders to Dividends. Holders of First Central Stock on the Effective Date shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by First Commercial subsequent to the
     Effective Date, but delivery of payment of such dividends will not be required of First Commercial until such persons have delivered their certificates representing shares of First Central Stock in exchange for certificates representing shares of First Commercial Stock in accordance with the provisions of Section 1.06 above. Notwithstanding the foregoing, First Commercial shall not be liable to a holder of shares of First Central Stock for any such dividends delivered to a public official pursuant to any abandoned property, escheat and similar laws.

                              ARTICLE II
                      APPROVAL OF PLAN OF MERGER

          Section 2.01. Approval by Board of Directors. The Plan of Merger incorporated herein has been adopted by the Board of Directors of each of First Central and First Commercial.

          Section 2.02.  Approval by Shareholders.

          (a)  Pursuant   to   Ark.   Code   Ann.  Section  4-27-1103G,
     shareholder approval of the Plan of Merger was not required by the shareholders of First Commercial.

          (b)  The   Plan   of  Merger   was   approved   by   the
     shareholders of First Central on _________, 1997, pursuant to Ark. Code Ann. Section 4-27-1103E at a special meeting of shareholders duly called and held for that purpose. On the date of approval of the Plan of Merger, First Central's sole outstanding class of capital stock was common stock, $____ par value per share, each share of which was entitled to one vote, and _____ shares of which were outstanding.

          First  Central's  shareholders   approved  the  Plan  of
     Merger by a vote of in favor of the proposal and against the proposal.

          IN WITNESS WHEREOF, we have executed these Articles of Merger on __________________, 1997.


                                   FIRST CENTRAL CORPORATION


                                   By:
                                       ---------------------
                                        [Name], [Title]



                                   FIRST COMMERCIAL CORPORATION


                                   By:
                                        ----------------------
                                         [Name], [Title]

                                                         EXHIBIT B

               Substantive Provisions of First Central's
                           Counsel's Opinion


          The opinion of Lightle, Beebe, Raney & Bell, Counsel for First Central, shall be dated the Closing Date and shall opine, in substance, as follows:

          1.   First  Central  and   FNB  Searcy  have  been  duly
     organized and are a corporation and national banking association, respectively, validly existing in good standing under the laws of the State of Arkansas and the United States of America. Each of First Central and FNB Searcy has full corporate power to own its property and assets and to carry on its business as presently conducted, and is duly qualified or registered to do business in each jurisdiction where the nature of its business or the type of its assets requires such qualification and where the failure to so qualify would be material to the business of First Central or FNB Searcy.

          2. First Central has full corporate power to execute and deliver this Agreement. All corporate action of First Central required to duly authorize and execute this
     Agreement has been taken. This Agreement is valid and binding on First Central and is enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally and to limitations on the availability of injunctive relief, specific performance and other equitable remedies, whether applied by a court of law or equity.

          3. All shares of First Central Stock and common stock of FNB Searcy issued and outstanding as of the Closing Date are duly authorized, validly issued, fully paid and not subject to assessment. None of such shares has been issued in violation of any preemptive rights of shareholders. To the knowledge of such counsel, neither First Central nor FNB Searcy has outstanding and is not obligated to issue subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of its common stock.

          4. The consummation of the Merger will not violate any provision of either First Central's or FNB Searcy's Articles of Incorporation or Association or Bylaws, or violate any provision of, or result in the acceleration of any material obligation under, any mortgage, loan agreement, order, judgment, law or decree known to such counsel to which First Central or FNB Searcy is a party or by which either of them is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which First Central or FNB Searcy is subject.

          5. To the knowledge of such counsel, each of First Central and FNB Searcy has all licenses, permits, approvals and other authorizations from Federal and state agencies and authorities having jurisdiction in the premises required in the conduct of its business as presently being conducted where the failure to do so would have a material adverse effect on First Central and FNB Searcy, taken as a whole.

          6. To the knowledge of such counsel, there is no claim, action, suit or proceeding pending or threatened against First Central or FNB Searcy which, if adversely determined, would have a material adverse effect on the business, assets, operations or financial condition of First Central and FNB Searcy, taken as a whole, would question the validity of the Agreement or would prevent, hinder or delay consummation of the transactions contemplated by the Agreement.

          7. To the knowledge of such counsel, each of First Central and FNB Searcy is, in the conduct of its business, in compliance with all applicable Federal, state and local laws, statutes, ordinances and regulations, which the failure to comply with would materially adversely affect the business or the value of the properties or assets of First Central and FNB Searcy, taken as a whole.

          In rendering such opinions, such counsel may rely as to factual matters upon certificates of one or more officers of First Central and any of FNB Searcy and of public officials and, as to litigation where they are not counsel of record, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Commercial.

                                                         EXHIBIT C

              Substantive Provisions of First Commercial
                           Counsel's Opinion


          The opinion of Friday, Eldredge & Clark, Counsel for First Commercial, shall be dated the Closing Date and shall opine, in substance, as follows:

          1. First Commercial and the First Commercial Banks have been duly organized and are a corporation, state chartered banks and national banking associations, respectively, validly existing in good standing under the laws of the State of Arkansas and the United States of America and have full corporate power to own their property and assets and to carry on their business as presently conducted.

          2. All corporate action of First Commercial required to authorize the Agreement and to effectuate the Merger contemplated by the Agreement has been taken. The Agreement is valid and binding on First Commercial and is enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to limitations on the availability of injunctive relief, specific performance and other equitable remedies, whether applied by a court of law or equity.

          3. The consummation of the Merger will not violate any provision of the Articles of Incorporation or Association or Bylaws of First Commercial or any First Commercial Bank or violate any provision of, or result in the acceleration of any material obligation under, any mortgage, loan agreement, order, judgment, law or decree known to such counsel to which First Commercial or any First Commercial Bank is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which First Commercial or any First Commercial Bank is subject.

          4. To the knowledge of such counsel, there is no claim, action, suit or proceeding pending or threatened against First Commercial or any of the First Commercial Banks which, if adversely determined, would have a material adverse effect on the business, assets, operations or financial condition of First Commercial and the First Commercial Banks, taken as a whole, would question the validity of the Agreement or would prevent, hinder or delay consummation of the transactions contemplated by the Agreement.

          5. To the knowledge of such counsel, each of First Commercial and the First Commercial Banks has all licenses, permits, approvals and other authorizations from Federal and state agencies and authorities having jurisdiction in the premises required in the conduct of its business as presently being conducted where the failure to do so would have a material adverse effect on First Commercial and the First Commercial Banks, taken as a whole.

          6. To the knowledge of such counsel, each of First Commercial and the First Commercial Banks is, in the conduct of its business, in compliance with all applicable Federal, state and local laws, statutes, ordinances and regulations, which the failure to comply with would materially adversely affect the business or the value of the properties or assets of First Commercial and the First Commercial Banks, taken as a whole.

          7. No facts have come to such counsel's attention that lead them to believe that the joint proxy statement/prospectus (other than the financial and statistical data contained or incorporated therein, as to which such counsel need not express any opinion or belief) contains as of this date any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. (Such counsel need not pass upon nor assume any responsibility for the accuracy, completeness or fairness of the statements contained in the joint proxy statements/prospectus, and such opinion may be based upon a limited review of, and participation and conferences relating to, the joint proxy statement/prospectus, without independent verification.)

          8. The shares of First Commercial Stock to be issued to the shareholders of First Central following the Closing will be fully paid, validly authorized and duly issued and are not subject to assessment and are not issued in violation of any preemptive rights of First Commercial's shareholders. Such shares have been registered with the Security and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended (the "Act"), and may be sold or transferred by the shareholders of First Central without further registration under Section 5 of the Act except as may otherwise be provided by Rules 144 and 145 of the Securities and Exchange Commission and the terms of certain continuity of interest letters to be delivered by certain shareholders of First Central pursuant to Section 5.01(n) of this Agreement.

          In rendering such opinions, such counsel may rely as to factual matters upon certificates of officers of First Commercial and of public officials and, as to litigation where they are not counsel of record, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Central.

                                                        EXHIBIT 5

                        FRIDAY, ELDREDGE & CLARK
                     2000 First Commercial Building
                         400 West Capitol Avenue
                    Little Rock, Arkansas  72201-3493

                             April 10, 1997


     First Commercial Corporation
     400 West Capitol Avenue
     Little Rock, Arkansas  72201

     Ladies and Gentlemen:

            We refer to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about this date by First Commercial Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 1,650,000 shares of the Company's common stock, $3.00 par value per share (the "Shares"), to be issued in connection with the merger of First Central Corporation with and into the Company.

            It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

            a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

            b. Appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

            It is our further opinion that the Shares will be, upon issuance pursuant to the terms of the agreement governing the aforementioned merger, validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

            We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                Very truly yours,

                                /s/ FRIDAY, ELDREDGE & CLARK
                                ____________________________

                                     FRIDAY, ELDREDGE & CLARK

     JCR/bb

                                                         EXHIBIT 8

                        FRIDAY, ELDREDGE & CLARK
                     2000 First Commercial Building
                        400 West Capitol Avenue
                    Little Rock, Arkansas 72201-3493



                             April 10, 1997



    Barnett Grace
    Chairman of the Board
    First Commercial Corporation
    400 W. Capitol Avenue
    Little Rock, AR 72201

    Wayne Hartsfield
    First Central Corporation
    200 West Race Street
    Searcy, AR 72143

         Re:  Merger of First Central Corporation with and into
              First Commercial Corporation

    Gentlemen:

         You have asked for our opinion regarding certain federal income tax consequences in connection with the proposed merger of First Central Corporation ("First Central"), an Arkansas corporation, with and into First Commercial Corporation ("First Commercial"), an Arkansas corporation, pursuant to a Plan and Agreement of Merger dated as of February 5, 1997 (the "Merger Agreement").

         This  opinion   is  based   upon  the   following  factual
    assumptions:

         (a) First Commercial and First Central are engaged in the business of operating as bank holding companies under the laws of the State of Arkansas and the federal laws of the United States.

         (b) Upon the effective date of the merger, the shareholders of First Central (other than First Central shareholders who exercise dissenters' rights under applicable state law), will receive approximately 22.94024 shares of First

    Commercial voting common stock in exchange for each outstanding share of First Central common stock. First Commercial will make a cash payment to shareholders of First Central in lieu of issuing fractional shares of First Commercial common stock. First Central shares of common stock having a value equal to at least fifty percent (50%) of the value of the outstanding shares of First Central common stock shall be exchanged in the merger solely for First Commercial common stock.

         (c) First Central presently has, and within the last three (3) years has had, only one class of capital stock outstanding, all of which is common stock having a par value of $1.00 per share.

         (d) First Central will be merged with and into First Commercial pursuant to laws of the State of Arkansas and the separate existence of First Central shall cease and First Commercial shall continue as the surviving corporation with all the assets and liabilities of First Central and First Commercial combined. First Commercial will continue to carry on the business previously conducted by it.

         (e) The First Commercial common stock to be received by the First Central shareholders in connection with the merger will be voting common stock with all of the rights normally accorded to First Commercial common stockholders.

         (f) The merger is being consummated for valid business reasons germane to the business of the parties, separate and apart from tax purposes.

         (g) The fair market value of the First Commercial common stock to be received by each First Central shareholder will be approximately equal to the fair market value of the First Central stock surrendered in the exchange.

         (h) There is no plan or intention by the shareholders of First Central to sell, exchange, or otherwise dispose of a number of shares of First Commercial common stock received in the transaction that would reduce the First Central shareholders' ownership of First Commercial stock to a number of shares having a value, as of the date of the transaction, of less than 50% of the value of all of the outstanding stock of First Central as of the same date. For purposes of this assumption, shares of First Central stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of First Commercial stock, will be treated as outstanding First Central stock on the date of the transaction. Moreover, shares of First Central stock and shares of First Commercial stock held by First Central shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this assumption. There will have been no transfers, in the aggregate, of more than fifty percent (50%) of the value of the First Central stock prior to the effective date of the merger which were made in contemplation of the merger.

         (i)  First  Commercial   has  no  plan  or   intention  to
    reacquire any of its stock issued in the transaction.

         (j) First Commercial has no plan or intention to sell or otherwise dispose of any of the assets of First Central acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in I.R.C. Section 368(a)(2)(C).

         (k) The liabilities of First Central assumed by First Commercial and the liabilities to which the transferred assets of First Central are subject were incurred by First Central in the ordinary course of its business. The assumption by First Commercial of the liabilities of First Central pursuant to the merger will be for a bona fide business purpose and not for the purpose of avoiding federal income tax. No liabilities of any person other than First Central shall be assumed by First Commercial in the merger, and none of the shares of First Central stock surrendered in the merger in exchange for First Commercial stock will be subject to any liabilities.

         (l) Following the transaction, First Commercial will continue the historic business of First Central or use a significant portion of First Central's historic business assets in a business.

         (m) First Commercial, First Central and the shareholders of First Central will pay their respective expenses, if any, incurred in connection with the transaction.

         (n) There is no intercorporate indebtedness existing between First Commercial and First Central that was issued, acquired, or will be settled at a discount.

         (o) No two parties to the transaction are investment companies as defined in I.R.C. Section 368(a)(2)(F)(iii) and
    (iv).

         (p) First Central is not under the jurisdiction of a court pursuant to a case under Title XI of the United States Code, or a receivership, foreclosure, or other similar proceeding in a federal or state court.

         (q) The fair market value of the assets of First Central transferred to First Commercial will exceed the sum of the liabilities assumed by First Commercial, plus the amount of liabilities, if any, to which the transferred assets are subject.

         (r) No fractional share interests in First Commercial common stock will be issued in connection with the transaction. The payment of cash in lieu of fractional shares of First Commercial common stock is solely for the purpose of avoiding the expense and inconvenience to First Commercial of issuing fractional shares and does not represent separately bargained-for consideration.

         (s) None of the compensation received by any shareholder-employee of First Central will be separate consideration for, or allocable to, any of his or her shares of First Central stock.

         (t) None of the shares of First Commercial stock received by any shareholder-employee of First Central will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with the amounts paid to third parties bargaining at arm's length for similar services.

         Based upon the foregoing factual representations and assumptions, and subject to the comments and qualifications expressed herein, we are of the opinion that:

              1.   The   proposed   merger   will    constitute   a
    reorganization with the meaning of I.R.C. Section 368(a)(1)(A).

              2. First Central and First Commercial will each be "a party to a reorganization" within the meaning of I.R.C.
    Section 368(b).

              3. No gain or loss will be recognized by First Central on the transfer of its assets to First Commercial in exchange for First Commercial common stock and the assumption by First Commercial of the liabilities, if any, of First Central. I.R.C. Sections 357(a) and 361(a).

              4.   No  gain or  loss  will be  recognized by  First
    Commercial upon the receipt of the assets of First Central in exchange for First Commercial common stock. I.R.C. Section 1032(a).

              5. The basis of the assets of First Central acquired by First Commercial will be the same in the hands of First Commercial as the basis of such assets in the hands of First Central immediately prior to the exchange. I.R.C.
    Section 362(b).

              6. The holding period of the assets of First Central in the hands of First Commercial will, in each instance, include the period for which such assets were held by First Central. I.R.C. Section 1223(2).

              7. No gain or loss will be recognized by the shareholders of First Central upon the exchange of First Central common stock solely for First Commercial common stock. I.R.C. Section 354(a)(1).

              8. The basis of the First Commercial common stock received by the shareholders of First Central will be the same as the basis of the First Central stock surrendered in exchange therefor. I.R.C. Section 358(a)(1).

              9. The holding period of the First Commercial common stock received by the shareholders of First Central will include the period during which the First Central stock surrendered in exchange therefor was held, provided the stock of First Central is a capital asset in the hands of the shareholders of First Central on the date of the exchange. I.R.C. Section 1223(1).

              10. Where a shareholder of First Central dissents to the proposed transaction and receives solely cash in exchange for his stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of such shareholder's stock subject to the provisions and limitations of I.R.C. Section 302. Rev. Rul. 74-515, 1974-2 C.B. 118.

              11.  The   payment   of   cash   to   First   Central
    shareholders in lieu of fractional share interests of First Commercial common stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by First Commercial. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed subject to the provisions and limitations of I.R.C. Section 302. Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.

         The opinions expressed herein are subject to the following qualifications:

              (i) We have assumed that the express written terms of the Merger Agreement set forth the entire agreement of the parties with respect to the proposed transaction, and that there are no oral or written statements, representations, agreements, or understandings which modify, amend, or vary any of the terms thereof.

              (ii) This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond the specific language and scope so stated.

             (iii) The opinions expressed above regarding tax-free reorganization treatment of the merger assume that the First Central shareholders have, and will continue following the merger to maintain, a "continuity of interest" in the business of the First Central, directly through the ownership of First Central stock prior to the merger, and indirectly through the ownership of First Commercial common stock following the merger. For this purpose, a "continuity of interest" shall mean the ownership of stock having a value, as of the date of the transaction, of 50% or more of the value of all of the formerly outstanding stock of First Central on such date.

              (iv) This opinion is based upon the factual assumptions and representations described herein. Accordingly, we shall have no liability in rendering this opinion to the extent it is adversely affected by reason of any such factual assumptions or representations being false or incorrect.

              (v) This opinion is rendered as of the date hereof and is based upon the current version of the Internal Revenue Code, regulations promulgated thereunder, current rulings of the Internal Revenue Service and applicable case law, and, accordingly, is subject to any changes in such law, regulations, rulings, or judicial decisions occurring after the date of this opinion.

              (vi) This opinion is provided solely for the benefit of First Commercial, First Central and the shareholders of First Central and may not be relied upon by any other person or entity, quoted in whole or in part, filed with any governmental agency, or otherwise referred to or utilized for any other purpose, without, in each instance, or prior written consent. We consent to the use and filing of this opinion in connection with filings to be made with the Federal Reserve Board and Securities and Exchange Commission concerning this transaction and in connection with the disclosure documents to First Central shareholders with respect to the proposed transaction. In addition, we specifically consent to the use of this opinion as an exhibit to First Commercial's Registration Statement on Form S-4 which is being filed to register the shares of First Commercial common stock to be issued in the proposed transaction, as it may be amended, and consent to such references to our firm as are made therein.

             (vii) This opinion is being furnished as of the date hereof and we have no obligation or duty to update or supplement this opinion by reason of events or changes in applicable law occurring after the date of this letter.

                                  Very truly yours,



                                  FRIDAY, ELDREDGE & CLARK

    FEC/WME/mjs

                                                  EXHIBIT 23.2

          Consent of Ernst & Young LLP, Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of First Commercial Corporation for the registration of 1,650,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1997, with respect to the consolidated financial statements of First Commercial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

     Little Rock, Arkansas
     April 11, 1997

                                                       EXHIBIT 23.3


                    Angel, Humphrey, Hamilton & Co., Ltd.
                        Certified Public Accountants


     Bob Humphrey, CPA                               Ph: (501) 268-5353
     Mitchell Hamilton, CPA                         Fax: (501) 268-5351
        -------------                                  -------------
     Jay W. Cherry, CPA                                405 North Spring
     David L. Spradlin, CPA                                P.O. Box 310
     Debra T. Scaife, CPA                              Searcy, AR 72145
     James D. Bellcock, CPA



                      CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 31, 1996, 1995, and 1994 with respect to the consolidated financial statements of First Central Corporation and Subsidiary included in the Registration Statement on Form S-4 and related Porspectus of First Commercial Corporation for the registration of 1,650,000 shares of its common stock.

                         /s/  Angel, Humphrey, Hamilton & Co., Ltd.
                         ------------------------------------------
                         ANGEL, HUMPHREY, HAMILTON & CO., LTD.



        Searcy, Arkansas
        April 10, 1997

                                                       EXHIBIT 24

                            POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Barnett Grace and Edwin P. Henry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of First Commercial Corporation (the "Company") pertaining to the registration of up to 1,650,000 shares of the Company's Common Stock, $3.00 par value per share, to be offered as described in the Registration Statement and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Date:  April 10, 1997

       /s/ Barnett Grace             /s/ John W. Allison
       -----------------------       -----------------------
       Barnett Grace                 John W. Allison
       Director                      Director

       /s/ Truman Arnold             /s/ William H. Bowen
       -----------------------       -----------------------
       Truman Arnold                 William H. Bowen
       Director                      Director

       /s/ Peggy Clark               /s/ Robert G. Cress
       -----------------------       -----------------------
       Peggy Clark                   Robert G. Cress
       Director                      Director

       /s/ Cecil W. Cupp, Jr.        /s/ Frank D. Hickingbotham
       -----------------------       ---------------------------
       Cecil W. Cupp, Jr.            Frank D. Hickingbotham
       Director                      Director

       /s/ Walter E. Hussman, Jr.    /s/ Frederick E. Joyce, M.D.
       --------------------------    ----------------------------
       Walter E. Hussman, Jr.        Frederick E. Joyce, M.D.
       Director                      Director

       /s/ Jack G. Justus            /s/ William M. Lemley
       -----------------------       -----------------------
       Jack G. Justus                William M. Lemley
       Director                      Director

       /s/ Michael W. Murphy         /s/ Sam C. Sowell
       -----------------------       -----------------------
       Michael W. Murphy             Sam C. Sowell
       Director                      Director

       /s/ Paul D. Tilley
       -----------------------
       Paul D. Tilley
       Director

                                                    EXHIBIT 99

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   First Central Corporation
   200 West Race Street
   Searcy, Arkansas  72143
   Telephone No. (501)

                             PROXY

        The undersigned hereby constitutes and appoints --------- and --------------, or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of First Central Corporation (the "Company) which the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on ----------, 1997, and at any and all adjournments thereof.

   1. Proposal to approve the Plan and Agreement of Merger between First Commercial Corporation and First Central
        Corporation dated February 5, 1997.

             ----- FOR        ----- AGAINST        ------ ABSTAIN

   2. In their discretion to transact such other business as may properly come before the meeting and all adjournments thereof.

   THIS  PROXY  WILL  BE VOTED  AS  SPECIFIED.    IF NO  SPECIFIC
   DIRECTIONS  ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1
   SET FORTH HEREIN.

   ----------------------------  ------------------------------
         Signature                       NAME: PLEASE PRINT

   --------------------------    -----------------------------
   Signature (if held jointly)        NAME (if joint tenant):
                                          PLEASE PRINT
   Date: -----------------

   Please  sign  exactly  as  name appears  on  the  certificates representing shares to be voted by this proxy. When signing as executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.